EXHIBIT 10.1

U.S. $1,300,000,000
REVOLVING CREDIT FACILITIES
CANADIAN PACIFIC RAILWAY COMPANY
as Borrower
- and -
CANADIAN PACIFIC RAILWAY LIMITED
as Covenantor
- and -
THE FINANCIAL INSTITUTIONS IDENTIFIED
ON THE SIGNATURE PAGES HERETO
OR WHICH HEREAFTER BECOME LENDERS
as Lenders
- and -
ROYAL BANK OF CANADA
as Administrative Agent
- with -
RBC CAPITAL MARKETS, BMO CAPITAL MARKETS, MORGAN STANLEY MUFG LOAN PARTNERS, LLC and CITIBANK, N.A., CANADIAN BRANCH
as Co-Lead Arrangers
- and -
RBC CAPITAL MARKETS and BMO CAPITAL MARKETS
as Joint Bookrunners
- and -
BANK OF MONTREAL
as Syndication Agent
- and -
MORGAN STANLEY MUFG LOAN PARTNERS, LLC and
 CITIBANK, N.A., CANADIAN BRANCH
as Co-Documentation Agents

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of September 27, 2019
Burnet, Duckworth & Palmer LLP
Blake, Cassels & Graydon LLP

TABLE OF CONTENTS
Page
ARTICLE 1 INTERPRETATION
1.1	Defined Terms	1
1.2	Interpretation not Affected by Headings, etc.	25
1.3	Currency	25
1.4	Terms Generally	25
1.5	GAAP and Changes Thereto	26
1.6	Non-Business Days	27
1.7	Rateable Portion of Accommodations	27
1.8	Incorporation of Schedules	28
1.9	Restatement of Existing Credit Agreement	28

ARTICLE 2 CREDIT FACILITIES
2.1	Availability	28
2.2	Commitment Limits	29
2.3	Use of Proceeds	31
2.4	Mandatory Repayments and Reductions of Commitments	31
2.5	Adjustment for Currency Fluctuations	32
2.6	Optional Reductions of Commitments or Prepayments	32
2.7	Extension of 5 Year Facility	32
2.8	Extension of 2 Year Facility	34
2.9	Fees	36
2.10	Payments under this Agreement	36
2.11	Application of Repayments and Prepayments	37
2.12	Computations of Interest and Fees; Adjustments to Margins	38
2.13	Designation and Redesignation of Designated Subsidiaries	39
2.14	Guarantee by a Designated Subsidiary	40
2.15	Cancellation or Transfer of a Lender's Commitment	40

ARTICLE 3 ADVANCES
3.1	The Advances	42
3.2	Procedure for Borrowing	43
3.3	Conversions and Rollovers Regarding Advances	43
3.4	Market Disruption Respecting Libor Loans	44
3.5	CDOR Rate Discontinuance	46
3.6	Interest on Advances	48

ARTICLE 4 BANKERS' ACCEPTANCES
4.1	Acceptances and Drafts	49
4.2	Form of Drafts	50
4.3	Procedure for Drawing	50
4.4	Presigned Draft Forms	51
4.5	Payment, Conversion or Renewal of BA Instruments	52
4.6	Circumstances Making Bankers' Acceptances Unavailable	52

ARTICLE 5 DOCUMENTARY CREDITS
5.1	Documentary Credits	53
5.2	Issue Notice	53

i

5.3	Form of Documentary Credits	54
5.4	Administrative Agent to Execute Non-Fronted Documentary Credits as Attorney for Lenders	55
5.5	Procedure for Issuance of Documentary Credits	56
5.6	Contingent Liability of Lenders	57
5.7	Payment of Amounts Drawn Under Documentary Credits	57
5.8	Fees	60
5.9	Obligations Absolute	60
5.10	Indemnification; Nature of Documentary Credit Lender's Duties	61
5.11	Repayments	62

ARTICLE 6 CONDITIONS OF LENDING
6.1	Conditions Precedent to Closing	63
6.2	Conditions Precedent to Accommodations	64
6.3	Rollovers, Conversions and Renewals	64
6.4	No Waiver	65
6.5	Takeover Notification	65

ARTICLE 7 REPRESENTATIONS AND WARRANTIES
7.1	Representations and Warranties	66
7.2	Survival of Representations and Warranties	69

ARTICLE 8 COVENANTS OF THE COVENANTOR
8.1	Affirmative Covenants	69
8.2	Negative Covenants	72
8.3	Financial Covenant	74

ARTICLE 9 EVENTS OF DEFAULT
9.1	Events of Default	74
9.2	Remedies Upon Default	76

ARTICLE 10 THE ADMINISTRATIVE AGENT AND THE LENDERS
10.1	Appointment and Authority	76
10.2	Rights as a Lender	76
10.3	Exculpatory Provisions	77
10.4	Reliance by Administrative Agent	78
10.5	Indemnification of Administrative Agent	78
10.6	Delegation of Duties	78
10.7	Replacement of Administrative Agent	78
10.8	Non-Reliance on Administrative Agent and Other Lenders	79
10.9	Collective Action of the Lenders	80
10.10	Sharing of Payments by Lenders	80
10.11	Reliance Upon Administrative Agent	81
10.12	Replacement of BA Reference Lender or Eurodollar Reference Lender	81
10.13	Reference Rate Determinations	81
10.14	The Administrative Agent and Defaulting Lenders	82

ARTICLE 11 GUARANTEE
11.1	Guarantee	83
11.2	Absolute Liability	83
11.3	Remedies	84

11.4	Amount of Guaranteed Obligations	84
11.5	Payment on Demand	84
11.6	Postponement	84
11.7	Suspension of Covenantor Rights	85
11.8	No Prejudice to Lenders or Administrative Agent	85
11.9	Rights of Subrogation	85
11.10	No Set-off	86
11.11	Successors of the Borrowers	86
11.12	Continuing Guarantee	86
11.13	Supplemental Security	86
11.14	Right of Set-off	86
11.15	Interest Act (Canada)	87
11.16	Judgment	87

ARTICLE 12 MISCELLANEOUS
12.1	Amendment and Waiver	88
12.2	Waiver	89
12.3	Evidence of Debt and Accommodation Notices	89
12.4	Notices and Electronic Communications	89
12.5	Confidentiality	91
12.6	Costs, Expenses and Indemnity	92
12.7	Illegality	95
12.8	Taxes	95
12.9	Defaulting Lender	96
12.10	Successors and Assigns	97
12.11	Right of Set-off	99
12.12	Accommodations by Lenders	99
12.13	Judgment Currency	100
12.14	Interest on Accounts	101
12.15	Governing Law	101
12.16	Waiver of Jury Trial	101
12.17	Anti-Money Laundering Legislation	102
12.18	No Fiduciary	102
12.19	Counterparts; Electronic Execution	103
12.20	Further Assurances	103
12.21	Severability	103
12.22	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	104

Schedules
Schedule 1	Commitments
Schedule 2	Form of Borrowing Notice
Schedule 3	Form of Conversion/Continuance Election Notice
Schedule 4	Form of Drawing Notice
Schedule 5	Form of Issue Notice
Schedule 6	Notice Periods and Amounts
Schedule 7	Applicable Standby Fee and Applicable Margins
Schedule 8	Assignment and Assumption Agreement
Schedule 9	Form of Repayment Notice
Schedule 10	Form of Optional Reduction of Commitment Notice

Schedule 11	Form of Non-Fronted Documentary Credit
Schedule 12	Request for Extension

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of September 27, 2019
BETWEEN:
CANADIAN PACIFIC RAILWAY COMPANY ("CPRC"), a corporation formed and existing under the laws of Canada, as Borrower,
- and -
CANADIAN PACIFIC RAILWAY LIMITED (the "Covenantor"), a corporation formed and existing under the laws of Canada, as Covenantor,
- and -
THE FINANCIAL INSTITUTIONS IDENTIFIED AS LENDERS ON THE SIGNATURE PAGES AND THE FINANCIAL INSTITUTIONS WHICH BECOME LENDERS UNDER THIS AGREEMENT, as Lenders,
- and -
ROYAL BANK OF CANADA, as Administrative Agent.

AND WHEREAS CPRC, the Covenantor, the Lenders and the Administrative Agent wish to enter into this Credit Agreement for the purposes and on the terms and conditions provided for herein;
NOW THEREFORE the parties hereto, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby covenant and agree as hereinafter set forth:
ARTICLE 1
INTERPRETATION
1.1	Defined Terms
As used in this Agreement, the following terms have the following meanings:
"2 Year Commitment" has the meaning specified in the definition of Commitment.
"2 Year Extension Date" has the meaning specified in Section 2.8(a).
"2 Year Facility" has the meaning specified in the definition of Credit Facility.
"2 Year Maturity Date" means, for a 2 Year Lender, September 27, 2021 subject to extension as provided for in Section 2.8.
"5 Year Commitment" has the meaning specified in the definition of Commitment.

"5 Year Documentary Credit Commitment" means, at any time under the 5 Year Facility, U.S. $150,000,000 (as reduced pursuant to this Agreement), and for greater certainty, the 5 Year Documentary Credit Commitment forms part of the Commitment under the 5 Year Facility.
"5 Year Extension Date" has the meaning specified in Section 2.7(a).
"5 Year Facility" has the meaning specified in the definition of Credit Facility.
"5 Year Fronting Documentary Credit Commitment" means each 5 Year Fronting Documentary Credit Lender's obligation hereunder to issue Fronted Documentary Credits under the 5 Year Facility for the account of a Borrower in an aggregate principal amount in U.S. Dollars (or the Equivalent Amount in Canadian Dollars or Pounds Sterling) with respect to all 5 Year Lenders equal to the amount set forth:
(a)	opposite such 5 Year Fronting Documentary Credit Lender's name on Schedule 1 hereto;
(b)	in an assignment and assumption agreement substantially in the form of Schedule 8 hereto; or
(c)	in an agreement between the Borrowers and such Lender of which the Administrative Agent has received a copy;
in each case as such amount may from time to time be increased, decreased, cancelled or terminated pursuant to this Agreement.
"5 Year Fronting Documentary Credit Lenders" means, collectively, the financial institutions listed on Schedule 1 hereto which have a 5 Year Fronting Documentary Credit Commitment, any Person who may become a 5 Year Fronting Documentary Credit Lender pursuant to Section 12.10 and any Lender who agrees to become a 5 Year Fronting Documentary Credit Lender by providing the Administrative Agent and the Borrowers with written confirmation of the same and of its 5 Year Fronting Documentary Credit Commitment, and their respective successors and permitted assigns, and, in the singular, any one of them, provided that there shall be no more than nine 5 Year Fronting Documentary Credit Lenders.
"5 Year Maturity Date" means, for a 5 Year Lender, September 27, 2024 subject to extension as provided for in Section 2.7.
"5 Year Swingline Commitment" means, at any time under the 5 Year Facility, each 5 Year Swingline Lender's obligation to issue Swingline Advances in the principal amount up to the amount set forth beside its name on Schedule 1 hereto in its capacity as a 5 Year Swingline Lender.
"5 Year Swingline Facility" has the meaning specified in the definition of Credit Facility.
"5 Year Swingline Lender" means, collectively, each Lender listed in Schedule 1 as having a Swingline Commitment, in its capacity as a 5 Year Swingline Lender hereunder, and its successors and permitted assigns.
"Accommodations" means:
(a)	an Advance made by a Lender on the occasion of any Borrowing;
(b)	the creation and purchase of Bankers' Acceptances or the purchase of completed Drafts by a Lender on the occasion of any Drawing; and
(c)	the issue of a Documentary Credit by a Documentary Credit Lender on the occasion of any Issue;

(each of which is a "Type" of Accommodation).  "5 Year Accommodations" means Accommodations made under the 5 Year Facility and "2 Year Accommodations" means Accommodations made under the 2 Year Facility.
"Accommodation Notice" means a Borrowing Notice, an Interest Rate Election, a Drawing Notice or an Issue Notice, as the case may be, under the applicable Credit Facility.
"Accommodations Outstanding" means, at any time, under a Credit Facility or under the Credit Facilities, as applicable and in aggregate, but subject as provided in the next following sentence:
(a)	in relation to the Borrowers and any Lender, the amount of all Accommodations at such time made by such Lender to the Borrowers; and
(b)	in relation to the Borrowers and the Lenders collectively, the amount of all Accommodations at such time made by the Lenders to the Borrowers.
In determining Accommodations Outstanding, the aggregate amount thereof shall be determined by adding:
(i)	the aggregate principal amount of all outstanding Advances;
(ii)	the aggregate Face Amount of all outstanding BA Instruments (and, in respect of each Lender, a rateable part of such Face Amount);
(iii)	the Face Amount of all outstanding Documentary Credits; and
(iv)
without duplication, an amount equal to the aggregate principal amount of all Swingline Advances and the Face Amount of all Fronted Documentary Credits for which the Lenders are contingently liable pursuant to Sections 3.1(a) and 5.7(c)(i) and subtracting therefrom the amount, if any, being held by the Administrative Agent at such time pursuant to Section 2.11(b) (and, in respect of each Lender, a rateable part of such principal amount and Face Amount, as the case may be).

The foregoing amounts shall be expressed, where applicable, in U.S. Dollars and each relevant Canadian Dollar amount or Pounds Sterling amount shall be converted (for purposes of such determination only) into its Equivalent U.S. $ Amount.
"Administrative Agent" means Royal Bank of Canada as administrative agent for the Lenders under this Agreement, and any successor appointed pursuant to Section 10.7.
"Advances" means advances of funds made by a Lender under Article 3 and "Advance" means any one of such advances.  Advances made by the 5 Year Swingline Lenders are sometimes referred to herein as "Swingline Advances".  Advances may be denominated in Canadian Dollars (a "Canadian Dollar Advance") or in U.S. Dollars (a "U.S. Dollar Advance").  A Canadian Dollar Advance may (in accordance with Article 2 and Article 3) be designated as a "Canadian Prime Rate Advance" and a U.S. Dollar Advance may (in accordance with Article 2 and Article 3) be designated as a "Eurodollar Rate Advance" or a "Base Rate (Canada) Advance".  Canadian Prime Rate Advances and Base Rate (Canada) Advances are sometimes referred to, collectively, as "Floating Rate Advances".  Eurodollar Rate Advances are sometimes referred to as "Fixed Rate Advances".  Each of a Canadian Prime Rate Advance, a Eurodollar Rate Advance and a Base Rate (Canada) Advance is a "Type" of Advance.
"Affected Lender" has the meaning specified in Section 2.15.

"Affiliate" has the meaning specified in the Canada Business Corporations Act on the Effective Date.
"Agency Fee Letter" means that certain fee letter between the Covenantor and the Administrative Agent relating to the Credit Facilities.
"Agreement" or "Credit Agreement" means this amended and restated credit agreement, as the same may be further amended, modified, supplemented or restated from time to time in accordance with the provisions hereof; and the expressions "Article" and "Section" followed by a number mean and refer to the specified Article or Section of this Agreement.
"Anti-Corruption Laws" means all laws, rules, and regulations of Sanctions Authorities that apply to the Borrowers and their Subsidiaries from time to time concerning or relating to bribery of government officials or public corruption.
"Applicable Margin" means, subject to the following sentences, the margins in basis points per annum set forth and defined in Schedule 7 with respect to the applicable Credit Facility and corresponding to CPRC's senior unsecured and unsubordinated Debt for Borrowed Money rating determined to be applicable in accordance with Schedule 7.  In respect of:
(a)
Canadian Prime Rate Advances or Base Rate (Canada) Advances, the Applicable Margin shall be the margin referred to in the column "Canadian Prime Rate Advances/Base Rate (Canada) Advances" in Schedule 7 for the applicable Credit Facility; and

(b)
Eurodollar Rate Advances, Drawings or Documentary Credits, the Applicable Margin shall be the margin referred to in the column "Eurodollar Rate Advance/BA Instruments/Documentary Credits" in Schedule 7 for the applicable Credit Facility;

in each case appropriately corresponding to the applicable senior unsecured and unsubordinated Debt for Borrowed Money rating.  Upon the occurrence and during the continuance of an Event of Default, each of the Applicable Margins shall be the highest rate provided for in the applicable column of Schedule 7.
"Applicable Standby Fee Rate" means, subject to the following sentence, the standby fee rate in basis points per annum set forth and defined in the column headed "Standby Fee" in Schedule 7 with respect to the applicable Credit Facility and corresponding to CPRC's senior unsecured debt rating determined to be applicable in accordance with Schedule 7.  Upon the occurrence and during the continuance of an Event of Default, the Applicable Standby Fee Rate during such period shall be the highest rate provided for in the applicable column of Schedule 7.
"Approved Fund" means any person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and that is administered or managed by a Lender, an Affiliate of a Lender or a person or an Affiliate of a person that administers or manages a Lender.
"Arm's Length" has the meaning ascribed thereto in the Income Tax Act (Canada).
"Assets" means, with respect to any Person, all property, assets and undertaking of such Person of every kind and wheresoever situate, whether now owned or hereafter acquired.
"Assignee" has the meaning specified in Section 12.10(c).
"BA Equivalent Note" has the meaning specified in Section 4.3(c).

"BA Instruments" means, collectively, Bankers' Acceptances, Drafts and BA Equivalent Notes, and, in the singular, any one of them.
"BA Reference Lenders" means up to three Lenders under each Credit Facility which are named on Schedule II or Schedule III to the Bank Act (Canada) as selected by the Administrative Agent from time to time with the consent of the Borrowers and the applicable Lender.
"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
"Bail-In Legislation" means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
"Bankers' Acceptance" has the meaning specified in Section 4.1(a).
"Base Rate (Canada)" means, for any day, the rate of interest per annum equal to the greater of:
(a)	the per annum rate of interest which Royal Bank of Canada quotes or establishes for such day as the reference rate of interest for loans in U.S. Dollars in Canada to its Canadian borrowers;
(b)
the Federal Funds Rate plus 50 basis points per annum, adjusted automatically with each quoted or established change in such rate, all without the necessity of any notice to either of the Borrowers or any other Person; and

(c)	the Eurodollar Rate for an Interest Period of 1 month in effect on such day plus 50 basis points.
"Base Rate (Canada) Advance" has the meaning specified in the definition of "Advance".
"basis point" or "bps" means 1/100th of one per cent.
"Beneficiary" means, in respect of any Documentary Credit, the beneficiary named in the Documentary Credit or Issue Notice.
"Bilateral LC Agreements" means the bilateral letter of credit loan agreements presently in place between CPRC as borrower and the Covenantor as guarantor with each of Royal Bank of Canada, The Bank of Nova Scotia, Bank of Montreal, Canadian Imperial Bank of Commerce, ATB Financial and Fédération des caisses Desjardins du Québec, together with any other bilateral letter of credit loan agreements entered into with other financial institutions after the Effective Date, provided that each such agreement is in substantially the same form and the lender under each such agreement is also a Lender, and includes any amendments, restatements, replacements, or modifications to any of the foregoing.
"Borrowed Money" means indebtedness in respect of moneys borrowed and moneys raised by the issue of notes, bonds, debentures or other evidences of moneys borrowed.
"Borrowers" means CPRC and any other wholly-owned subsidiary of the Covenantor which becomes a Borrower hereunder in accordance with Section 2.1(d) and "Borrower" means any one of them.

"Borrower's Account" means for each Borrower and for each Credit Facility:
(a)	in respect of Canadian Dollars, such Borrower's Canadian Dollar account in respect of the applicable Credit Facility; and
(b)	in respect of U.S. Dollars, such Borrower's U.S. Dollar account in respect of the applicable Credit Facility;
in each case maintained by the Administrative Agent at its Calgary main branch, the particulars of which shall have been notified to the Administrative Agent by the applicable Borrower.
"Borrowing" means a borrowing consisting of one or more Advances.
"Borrowing Notice" has the meaning specified in Section 3.2.
"Business" means, with respect to the Covenantor, the Borrowers and the Designated Subsidiaries, the operation of a railway business and all related and incidental operations thereof, which may include intermodal and logistics management and associated inter-company financing and real estate operations.
"Business Day" means any day of the year, other than a Saturday, Sunday or other day on which banks are required or authorized to close in Toronto, Ontario or Calgary, Alberta and, where used in the context of:
(a)	a Base Rate (Canada) Advance, is also a day on which banks are not required or authorized to close in New York, New York; and
(b)	a Eurodollar Rate Advance, is also a London Business Day and a day on which banks are not required or authorized to close in New York, New York.
"Canadian Dollar Advance" has the meaning specified in the definition of "Advance".
"Canadian Dollars" and "Cdn. $" each means lawful money of Canada.
"Canadian Prime Rate" means, for any day, the rate of interest per annum equal to the greater of:
(a)
the per annum rate of interest quoted or established as the "prime rate" of Royal Bank of Canada which it quotes or establishes for such day as the reference rate of interest in order to determine interest rates for commercial loans in Canadian Dollars in Canada to its Canadian borrowers; and

(b)
the one-month CDOR Rate on such day plus 75 basis points per annum, adjusted automatically with each quoted or established change in such rate, all without the necessity of any notice to either of the Borrowers.

"Canadian Prime Rate Advance" has the meaning specified in the definition of "Advance".
"Capital Adequacy Guidelines" means the capital adequacy requirements from time to time specified by the Office of the Superintendent of Financial Institutions and published by it as one or more guidelines for banks.
"Capitalized Lease Obligation" of any Person means any obligation of such Person to pay rent or other amounts under a lease of property, real or personal, moveable or immoveable, that is required to be capitalized for financial reporting purposes in accordance with GAAP, provided that any such leases which would have been characterized as operating leases in accordance with GAAP as at December 31, 2017 and whether entered into before or after December 31, 2017, will continue to be characterized as operating leases notwithstanding any changes to GAAP and the obligations thereunder shall not be capitalized for purposes hereof.
"Cash Equivalents" means:
(a)
bonds or other evidences of indebtedness, the principal and interest of which is payable or fully guaranteed by the government of Canada or any province or territory thereof, or the United States of America or any state thereof or the District of Columbia, or by any agency or instrumentality of any of the foregoing backed by the full faith and credit of Canada or any such province or territory or of the United States of America or any such state or the District of Columbia, payable in Canadian Dollars or United States Dollars and rated AAA or AA (or the then equivalent grade) and not rated a lower grade by DBRS, in the case of bonds or evidences of indebtedness of Canada or any province or territory thereof or agency or institution of Canada or any such province or territory, and S&P, in the case of bonds or evidences of indebtedness of the United States of America or any state thereof or any agency or instrumentality of the United States of America or any state thereof;

(b)
deposits or certificates of deposit issued or guaranteed by a bank, trust company or savings and loan association organized under the laws of Canada or any province or territory thereof and rated P-1 (or the then equivalent grade) or better by Moody's or issued or guaranteed by a bank or trust company organized under the laws of the United States of America or any state thereof or of the District of Columbia, having capital, surplus and undivided profits in excess of U.S. $500,000,000;

(c)
commercial paper rated A-1 (or the then equivalent grade) or better by S&P, P-1 (or the then equivalent grade) or better by Moody's or rated R-1 low (or the then equivalent grade) or better by DBRS, and not rated a lower grade by any of such firms, and having a maturity not in excess of one year from the date of acquisition thereof;

(d)
repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause (a) above entered into with any bank, trust company or savings and loan association meeting the qualifications specified in clause (b) above; and

(e)
investments in money market funds which invest substantially all their assets in securities of the types described in any of clauses (a) to (d) above, excluding any securities which a Canadian chartered bank is prohibited from holding as security under the Bank Act (Canada).

"CDOR Discontinuation Date" has the meaning specified in Section 3.5(a).
"CDOR Rate" means, on any day, and with respect to any Drawing or Canadian Prime Rate Advance, the per annum rate of interest which is the rate determined as being the arithmetic average of the discount rates (calculated on an annual basis and rounded to the nearest one-hundredth of 1%, with five-thousandths of 1% being rounded up) for Canadian Dollar bankers' acceptances having an aggregate Face Amount equal to and with a term equal or comparable to such Drawing or Canadian Prime Rate Advance, as applicable, that appears on the page identified as the "CDOR Page" (or any display substituted therefor) of Reuters Limited (or any successor thereto or Affiliate thereof) (or such other page as is a replacement page for such bankers' acceptances) at approximately 10:00 a.m. (Toronto time) on such day (as adjusted by the Administrative Agent in good faith after 10:00 a.m. (Toronto time) to reflect any error in any posted rate or in the posted average annual rate).  If the CDOR Rate is not available as at the specified time, then such rate shall mean the arithmetic average of the discount rates (calculated on an annual basis and rounded to the nearest one-hundredth of 1%, with five-thousandths of 1% being rounded up) quoted by the Administrative Agent and two (2) other Lenders selected by the Administrative Agent and agreed to by the relevant Borrower (acting reasonably) and each such Lender at approximately 10:00 a.m. (Toronto time) as the discount rate at which each such Lender would purchase, on the relevant Drawing Date, its own Bankers' Acceptances or Drafts having an aggregate Face Amount equal to and with a term to maturity equal or comparable to the Drawing or Canadian Prime Rate Advance, as applicable; and if the Administrative Agent is unable to obtain quotes for the above-mentioned rate from two (2) other Lenders on the days and at the times described above, the rate shall be such other rate or rates as the Administrative Agent and the relevant Borrower may agree upon; provided that, if the rate determined above shall ever be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
"Commitment" means, at any time, in respect of the 5 Year Facility, U.S. $1,000,000,000 and, in respect of the 2 Year Facility, U.S. $300,000,000 (in each case as increased pursuant to Section 2.2(d) or as otherwise reduced pursuant to this Agreement).  A "Lender's Commitment" in respect of a Credit Facility means, at any time, the relevant amount designated as such and set forth opposite such Lender's name on Schedule 1 hereto with respect to such Credit Facility (as increased, if applicable, pursuant to Section 2.2(d) or as otherwise reduced pursuant to this Agreement) and a "5 Year Commitment" means a 5 Year Lender's Commitment under the 5 Year Facility and a "2 Year Commitment" means a 2 Year Lender's Commitment under the 2 Year Facility.
"Compliance Certificate" means the certificate referred to in Section 8.1(a)(iii).
"Consolidated Assets" means, in respect of the Covenantor, the total assets of the Covenantor and its Subsidiaries as shown on the Covenantor's consolidated financial statements less all amounts included in total assets which constitute Intangible Assets.
"Consolidated Equity" means, at any time, the sum of, without duplication:
(a)	consolidated shareholders' equity appearing on the consolidated balance sheet of the Covenantor at that time;
(b)	minority shareholders' interests in subsidiary companies appearing on that consolidated balance sheet; and
(c)	Convertible Debt;
all as determined on a consolidated basis in accordance with GAAP.
"Convertible Debt" means any convertible subordinated debentures or notes issued by the Covenantor or CPRC which have all of the following characteristics:
(a)
an initial final maturity or due date in respect of repayment of principal extending beyond the latest Maturity Date of any Lender in effect at the time such debentures or notes are created, incurred or assumed;

(b)
no scheduled or mandatory payment or repurchase of principal thereunder (other than acceleration following an event of default in regard thereto or payment which can be satisfied by the delivery of common shares of the Covenantor as contemplated in paragraph (f) of this definition) prior to the latest Maturity Date of any Lender under this Agreement in effect at the time such debentures or notes are created, incurred or assumed;

(c)	upon and during the continuance of a Default, an Event of Default or acceleration of the time for repayment of any amounts outstanding which has not been rescinded, (i) all amounts payable in respect of principal, premium (if any) or interest under such debentures or notes (including, for certainty, any guarantees provided in respect thereof) are subordinate and junior in right of payment to all such outstanding amounts and fees, interest and other amounts payable under the Credit Facilities and (ii) no enforcement steps or enforcement proceedings may be commenced in respect of such debentures or notes;

(d)
upon distribution of the assets of the Covenantor, CPRC or any guarantor of the debentures or notes, as applicable, on any dissolution, winding up, total liquidation or reorganization of the Covenantor, CPRC or any such guarantor, as applicable (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of such person, or otherwise), all outstanding amounts and fees, interest and other amounts payable under the Credit Facilities shall first be paid in full, or provisions made for such payment, before any payment is made on account of principal, premium (if any) or interest payable in regard to such debentures or notes;

(e)
the occurrence of a Default or Event of Default hereunder or the acceleration of the time for repayment of any of the outstanding amounts and fees, interest and other amounts payable under the Credit Facilities or enforcement of the rights and remedies of the Administrative Agent and the Lenders under or any of the Credit Documents shall not in and of themselves:

(i)	cause a default or event of default (with the passage of time or otherwise) under such debentures or notes or the indenture governing the same; or
(ii)	cause or permit the obligations under such debentures or notes to be due and payable prior to the stated maturity thereof; and
(f)
payments of interest or principal due and payable under such debentures or notes can be satisfied, at the option of the Covenantor or CPRC, as applicable, by delivering common shares of the Covenantor in accordance with the indenture or agreement governing such debentures or notes (whether such common shares are received by the holders of such debentures or notes as payment or are sold by a trustee or representative under such indenture or agreement to provide cash for payment to holders of such debentures or notes).

"Covenantor" means Canadian Pacific Railway Limited, and its successors and permitted assigns.
"CPRC" means Canadian Pacific Railway Company, and its successors and permitted assigns.
"Credit Documents" means this Agreement, each Designated Subsidiary Guarantee, the BA Instruments and all other documents to be executed and delivered to the Administrative Agent or the Lenders, or both, by any Borrower, the Covenantor or any Designated Subsidiary in connection with the Credit Facility.
"Credit Facility" means, as applicable, any one of:
(a)	the credit facility (the "5 Year Facility") made available hereunder by the 5 Year Lenders by way of 5 Year Accommodations and represented by each 5 Year Lender's 5 Year Commitment;
(b)	the credit facility (the "2 Year Facility") made available hereunder by the 2 Year Lenders by way of 2 Year Accommodations and represented by each 2 Year Lender's 2 Year Commitment; and

(c)
the credit facility (the "5 Year Swingline Facility") made available hereunder by the 5 Year Swingline Lenders by way of Swingline Accommodations and represented by each 5 Year Swingline Lender's Swingline Commitment;

and "Credit Facilities" means all of them.
"Current 2 Year Maturity Date" has the meaning specified in Section 2.8(a).
"Current 5 Year Maturity Date" has the meaning specified in Section 2.7(a).
"DBRS" means DBRS Limited and its successors.
"Debt" of any Person means and includes all items of indebtedness which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date on which Debt is to be determined but, in any event, including, without duplication:
(a)	obligations secured by any Liens existing on property owned by such Person subject to such Liens whether or not the obligations secured thereby shall have been assumed; and
(b)
the maximum amount outstanding at any time of guarantees and other contingent obligations for the payment of money of such Person in respect of, or any obligation to purchase or otherwise acquire or service, obligations for the payment of money of any other Person.

"Default" means an event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.
"Defaulting Lender" means any Lender:
(a)
that has failed to fund any payment or its portion of any Accommodations required to be made by it hereunder (unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including the particular failure) has not been satisfied) or to purchase any participation required to be purchased by it hereunder and under the other Credit Documents, in each case within two (2) Business Days after the date that such funding was required hereunder;

(b)
that has notified the Borrowers, the Administrative Agent or any Lender (verbally or in writing) that it does not intend to or is unable to comply with any of its funding obligations under this Agreement (unless such notification relates to such Lender's obligation to fund an Accommodation hereunder and indicates such position is based on such Lender's good faith determination that a condition precedent (specifically identified and including particular defaults (if any) to funding an Accommodation has not been satisfied)) or has made a public statement to that effect or to the effect that it does not intend to or is unable to fund advances generally under credit arrangements to which it is a party;

(c)
that has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with the terms of this Agreement relating to its obligations to fund prospective Accommodations (for certainty, unless and until such Lender has provided such written confirmation);

(d)
that has otherwise failed to pay over to the Borrowers, the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute;

(e)	in respect of which a Lender Insolvency Event or a Lender Distress Event has occurred in respect of such Lender or its Lender Parent;
(f)	that is generally in default of its obligations under other existing credit or loan documentation under which it has commitments to extend credit; or
(g)	that becomes the subject of a Bail-In Action.
"Designated Subsidiary" means those Subsidiaries of the Covenantor which are from time to time designated as Designated Subsidiaries in accordance with Section 2.13 unless and until such designation is validly revoked pursuant to Section 2.13 hereof.
"Designated Subsidiary Guarantee" has the meaning specified in Section 2.14.
"Designated Subsidiary Guarantor" means any Designated Subsidiary which has provided a Designated Subsidiary Guarantee.
"Dispose" means, with respect to any Asset of any Person, any direct or indirect sale, lease (where such Person is the lessor of such Asset), assignment, transfer (including transfer of title or possession), exchange, conveyance, release or gift (including, in respect of each of the foregoing, by means of a Sale Leaseback Transaction); and "Disposition" has a correlative meaning thereto.
"Documentary Credits" means Fronted Documentary Credits and Non-Fronted Documentary Credits, and in the singular, any one of them.
"Documentary Credit Lenders" means, collectively and at any particular time but subject to Section 1.7, all 5 Year Lenders, including any 5 Year Lenders who are 5 Year Fronting Documentary Credit Lenders together, in each case, with their respective successors and permitted assigns, and in the singular, means any one of them.
"Draft" means, at any time:
(a)
a bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by a Borrower on a Lender and bearing such distinguishing letters and numbers as the Lender may determine, but which at such time has not been completed as to the payee by the Lender; or

(b)	a depository bill within the meaning of the Depository Bills and Notes Act (Canada).
"Drawing" means:
(a)	the creation and purchase of Bankers' Acceptances by a Lender pursuant to Article 4; or
(b)	the purchase of completed Drafts by a Lender pursuant to Article 4.
"Drawing Date" means any Business Day fixed for a Drawing pursuant to Section 4.3.

"Drawing Fee" means, with respect to each Bankers' Acceptance or Draft drawn by a Borrower and purchased by any Lender on any Drawing Date, an amount equal to the Applicable Margin under the applicable Credit Facility, multiplied by the product of:
(a)
a fraction, the numerator of which is the number of days, inclusive of the first day and exclusive of the last day, in the term to maturity of such Bankers' Acceptance or Draft, and the denominator of which is 365; and

(b)	the aggregate Face Amount of the Bankers' Acceptance or Draft.
"Drawing Notice" has the meaning specified in Section 4.3(a).
"Drawing Price" means, in respect of Bankers' Acceptances or Drafts to be purchased by one or more Lenders on any Drawing Date, the difference between:
(a)
the result (rounded to the nearest whole cent, with one-half of one cent being rounded up) obtained by dividing the aggregate Face Amount of the Bankers' Acceptances or Drafts by the sum of one plus the product of (x) the Reference Discount Rate multiplied by (y) a fraction, the numerator of which is the number of days, inclusive of the first day and exclusive of the last day, in the term to maturity of the Bankers' Acceptances or Drafts and the denominator of which is 365; and

(b)	the applicable aggregate Drawing Fee.
"EBITDA" means for any period, on a consolidated basis and without duplication, the sum of the Covenantor's:
(a)	consolidated net income before (to the extent included in determining consolidated net income of the Covenantor):
(i)
unrealized gains or losses from financial derivatives, non-cash pension income or expense, foreign-exchange translation gains or losses on U.S. Dollar denominated debt, and all other non-cash expenses including non-cash compensation expense, depreciation, amortization and accretion expense;

(ii)	extraordinary items and gains or losses from dispositions of assets;
(iii)
accrued expenses for third-party and environmental liabilities up to the aggregate amount of valid insurance coverage held by the Covenantor, plus any equity raised by the Covenantor to fund such expenses; and

(iv)	the amount of any insurance proceeds applied to the expenses listed in (iii) above and recorded as income in accordance with GAAP, and
(b)
to the extent deducted in determining net income of the Covenantor (i) all interest expense (including all capitalized interest, commissions, discounts and other fees and charges) plus the portion of rent expense of the Covenantor under Capitalized Lease Obligations that is treated as interest in accordance with GAAP, and (ii) the amount of taxes, based on or measured by income in accordance with GAAP.

EBITDA will be adjusted to include or exclude EBITDA, as applicable, associated with any acquisition or disposition (which increases or decreases EBITDA, as the case may be, by more than Cdn. $50,000,000 or the Equivalent Amount in U.S. Dollars) made within the applicable period, as if that acquisition or disposition had been made at the beginning of such period (in a manner satisfactory to the Lenders, acting reasonably).
"EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a Lender Parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its Lender Parent.
"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein and Norway and following the withdrawal of the United Kingdom from the European Union, shall be deemed to include the United Kingdom.
"EEA Resolution Authority" means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
"Effective Date" means the date of this Credit Agreement.
"Environmental Laws" means all applicable laws, rules, regulations, by-laws, orders, judgments, decisions and awards relating to public health or the protection of the environment.
"Equivalent Amount" means, at any relevant time, on any day and with respect to any amount of any currency other than U.S. Dollars, the amount of U.S. Dollars which would be required to buy such amount of any other currency determined by using the quoted spot rate that the Administrative Agent (or, if the Administrative Agent does not provide such spot rate quotation, a quoted rate from another financial institution selected by the Administrative Agent) offers to provide U.S. Dollars in exchange for such other currency at such time.
"Equivalent U.S. $ Amount" means, at any relevant time, on any day and with respect to any amount of Canadian Dollars or Pounds Sterling, the amount of U.S. Dollars which would be required to buy such amount of Canadian Dollars or Pounds Sterling at the rate as quoted by the Bank of Canada at approximately the close of business on the Business Day that such purchase is to be made (or, if such purchase is to be made before close of business on such Business Day, then at approximately close of business on the immediately preceding Business Day), and, in either case, if no such rate is quoted, the spot rate of exchange quoted for wholesale transactions by the Administrative Agent on the Business Day such purchase is to be made in accordance with its normal practice.
"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
"Eurodollar Discontinuation Date" has the meaning specified in Section 3.4(b)(i).
"Eurodollar Rate" means, for each day in an Interest Period, the rate of interest per annum for deposits in U.S. Dollars determined by reference to the rate set by the ICE Benchmark Administration (as set forth by any service selected by the Administrative Agent that has been nominated by ICE Benchmark Administration as an authorized information vendor for the purpose of displaying such rate which, as of the date hereof, is "LIBO 01 Page" of Reuters Limited) at approximately 11:00 a.m. (London time) two (2) London Business Days before the first day of such Interest Period; or if such rate is not available, then the rate of interest per annum (which may not be less than zero) equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) of the rates per annum which leading banks in the London interbank market quote and offer to each Eurodollar Reference Lender for placing U.S. Dollar deposits with such Eurodollar Reference Lender, at approximately 11:00 a.m. (London time), two (2) London Business Days before the first day of such Interest Period, for a period comparable to such Interest Period and in an amount approximately equal to the amount of such Advance; provided that, if the rate determined above shall ever be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
"Eurodollar Rate Advance" has the meaning specified in the definition of "Advance".
"Eurodollar Reference Lenders" means up to three Lenders under each Credit Facility as selected by the Administrative Agent from time to time with the consent of the Borrowers and the applicable Lenders.
"Event of Default" has the meaning specified in Section 9.1.
"Excess" has the meaning specified in Section 2.5.
"Exchange Rate Determination Date" means:
(a)	if there are any Canadian Prime Rate Advances or Documentary Credits outstanding, the last Business Day of each calendar month; and
(b)	if there are any Eurodollar Rate Advances outstanding, the Business Day immediately preceding the third last day of each Interest Period in respect of each outstanding Eurodollar Rate Advance.
"Excluded Taxes" has the meaning specified in Section 12.8(a).
"Existing Credit Agreement" means the credit agreement dated as of September 26, 2014 initially between CPRC, CPR Securities Ltd., the Covenantor, a syndicate of financial institutions, as lenders and Royal Bank of Canada, as administrative agent, as amended prior to the date hereof.
"Extending 2 Year Lender" has the meaning specified in Section 2.8(b).
"Extending 5 Year Lender" has the meaning specified in Section 2.7(b).
"Face Amount" means:
(a)	in respect of a BA Instrument, the amount payable to the holder on its maturity; and
(b)	in respect of a Documentary Credit, the maximum amount which the Documentary Credit Lender is contingently liable to pay the Beneficiary.
"FATCA" means Sections 1471 through 1474 of the Internal Revenue Code of 1986 (United States) (the "Code"), as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future registrations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of the foregoing and any fiscal, regulatory, legislation, rules or practices adopted pursuant to any such intergovernmental agreement entered into in connection with Sections 1471 through 1474 of the Code.
"Federal Funds Rate" means, on any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day's federal funds transactions by depositary institutions, as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time, and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate or, if such day is not a Business Day, such rate for the immediately preceding Business Day for which the same is published or, if such rate is not published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that, if the rate determined above shall ever be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
"Fees" means the fees payable by the Borrowers or any of them pursuant to this Agreement.
"Financial Covenant" means the covenant in Section 8.3.
"Financial Quarter" means a period of three (3) consecutive months in each Financial Year of the Covenantor ending on March 31, June 30, September 30, and December 31, as the case may be, of such year.
"Financial Year" means in relation to the Covenantor, its financial year commencing on January 1 of each calendar year and ending on December 31 of the same calendar year.
"Fixed Rate Advances" has the meaning specified in the definition of "Advance".
"Floating Rate Advances" has the meaning specified in the definition of "Advance".
"Fronted Documentary Credit" means a letter of credit or bank letter of guarantee issued by a 5 Year Fronting Documentary Credit Lender under the 5 Year Facility for the account of a Borrower pursuant to Article 5 and in such form as the Lenders may from time to time approve, acting reasonably.
"Funded Debt" means, at any time, for the Covenantor, determined on a consolidated basis in accordance with GAAP, and subject to the next following sentence, the sum of, without duplication:
(a)	long term Debt for Borrowed Money, including any current portion thereof and consolidated debenture stock;
(b)	bank Debt for Borrowed Money;
(c)	commercial paper for Borrowed Money;
(d)	the value of leases which have been, in accordance with GAAP, recorded as Capitalized Lease Obligations; and
(e)
the maximum amount which may be outstanding at any time of guarantees of Debt of the type referred to in items (a) to (d) of this definition of Funded Debt of any Person which is not otherwise reflected in the Covenantor's consolidated accounts.

There shall be excluded from the calculation of Funded Debt at any relevant time, any amount otherwise included in this definition of Funded Debt that is (x) an obligation in respect of preferred shares, (y) any obligation where the Covenantor or its applicable Subsidiary has the right, exercisable at its option and subject only to Permitted Conditions, to convert such obligation into capital stock of or to satisfy any retraction or redemption obligations in respect thereof by the issuance of capital stock of the Covenantor or a Subsidiary thereof and (z) Convertible Debt.

"GAAP" means, at any time, accounting principles generally accepted in the United States at the relevant time applied on a consistent basis (except for changes accepted by the Covenantor's independent auditors), including, for certainty, IFRS to the extent adopted in the United States, provided that, if reference to "GAAP" is in respect of any financial statements which are prepared in accordance with generally accepted accounting principles of Canada, "GAAP" shall mean generally accepted accounting principles in Canada, including, for certainty, IFRS to the extent and in the manner in which the same is adopted in Canada.
"Government Acts" has the meaning specified in Section 5.10.
"Governmental Entity" means:
(a)
any multinational, federal, provincial, state, municipal, local or other government, governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign;

(b)	any subdivision or authority of any of the foregoing; or
(c)	any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.
"Guarantee" means the guarantee of the Covenantor contained in Article 11 of this Agreement.
"Guaranteed Obligations" has the meaning specified in Section 11.1.
"IFRS" means International Financial Reporting Standards including International Accounting Standards and Interpretations together with their accompanying documents which are set by the International Accounting Standards Board, the independent standard-setting body of the International Accounting Standards Committee Foundation (the "IASC Foundation"), and the International Financial Reporting Interpretations Committee, the interpretative body of the IASC Foundation, but only to the extent and in the manner in which the same are adopted as GAAP in the United States or Canada, as applicable.
"Impermissible Qualification" means, relative to the opinion or report of any independent auditors as to any financial statement of any Person, any qualification or exception to such opinion or report which:
(a)	is of a "going concern" or similar nature;
(b)
relates to any limited scope of examination of material matters relevant to such financial statement, if such limitation results from the refusal or failure of the Person to grant access to necessary information therefor; or

(c)
relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which could reasonably be expected to have a Material Adverse Effect.

"Indemnified Person" has the meaning specified in Section 12.6(a).
"Information" has the meaning specified in Section 12.5(b).
"Intangible Assets" means an amount equal to the aggregate of the following amounts in respect of a Person on a consolidated basis:
(a)	the net book amount of all assets which would be treated as intangibles under GAAP; and

(b)	prepaid pension costs.
"Intercorporate Indebtedness" has the meaning specified in Section 11.6.
"Interest Period" means, for each Eurodollar Rate Advance, a period commencing:
(a)	in the case of the initial Interest Period for such Advance, on the date of such Advance; and
(b)	in the case of any subsequent Interest Period for such Advance, on the last day of the immediately preceding Interest Period applicable thereto;
and ending, in either case, on the last day of such period as shall be selected by the applicable Borrower pursuant to the provisions below.
Except as provided in the next following sentences, the duration of each such Interest Period shall be 1, 2, 3, or 6 months as selected by such Borrower pursuant to Section 3.2 (or such shorter or longer period as agreed to by such Borrower and the Lenders, acting reasonably).  No Interest Period may be selected which:
(i)	would, in the reasonable opinion of the Administrative Agent, conflict with the repayment provisions set out in Article 2; or
(ii)	would result in there being outstanding Eurodollar Rate Advances having more than five (5) maturity dates in the same month.
Whenever the last day of an Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day.
"Interest Rate Election" has the meaning specified in Section 3.3(b).
"Issue" means an issue of a Documentary Credit pursuant to Article 5.
"Issue Date" has the meaning specified in Section 5.2(a).
"Issue Notice" has the meaning specified in Section 5.2(a).
"Judicial Order" has the meaning specified in Section 5.11(a).
"Laws" means, all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, voluntary restraints, guidelines, or any provisions of the foregoing, including general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which such word is used; and "Law" means any one of the foregoing.
"Lender's Commitment" has the meaning specified in the definition of "Commitment".
"Lender BA Suspension Notice" has the meaning specified in Section 4.6(b).
"Lender Distress Event" means, in respect of a given Lender, such Lender or its Lender Parent: (a) is subject to a liquidation, merger, sale or other change of control, in each case, forced or supported in whole or in part by guarantees or other support (including the nationalization or assumption of ownership or operating control by the Government of the United States, Canada or any other governmental authority); or (b) is otherwise adjudicated as, or determined to be, insolvent or bankrupt, in each case, by any governmental authority having regulatory authority over such Lender or Lender Parent or their respective assets; provided that, for certainty, a Lender Distress Event shall not have occurred solely by virtue of the ownership or acquisition of any equity interest in such Lender or its Lender Parent by any governmental authority or the disposition thereof.
"Lender Eurodollar Suspension Notice" has the meaning specified in Section 3.4(a)(iii).
"Lender Insolvency Event" means, in respect of a Lender, such Lender or its Lender Parent:
(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);
(b)	becomes insolvent, is deemed insolvent by applicable Law or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;
(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;
(d)	(i)	institutes, or has instituted against it by a regulator, supervisor or any similar governmental authority with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, (A) a proceeding pursuant to which such governmental authority takes control of such Lender's or Lender Parent's assets, (B) a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy, insolvency or winding-up law or other similar law affecting creditors' rights, or (C) a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar governmental authority; or
(ii)
has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy, insolvency or winding-up law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (i) above and either

(A)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or
(B)	is not dismissed, discharged, stayed or restrained in each case within 15 days of the institution or presentation thereof;
(e)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);
(f)
seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or a substantial portion of all of its assets;

(g)
has a secured party take possession of all or a substantial portion of all of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case, within fifteen (15) days thereafter;

(h)
causes or is subject to any event with respect to it which, under the applicable law of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (g) above, inclusive; or

(i)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing.
"Lender Parent" means any Person that directly or indirectly controls a Lender and, for the purposes of this definition, "control" shall have the same meaning as set forth in the definition of "Affiliate" contained herein.
"Lenders" means, collectively, the financial institutions listed on the signature pages hereof as Lenders, and any Person which may become a Lender pursuant to Section 12.10, and their respective successors and permitted assigns, and, in the singular, any one of them and "5 Year Lender" means a Lender with a 5 Year Commitment and a "2 Year Lender" means a Lender with a 2 Year Commitment.
"Lien" means any mortgage, charge, pledge, hypothec, security interest, lien or other encumbrance of any kind but excludes Operating Leases, any contractual right of set-off created in the ordinary course of business and, subject to Section 9.1(g), any writ of execution, or other similar instrument, arising from a judgment relating to the non-payment of indebtedness.
"London Business Day" means a day on which dealings are carried on in the London interbank market in respect of transactions in U.S. Dollars.
"Majority Lenders" means, at any time before the Commitments have terminated, Lenders whose Lender's Commitments under each Credit Facility are at least 50.1% of the aggregate amount of the Lender's Commitments under such Credit Facility, in effect at such time or, after the Commitments have terminated, Lenders holding at least 50.1% of the Equivalent U.S. $ Amount of the aggregate Accommodations Outstanding under the Credit Facilities taken together.
"Mandatory 5 Year Borrowing" has the meaning specified in Section 3.1(c).
"Material Adverse Effect" means a material adverse effect on the ability of the Borrowers, the Covenantor and the Designated Subsidiary Guarantors taken as a whole to perform their payment obligations under any of the Credit Documents to which they are a party.
"Maturity Date" means, as applicable:
(a)	the 5 Year Maturity Date; and
(b)	the 2 Year Maturity Date.
"Moody's" means Moody's Investor Service, Inc., and its successors.
"New Borrower" has the meaning specified in Section 2.1(d).
"New 2 Year Maturity Date" has the meaning specified in Section 2.8(a).
"New 5 Year Maturity Date" has the meaning specified in Section 2.7(a).
"Non-Extending 2 Year Lender" has the meaning specified in Section 2.8(b).

"Non-Extending 5 Year Lender" has the meaning specified in Section 2.7(b).
"Non-Fronted Documentary Credit" means a letter of credit or bank letter of guarantee issued by the Administrative Agent under the 5 Year Facility on behalf of each 5 Year Lender for the account of a Borrower pursuant to Article 5.
"Non-Recourse Debt" means, at any particular time and in respect of any Person, Debt incurred by the Person to finance all or part of the costs of acquisition, development, construction, exploitation, improvement or operation of any property or assets of the Person where at such particular time the recourse of the lender thereof or any agent, trustee, receiver or other Person acting on behalf of the lender in respect of such Debt or any judgment in respect thereof is limited in all circumstances to:
(a)	the property or assets acquired, developed, constructed, exploited, improved or operated and in respect of which such Debt has been incurred;
(b)
any and all facilities relating to such other property or assets and forming an integral and direct part of the same project, venture or other arrangement of which such property or assets forms an integral and direct part, whether or not such facilities are in whole or in part located (or from time to time located) at or on any such property; and

(c)	the receivables, inventory, equipment, chattel payables, contracts, intangibles and other assets, rights or collateral directly connected with such property or assets and the proceeds thereof;
other than recourse (which shall be on an unsecured basis) against the other property or assets of the Person for a breach of representations and warranties or non-financial covenants made by such person in connection with such Debt to the extent such representations and warranties or non-financial covenants are customarily given in similar type financings.
"OFAC" means the Office of Foreign Assets Control of the United States Treasury Department.
"Operating Leases" means leases for which the obligations thereunder are not classified as Capitalized Lease Obligations under GAAP (subject to the proviso in the definition of Capitalized Lease Obligations).
"Original Currency" has the meaning specified in Section 11.16(a) and Section 12.13(a), as applicable.
"Other Currency" has the meaning specified in Section 11.16(a) and Section 12.13(a), as applicable.
"Participant" has the meaning specified in Section 12.10(c).
"Permitted Conditions" means, with respect to any Person's right to convert any obligations into capital stock or to satisfy any retraction, repayment, repurchase or redemption obligations in respect thereof by the issuance of capital stock:
(a)
any requirement for the expiry of any period of time before the right may be exercised (unless the Person may be required to repay, convert or satisfy such obligations prior to the expiry of such period of time); and

(b)
with respect only to shares of any class which are traded on a recognized stock exchange issuable upon the exercise of such right, any requirement that such shares be listed, posted and freely tradeable on a recognized stock exchange, provided that (x) at the time such obligations are created or incurred and for such time as they remain outstanding, all issued and outstanding shares of such class are listed, posted and freely tradeable on a recognized stock exchange, and (y) such additional shares are (or upon issuance could reasonably be expected to be) so listed, posted and freely tradeable.

"Permitted Dispositions" means:
(a)	Dispositions of Assets to the Covenantor, a Borrower or any Designated Subsidiary;
(b)	Dispositions of Assets which are obsolete, redundant or of no material economic value;
(c)	Dispositions of inventory in the ordinary course of business; and
(d)	provided no Default or Event of Default has occurred and is continuing, Dispositions of Assets which would not reasonably be expected to have a Material Adverse Effect.
"Permitted Liens" means, in respect of any Person, any one or more of the following:
(a)
any Lien given in the ordinary course of business in respect of Debt which is payable on demand or which matures by its terms on a date not more than twelve months after the date of the original creation thereof; or

(b)
any Lien on any property, real or personal, acquired (including by way of lease), constructed or improved by the Person to secure the unpaid portion of the purchase price (or the lease payments, as the case may be), of such property or to secure Debt incurred solely for the purpose of financing the acquisition (including by way of lease), construction or improvement of such property; or

(c)	Liens existing on property, real or personal, acquired by the Person after December 14, 2007, whether or not assumed by the Person; or
(d)	Liens on rolling stock or other railway equipment of the Person given by it relative to or in connection with:
(i)	the issue and sale of certificates, evidences of indebtedness or similar instruments issued by an equipment trust or similar special purpose vehicle;
(ii)	Sale Leaseback Transactions; or
(iii)
other asset-specific financings of such equipment where the principal amount of the financing provided to the Person does not exceed the fair market value of the equipment being financed at the time of the transaction together with the costs associated with such financing; or

(e)
Liens existing on any of the assets or properties of the Person on December 14, 2007, including any of the outstanding perpetual 4 per cent consolidated debenture stock of CPRC, whether issued, pledged or vested in trust created thereby or outstanding thereon; or

(f)
Liens existing on any of the assets or properties of another Person at the time when such Person enters into an amalgamation, merger, consolidation, arrangement or corporate reorganization with such other Person; or

(g)
Liens on cash or marketable securities of the Person granted in favour of any exchange recognized for the purposes of the Securities Act (Alberta) pursuant to the normal requirements of such exchange; or

(h)
Liens on property in favour of any country or any province or any state or any municipality or any utility or any court, or any department, agency or instrumentality thereof, to secure partial, progress, advance or other payments or the performance of any covenant or obligation to or in favour of such authority by such Person or any subsidiary thereof pursuant to the provisions of any contract, statute, regulation or order or in connection with surety or appeal bond or costs of litigation; or

(i)
easements, rights of way, servitudes, licences or other similar rights in land including rights of way and servitudes for railways, sewers, drains, pipelines, gas and water mains, electric light, power, telephone, telegraph or cable television conduits, poles, wires and cable, other utilities and other similar purposes or planning, building, zoning, use and other restrictions; or

(j)
reservations, limitations, provisos and conditions, if any, expressed in or affecting any grant of real or immovable property or any interest therein or the right reserved to or vested in any governmental or other public authority by the terms of any lease, licence, franchise, grant or permit or by any statutory provision to terminate the same or to require annual or other periodic payments or minimum work expenditures or commitments or minimum production amounts as a condition of the continuance of a lease or similar instrument; or

(k)	defects or irregularities of title which are of a minor nature and will not in the aggregate impair in any material way the value or utility of the property subject thereto; or
(l)
Liens incidental to construction or current operations including Liens created by workers' compensation, unemployment insurance and other social security legislation, or any mechanics', materialmens', construction, warehousemans', carriers', possessory or other similar Liens; or

(m)	Liens arising by the terms of any statutory provision to secure the payment of taxes, levies or assessments in respect of such property; or
(n)	Liens of any judgment rendered or claim filed against the owner of any property; or
(o)
any Lien given, assumed or arising by operation of law to secure indebtedness incurred by the obligor to pay the whole or any part of the consideration for the acquisition of property or the improvement thereof where such indebtedness is incurred prior to, or at the time of, or within 360 days after, the acquisition of the property by the obligor, but only if the principal amount of such Lien:

(i)	is not in excess of the cost to the obligor of such property; and
(ii)
is secured only by such property and the proceeds thereof; and any Liens, not related to the borrowing of money, incurred or arising by operation of law or in the ordinary course of business or incidental to the ownership of property; or

(p)
undetermined or inchoate liens, privileges, preferences and charges incidental to current operations which have not at such time been filed pursuant to law against such Person's property or assets or which relate to obligations not due or delinquent; or

(q)	any Lien or any right of distress reserved in or exercisable under any lease for rent and for compliance with the terms of such lease; or
(r)	any order or direction against or affecting any property made by any government, governmental body or court under the provisions of any Law; or
(s)	Liens in respect of Non-Recourse Debt; or
(t)	any Lien with the prior written consent of the Majority Lenders; or
(u)	any Lien arising pursuant to or in connection with a Bilateral LC Agreement; or
(v)
an extension, renewal or replacement of any Lien permitted under paragraphs (a) to (u) and paragraph (w) hereof, provided that any such extension, renewal or replacement Lien will not secure repayment of an amount in excess of any principal amount of indebtedness outstanding with respect thereto immediately prior to such extension, renewal or replacement and that such extension, renewal or replacement is limited to all or a part of the property which was subject to the Lien so extended, renewed or replaced; or

(w)
Liens to the extent not already permitted by paragraphs (a) to (v) above, provided that Liens shall not be permitted under this paragraph (w) if the effect thereof would be to cause the total amount of Debt for Borrowed Money of the Covenantor, the Borrowers and the Designated Subsidiaries secured by Liens permitted under this paragraph (w) to exceed 15% of Consolidated Equity.

"Person" means a natural person, partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns that have a similarly extended meaning.
"Pounds Sterling" means lawful money of the United Kingdom.
"Reference Discount Rate" means, for any Drawing Date, in respect of any Bankers' Acceptances or Drafts to be purchased pursuant to Article 4 by:
(a)	a Lender which is a Bank Act (Canada) Schedule I bank, the applicable CDOR Rate; or
(b)
by any other Lender, the lesser of (y) the arithmetic average of the discount rates (calculated on an annual basis and rounded to the nearest one-hundredth of 1%, with five-thousandths of 1% being rounded up) quoted by each BA Reference Lender at approximately 10:00 a.m. (Toronto time) as the discount rate at which the BA Reference Lender would purchase, on the relevant Drawing Date, its own Bankers' Acceptances or Drafts having an aggregate Face Amount equal to and with a term to maturity equal or comparable to the Bankers' Acceptances or Drafts to be acquired pursuant to item (a), and (z) the sum of (A) the applicable CDOR Rate plus (B) 0.10%.

"Related Parties" means, with respect to any Person, such Person's Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.
"Relevant Debt" has the meaning specified in Section 9.1(f).
"Request for Extension" means a request substantially in the form of Schedule 12 requesting an extension of the 5 Year Maturity Date pursuant to Section 2.7 or the 2 Year Maturity Date pursuant to Section 2.8.

"Requested 2 Year Lender" has the meaning specified in Section 2.8(a).
"Requested 5 Year Lender" has the meaning specified in Section 2.7(a).
"Required Rating" has the meaning specified in Section 2.15(f).
"S&P" means S&P Global Ratings, a division of S&P Global Inc., and its successors.
"Sale Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement entered into after December 14, 2007 pursuant to which such Person transfers or causes the transfer of any Assets to another Person and leases such Assets back from such Person as a Capitalized Lease Obligation or pursuant to an Operating Lease.
"Sanctioned Country" means, at any time, a country or territory which is the subject or target of any Sanctions.
"Sanctioned Person" means, at any time, any Person listed in any Sanctions-specific list of designated Persons maintained by any Sanctions Authority, in all cases, to the extent not inconsistent with applicable Law in Canada.
"Sanctions" means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by a Sanctions Authority that are applicable to the Borrowers or their Subsidiaries; provided that, with respect to economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United Nations Security Council, to the extent such sanctions or trade embargoes are not inconsistent with applicable Law in Canada.
"Sanctions Authority" means any of: (a) the federal government of Canada; (b) the federal government of the United States of America; (c) the United Nations Security Council (to the extent not inconsistent with applicable Law in Canada); or (d) the respective governmental institutions, departments and agencies of any of the foregoing, including OFAC and the United States Department of State; and "Sanctions Authorities" means all of the foregoing Sanctions Authorities, collectively.
"Subsidiary" or "subsidiary" has the meaning specified in the Canada Business Corporations Act on the Effective Date.
"Subsidiary Debt" means any Funded Debt which is owed by a Designated Subsidiary (other than a Designated Subsidiary Guarantor) to any Person other than the Covenantor, a Borrower or another Designated Subsidiary and other than Funded Debt which is secured by a Permitted Lien.
"Swingline Advances" means Advances made to a Borrower by the applicable 5 Year Swingline Lenders pursuant to Article 3.
"Swingline Commitment" means the aggregate 5 Year Swingline Commitments, which as of the Effective Date is U.S. $200,000,000 and, for greater certainty, the Swingline Commitment forms part of the Commitment under the 5 Year Facility.
"Takeover" has the meaning specified in Section 6.5(a).
"Tax Benefit" has the meaning specified in Section 12.8(b).
"Taxes" has the meaning specified in Section 12.8(a).

"Type" has the meaning specified in the definitions of "Accommodation" and "Advance" in relation to Accommodations and Advances, respectively.
"U.S. Dollar Advances" has the meaning specified in the definition of "Advance".
"U.S. Dollars" and "U.S. $" means lawful money of the United States of America.
"Write-Down and Conversion Powers" means with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
1.2	Interpretation not Affected by Headings, etc.
The provisions of a Table of Contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement.
1.3	Currency
All references in the Credit Documents to dollars, unless otherwise specifically indicated, are expressed in Canadian Dollars.
1.4	Terms Generally
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".  In any Credit Document the phrase "the aggregate of", "the total of", "the sum of", or a phrase of similar meaning means "the aggregate (or total or sum), without duplication, of".  In the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".  The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise:
(a)
any definition of or reference to any agreement, instrument or other document herein (including this Agreement) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set forth herein);

(b)	any reference herein to any Person shall be construed to include such Person's successors and permitted assigns;
(c)	the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;
(d)	unless otherwise expressly stated, all references to Articles, Sections and Schedules shall be construed to refer to Articles and Sections of, and Schedules to this Agreement;
(e)	any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time; and

(f)
the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.5	GAAP and Changes Thereto
(a)
All financial statements required to be furnished by the Covenantor or a Borrower to the Administrative Agent hereunder shall be prepared in accordance with GAAP.  Each accounting term used in this Agreement, unless otherwise defined herein, has the meaning assigned to it under applicable GAAP and, except as otherwise provided herein, reference to any financial statement item means such item as computed from the applicable financial statement prepared in accordance with applicable GAAP.

(b)
If the Covenantor, the Administrative Agent or the Majority Lenders determine at any time that any amount required to be determined hereunder would be materially different if such amount were determined in accordance with:

(i)	GAAP applied by the Covenantor or a Borrower in respect of its financial statements on the date hereof ("Old GAAP"), rather than
(ii)
GAAP subsequently in effect in the United States or Canada, as applicable, and applied by the Covenantor or a Borrower in respect of its financial statements and utilized for purposes of determining such amount, then written notice of such determination shall be delivered by the Borrowers to the Administrative Agent, in the case of a determination by the Covenantor, or by the Administrative Agent to the Borrowers, in the case of a determination by the Administrative Agent or the Majority Lenders.
(c)
If the Covenantor or a Borrower adopts a change in an accounting policy in the preparation of its financial statements in order to conform to accounting recommendations, guidelines, or similar pronouncements, or legislative requirements, and such change would require disclosure thereof under Old GAAP, or could reasonably be expected to adversely affect (i) the rights of, or the protections afforded to, the Administrative Agent or the Lenders hereunder or (ii) the position of the Covenantor or the applicable Borrower or of the Administrative Agent or the Lenders hereunder, the Borrowers shall so notify the Administrative Agent, describing the nature of the change and its effect on the current and immediately prior year's financial statements in accordance with Old GAAP and in detail sufficient for the Administrative Agent and the Lenders to make the determination required of them in the following sentence.  If any of the Covenantor, the Administrative Agent or the Majority Lenders determine at any time that such change in accounting policy results in an adverse change either (A) in the rights of, or protections afforded to, the Administrative Agent or the Lenders intended to be derived, or provided for, hereunder or (B) in the position of the Covenantor or the applicable Borrower or of the Administrative Agent and the Lenders hereunder, written notice of such determination shall be delivered by the Borrowers to the Administrative Agent, in the case of a determination by the Borrowers, or by the Administrative Agent to the Borrowers, in the case of a determination by the Administrative Agent or the Majority Lenders.

(d)
Upon the delivery of a written notice pursuant to either Section 1.5(b) or 1.5(c), the Covenantor and the Administrative Agent on behalf of the Lenders shall meet to consider the impact of such change in Old GAAP or such change in accounting policy (in each case, an "Accounting Change"), as the case may be, on the rights of, or protections afforded to, the Administrative Agent and the

Lenders or on the position of the Covenantor or the applicable Borrower or of the Administrative Agent and the Lenders and shall in good faith negotiate to execute and deliver an amendment or amendments to this Agreement in order to preserve and protect the intended rights of, or protections afforded to, the Administrative Agent and the Lenders on the date hereof or the position of the Covenantor or the applicable Borrower or the Administrative Agent and the Lenders (as the case may be); provided that, until this Agreement has been amended in accordance with the foregoing, then for all purposes hereof, the Accounting Change shall be disregarded hereunder and any amount required to be determined hereunder shall, nevertheless, continue to be determined under Old GAAP and the Covenantor or the applicable Borrower's prior accounting policy, as applicable.  For the purposes of this Section 1.5, the Covenantor and the Borrowers, the Lenders and the Administrative Agent acknowledge that the amendment or amendments to this Agreement are to provide substantially the same rights and protection to the Covenantor, the Borrowers, the Administrative Agent and the Lenders as is intended by this Agreement on the date hereof.  If the Covenantor and the Administrative Agent on behalf of the Majority Lenders do not mutually agree on such amendment or amendments to this Agreement within sixty (60) days (or such longer period as may be acceptable to the Administrative Agent, acting reasonably) following the date of delivery of such written notice, the Covenantor or the applicable Borrower shall continue to either provide financial statements in accordance with Old GAAP or such financial information as the Administrative Agent on behalf of the Majority Lenders may reasonably require in order for any amount required to be determined hereunder to be determined in accordance with Old GAAP and the Covenantor or the applicable Borrower's prior accounting policy and, for all purposes hereof, the applicable changes from Old GAAP or in accounting policy (as the case may be) shall be disregarded hereunder and any amount required to be determined hereunder shall, nevertheless, continue to be determined under Old GAAP and the Covenantor or the applicable Borrower's prior accounting policy, as applicable.

(e)
If a Compliance Certificate is delivered in respect of a Financial Quarter or Financial Year in which an Accounting Change is implemented without giving effect to any revised method of calculating the Financial Covenant, and subsequently, as provided above, the method of calculating the Financial Covenant is revised in response to such Accounting Change, or the amounts to be determined pursuant to the Financial Covenant are to be determined without giving effect to such Accounting Change, the Covenantor shall deliver a revised Compliance Certificate.  Any Event of Default arising as a result of the Accounting Change and which is cured by this Section 1.5(e) shall be deemed to be of no effect ab initio.

1.6	Non-Business Days
Subject as otherwise provided in this Agreement, whenever any payment is stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.
1.7	Rateable Portion of Accommodations
Subject as otherwise provided in this Agreement, references in this Agreement to a Lender's rateable portion of Advances, Drawings and Issues or rateable share of payments of principal, interest, Fees or any other amount, shall mean and refer to a rateable portion or share as nearly as may be rateable in the circumstances, as determined in good faith by the Administrative Agent based on the ratio of the applicable Lender's Commitment under the applicable Credit Facility to the Commitment under such Credit Facility or the ratio of Accommodations Outstanding under the applicable Credit Facility from a Lender to total Accommodations Outstanding under such Credit Facility, respectively; provided that if at any time there are Lenders with different 5 Year Maturity Dates or 2 Year Maturity Dates, all applicable Lenders will share in 5 Year Accommodations or 2 Year Accommodations, as applicable, on a pro rata basis except to the extent the particular 5 Year Accommodation or 2 Year Accommodation, as applicable, requested has a maturity date after the 5 Year Maturity Date or 2 Year Maturity Date, as applicable, of a Lender, in which case only those 5 Year Lenders or 2 Year Lenders, as the case may be with a 5 Year Maturity Date or 2 Year Maturity Date, as applicable, later than the maturity date of the requested 5 Year Accommodation or 2 Year Accommodation, as applicable, will be required to participate in providing such 5 Year Accommodation or 2 Year Accommodation, as applicable, and the Borrowers may request a similar 5 Year Accommodation or 2 Year Accommodation, as applicable, to the extent permitted hereunder from the other Lenders with a maturity date occurring on or before the 5 Year Maturity Date or 2 Year Maturity Date, as applicable, of such Lenders.  Each such determination by the Administrative Agent shall be prima facie evidence of such rateable portion or share.
1.8	Incorporation of Schedules
The Schedules attached to this Agreement shall, for all purposes of this Agreement, form an integral part of it.
1.9	Restatement of Existing Credit Agreement
Relying on each of the representations and warranties set out in Article 7 and subject to the terms and conditions of this Agreement, the Lenders, the Administrative Agent, CPRC and the Covenantor agree that, effective on the Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety on the terms and conditions of this Agreement,  Each of CPRC and the Covenantor confirms that it remains bound by each other Credit Document to which it is a party, and such Credit Documents remain in full force and effect.
ARTICLE 2
CREDIT FACILITIES
2.1	Availability
(a)
Each Lender under each Credit Facility in which such Lender has a Lender Commitment, severally agrees, in accordance with the terms and conditions of this Agreement, to make available to the Borrowers its rateable portion of Accommodations (other than Fronted Documentary Credits and Swingline Advances) under each such Credit Facility up to the amount of its Lender's Commitment under each such Credit Facility.  Each 5 Year Fronting Documentary Credit Lender severally agrees, on the terms and conditions of this Agreement, to make Fronted Documentary Credits available to the Borrowers up to the amount of its 5 Year Fronting Documentary Credit Commitment, subject to the 5 Year Documentary Credit Commitment.  Each 5 Year Lender severally agrees, in accordance with the terms and conditions of this Agreement, to make 5 Year Accommodations available to the Borrowers by way of issuance of Non-Fronted Documentary Credits by the Administrative Agent, as attorney for the 5 Year Lenders up to the amount of the 5 Year Documentary Credit Commitment after taking into account the Equivalent U.S. $ Amount of all then outstanding Fronted Documentary Credits.  Each 5 Year Swingline Lender agrees, in accordance with the terms and conditions of this Agreement, to make Swingline Advances available to the Borrowers up to the amount of its 5 Year Swingline Commitment.

(b)	Accommodations shall be made available as:
(i)	Advances pursuant to Article 3 under each Credit Facility;

(ii)	Bankers' Acceptances or Drafts pursuant to Article 4 under each Credit Facility; and
(iii)	Documentary Credits pursuant to Article 5 under the 5 Year Facility only,
(c)	The Administrative Agent shall give each applicable Lender prompt notice of any:
(i)	Accommodation Notice received from a Borrower and of each applicable Lender's rateable portion of any Accommodation (including Swingline Advances pursuant to 3.2(b)(i)); and
(ii)	other applicable notices received by it from a Borrower or the Covenantor under the Agreement.
(d)
The Covenantor shall be entitled from time to time and provided no Default or Event of Default has occurred and is continuing to designate a wholly-owned Subsidiary which is domiciled in Canada and is not a non-resident of Canada for the purposes of the Income Tax Act (Canada) (a "New Borrower") of the Covenantor to become a Borrower hereunder by providing a written notice thereof to the Administrative Agent and the Lenders together with:

(i)
an agreement in writing made by such New Borrower in favour of the Administrative Agent and the Lenders agreeing to be bound, as a Borrower, by this Agreement and the other Credit Documents to which each Borrower is a party and certifying that the representations and warranties made in Section 7.1 are true and correct in respect of the New Borrower;

(ii)
written confirmation from the Covenantor that its obligations under its Guarantee of the obligations of the Borrowers hereunder extends to the obligations of the New Borrower hereunder and under the other Credit Documents to which it is a party;

(iii)
written confirmation from the other Borrowers that their joint and several liability for the obligations of each other and the New Borrower continues unaffected and extends to the obligations of the New Borrower hereunder and under the other Credit Documents to which it is a party; and

(iv)
such customary legal opinions and evidence of corporate existence and due authorization together with such other matters delivered in respect of the existing Borrowers under Section 6.1 as the Administrative Agent may reasonably require.

The Covenantor may, by written notice to the Administrative Agent and the Lenders, revoke the designation of any Borrower, other than CPRC, as a Borrower provided no Default or Event of Default will exist after giving effect to such revocation and, concurrently with such revocation, all amounts owing by such Borrower to the Administrative Agent hereunder, including all Accommodations Outstanding obtained by such Borrower, are repaid in full.
2.2	Commitment Limits
(a)	The Accommodations Outstanding:
(i)	from all Lenders under a Credit Facility shall not at any time exceed the Commitment of the Lenders under such Credit Facility;

(ii)	from each Lender under a Credit Facility shall not at any time exceed such Lender's Commitment under such Credit Facility;
(iii)	under the 5 Year Facility and consisting of Documentary Credits from all 5 Year Lenders shall not at any time exceed the 5 Year Documentary Credit Commitment;
(iv)
under the 5 Year Facility and consisting of Fronted Documentary Credits from each 5 Year Fronting Documentary Credit Lender shall not at any time exceed such 5 Year Lender's 5 Year Fronting Documentary Credit Commitment; and

(v)	from each 5 Year Swingline Lender shall not at any time exceed its 5 Year Swingline Commitment and the aggregate 5 Year Swingline Commitments shall not exceed the Swingline Commitment.
(b)
The 5 Year Facility is a revolving credit facility and prior to the 5 Year Maturity Date of each 5 Year Lender, the Borrowers may increase or decrease Accommodations Outstanding under the 5 Year Facility from each such Lender by obtaining Accommodations under the 5 Year Facility and by making repayments in respect thereof.

(c)
The 2 Year Facility is a revolving credit facility and prior to the 2 Year Maturity Date of each 2 Year Lender, the Borrowers may increase or decrease Accommodations Outstanding under the 2 Year Facility from each such Lender by obtaining Accommodations under the 2 Year Facility and by making repayments in respect thereof.

(d)
The Covenantor may at any time and from time to time in respect of either Credit Facility or both Credit Facilities add additional financial institutions hereunder as Lenders or, with the consent of the applicable Lender, increase the Lender's Commitment of a Lender under a Credit Facility and thereby increase the total Commitment under a Credit Facility, provided that at the time of any such addition:

(i)	no Default or Event of Default has occurred and is continuing;
(ii)
the aggregate total Commitment under the Credit Facilities does not increase by more than U.S. $1,000,000,000 and the increase under each applicable Credit Facility is at least U.S. $25,000,000 and in multiples of U.S. $5,000,000 thereafter;

(iii)
the Administrative Agent and, in the case of the 5 Year Facility only, each 5 Year Swingline Lender and each 5 Year Fronting Documentary Credit Lender, has consented either to such financial institution becoming a Lender or, if it is already a Lender, to the increase in its Lender's Commitment under the applicable Credit Facility, such consent not to be unreasonably withheld or delayed;

(iv)
concurrently with the addition of a financial institution as an additional Lender under a Credit Facility or the increase of the Lender's Commitment of a Lender under a Credit Facility, such financial institution or Lender, as the case may be, shall purchase from each Lender under such Credit Facility such portion of the Accommodations Outstanding of each Lender under the applicable Credit Facility as is necessary to ensure that all Accommodations Outstanding of all Lenders under the applicable Credit Facility, and including therein such additional financial institution, are in accordance with the rateable share of all such Lenders under the applicable Credit Facility (including the new financial institution) and such financial institution shall execute such documentation as is required by the Administrative Agent, acting reasonably, to novate such financial institution as a Lender hereunder;
(v)
the Covenantor and each Designated Subsidiary which has provided a Designated Subsidiary Guarantee, as applicable, has ratified and confirmed the Guarantee and the applicable Designated Subsidiary Guarantee, respectively, in respect of the Credit Facility as so increased; and

(vi)
the Covenantor has provided to the Administrative Agent a certified copy of a directors' resolution of the Covenantor and each Borrower authorizing any such increase in the Commitment (which may be the original directors' resolution authorizing the Credit Facilities) together with such other documents and legal opinions with respect thereto in substantially the same form as the documents and legal opinion in respect of the Covenantor and Borrowers delivered in connection with the initial closing of the Credit Facilities.

2.3	Use of Proceeds
The Borrowers shall use the proceeds of Accommodations for general corporate purposes.
2.4	Mandatory Repayments and Reductions of Commitments
(a)
The Borrowers shall repay (subject as otherwise provided in this Agreement) their respective Accommodations Outstanding to each Lender under each Credit Facility (and the Lender's Commitment under each Credit Facility of such Lender shall be permanently cancelled) on the Maturity Date of such Lender under each such Credit Facility, together with all accrued interest and Fees and all other amounts payable to such Lender in connection with each such Credit Facility.  On each applicable Maturity Date under the 5 Year Facility:

(i)
unless otherwise agreed to by the Administrative Agent, the applicable Borrower shall either deliver to the Administrative Agent (or cause to be delivered to the Administrative Agent) the original of each Non-Fronted Documentary Credit issued by the Administrative Agent as attorney-in-fact for and on behalf of each 5 Year Lender whose Maturity Date under the 5 Year Facility has occurred or comply fully with Section 5.11 in respect thereof; and

(ii)
unless otherwise agreed to by the applicable 5 Year Fronting Documentary Credit Lender, the applicable Borrower shall either deliver to such 5 Year Fronting Documentary Credit Lender (or cause to be delivered to such 5 Year Fronting Documentary Credit Lender) the original of each Fronted Documentary Credit issued by such 5 Year Fronting Documentary Credit Lender or comply fully with Section 5.11 in respect thereof with respect to each 5 Year Lender whose Maturity Date under the 5 Year Facility has occurred.

(b)
Notwithstanding the Guarantee or any Designated Subsidiary Guarantee but without in any way limiting the Guarantee or any Designated Subsidiary Guarantee, each Borrower agrees that it shall be liable, on a joint and several basis, with each other Borrower for the Accommodations Outstanding and all interest, Fees and other amounts payable by each Borrower to each Lender in connection with the Credit Facilities without any further action or demand being required by the Administrative Agent or the Lenders to give effect to such joint and several liability and regardless of any dealings between the applicable Borrower and the Lenders and the Administrative Agent hereunder or under the other Credit Documents.

2.5	Adjustment for Currency Fluctuations
If the Administrative Agent notifies the Borrowers no later than 4:00 p.m. (Toronto time) on the applicable Exchange Rate Determination Date that solely by reason of fluctuations in currency valuation, the Accommodations Outstanding under a Credit Facility exceed 105% of the Commitment under such Credit Facility on any Exchange Rate Determination Date (the amount by which such Accommodations Outstanding exceed 100% of the Commitment under such Credit Facility on such date being the "Excess"), one or more of the Borrowers shall no later than the third Business Day thereafter:
(a)	make an adjusting payment by repaying Floating Rate Advances outstanding under such Credit Facility in an amount equal to such Excess; or
(b)	if there are no Floating Rate Advances outstanding under such Credit Facility in an amount equal to or greater than such Excess, make an adjusting payment by either:
(i)	repaying Fixed Rate Advances and Drawings under such Credit Facility, as determined by the applicable Borrower; or
(ii)	providing the Administrative Agent with cash or Cash Equivalents as collateral;
in either case in an amount equal to the amount by which the Excess exceeds the amount of such Floating Rate Advances.
2.6	Optional Reductions of Commitments or Prepayments
The Borrowers may, subject to the provisions of this Agreement, without penalty, reduce the Commitment under a Credit Facility, in whole or in part, upon the number of Business Days' notice to the Administrative Agent specified in Schedule 6 by an irrevocable notice to the Administrative Agent stating the proposed date and aggregate principal amount of the reduction.  In such case, the Borrowers shall pay to the Lenders in accordance with such notice the amount, if any, by which the Accommodations Outstanding under the applicable Credit Facility exceed the proposed reduced Commitment under such Credit Facility, which prepayment shall be effected, in the case of outstanding BA Instruments or Documentary Credits, by cash collateralizing them in accordance with the Administrative Agent's normal practices in that regard, and, in the case of Eurodollar Rate Advances, such prepayment shall be subject to the indemnity provisions in Section 12.6(c). Each partial reduction of the Commitment under a Credit Facility shall be in an aggregate amount of U.S. $25,000,000 and, in the case of reductions in excess thereof, in integral multiples of U.S. $5,000,000.
2.7	Extension of 5 Year Facility
(a)
The Borrowers may, from time to time, request an extension from each Lender (including any then 5 Year Non-Extending Lender) (each, a "Requested 5 Year Lender") of the then current 5 Year Maturity Date of each such Requested 5 Year Lender (each, a "Current 5 Year Maturity Date" and the requested 5 Year Maturity Date being the "New 5 Year Maturity Date") by sending to the Administrative Agent at the Administrative Agent's Branch of Account a Request for Extension no more than once in each fiscal year and the Administrative Agent shall forthwith notify the Requested 5 Year Lenders of such request.  Any such request must provide that the New 5 Year Maturity Date of all Requested 5 Year Lenders be the same and that the New 5 Year Maturity Date not exceed five years (or such longer term as may be acceptable to all of the Extending 5 Year Lenders) from the 5 Year Extension Date.  Each Requested 5 Year Lender shall advise the Administrative Agent as to whether it agrees with such request within thirty (30) days of being so notified, provided that, in the event such Requested 5 Year Lender does not so advise the Administrative Agent within such thirty (30) day period, such Requested 5 Year Lender shall be deemed to have advised the Administrative Agent that it does not agree with such request, and the Administrative Agent shall forthwith (and, in any event, within two (2) Business Days of the Administrative Agent having received from all Requested 5 Year Lenders their decision or deemed decision with regard to the Request for the Extension) advise the Borrowers of the Requested 5 Year Lenders that have agreed to extend the Current 5 Year Maturity Date (such date being the "5 Year Extension Date").

(b)
Subject to Section 2.7(c), if a Requested 5 Year Lender does not agree to extend the Current 5 Year Maturity Date applicable to it (such Lender being a "Non-Extending 5 Year Lender" and any Requested 5 Year Lender agreeing to extend the Current 5 Year Maturity Date applicable to it being an "Extending 5 Year Lender") the Borrowers may, but are not obligated, to:

(i)
so long as there exists no Event of Default and subject to Section 12.6(c), repay all Accommodations Outstanding and other amounts owing hereunder to any Non-Extending 5 Year Lender under the 5 Year Facility at any time prior to the Current 5 Year Maturity Date of such Non-Extending 5 Year Lender and upon such payment any Non-Extending 5 Year Lender shall cease to be a 5 Year Lender and its 5 Year Commitment shall be terminated and the 5 Year Commitment reduced accordingly; or

(ii)
arrange for a replacement lender (which may be one of the 5 Year Lenders) to replace each Non-Extending 5 Year Lender's Accommodations Outstanding and its Lender Commitment under the 5 Year Facility; provided that any such replacement lender shall have been approved by the Administrative Agent (but only if it is not an existing 5 Year Lender) and by each applicable 5 Year Fronting Documentary Credit Lender and each applicable 5 Year Swingline Lender (including if it is an existing 5 Year Lender) (such approvals not to be unreasonably withheld or delayed) and shall be novated into the Credit Documents in the place and stead of the Non-Extending 5 Year Lender by execution of all necessary documentation at any time prior to the Current 5 Year Maturity Date of such Non-Extending 5 Year Lender and in respect of which the 5 Year Lenders shall do all things and make all such adjustments as are reasonably necessary to give effect to any such replacement.

(c)
The Current 5 Year Maturity Date shall not be extended in accordance with Section 2.7(a) if Requested 5 Year Lenders holding more than fifty percent (50%) of the 5 Year Commitments of all Requested 5 Year Lenders do not agree or are deemed not to agree to extend the Current 5 Year Maturity Date pursuant to any Request for Extension.  In any such case, the Current 5 Year Maturity Date of each Requested 5 Year Lender shall not be extended, provided, however, the Borrowers shall be entitled to request further extensions of the 5 Year Maturity Date as provided for in Section 2.7(a), including, for certainty, from 5 Year Lenders which have previously refused or were deemed to have refused an extension.

(d)
If all Requested 5 Year Lenders agree to extend the Current 5 Year Maturity Date pursuant to a Request for Extension, then the Current 5 Year Maturity Date shall, effective on the 5 Year Extension Date, be extended to the New 5 Year Maturity Date.

(e)
If, with respect to any Request for Extension in respect of the Current 5 Year Maturity Date, the provisions of Section 2.7(c) or 2.7(d) are not applicable and there are Non-Extending 5 Year Lenders under Section 2.7(b), then:

(i)	the Current 5 Year Maturity Date for the Extending 5 Year Lenders shall, effective on the 5 Year Extension Date, be extended as provided for in the 5 Year Request for Extension; and
(ii)	for those Non-Extending 5 Year Lenders, the Current 5 Year Maturity Date of all such 5 Year Lenders shall not be extended.
(f)
The Borrowers understand that consideration of any Request for Extension constitutes an independent credit decision which each Requested 5 Year Lender retains the absolute and unfettered discretion to make and that no commitment in this regard is hereby given by any Requested 5 Year Lender.

(g)	The extension of the Current 5 Year Maturity Date in respect of any Requested 5 Year Lender is subject to the conditions precedent that:
(i)
the representations and warranties contained in Article 7 are true and correct as if they were made on the date of the request made by the Borrowers pursuant to Section 2.7(a), and each extension of the Current 5 Year Maturity Date shall be deemed to constitute a representation and warranty that on such date such representations and warranties are true and correct except as the Borrowers have previously disclosed to the Requested 5 Year Lenders in writing; and

(ii)	no Default or Event of Default has occurred and is continuing.
(h)
The extension of the Current 5 Year Maturity Date of any 5 Year Lender that is a 5 Year Swingline Lender shall automatically extend the Current 5 Year Maturity Date in respect of the 5 Year Swingline Commitment of such 5 Year Lender.  The extension of the Current 5 Year Maturity Date in respect of any Lender that is a 5 Year Fronting Documentary Credit Lender shall automatically extend the Current 5 Year Maturity Date in respect of the 5 Year Fronting Documentary Credit Commitment of such 5 Year Lender.

2.8	Extension of 2 Year Facility
(a)
The Borrowers may, from time to time, request an extension from each Lender (including any then 2 Year Non-Extending Lender) (each, a "Requested 2 Year Lender") of the then current 2 Year Maturity Date of each such Requested 2 Year Lender (each, a "Current 2 Year Maturity Date" and the requested 2 Year Maturity Date being the "New 2 Year Maturity Date") by sending to the Administrative Agent at the Administrative Agent's Branch of Account a Request for Extension no more than once in each fiscal year and the Administrative Agent shall forthwith notify the Requested 2 Year Lenders of such request.  Any such request must provide that the New 2 Year Maturity Date of all Requested 2 Year Lenders be the same and that the New 2 Year Maturity Date not exceed two years (or such longer term as may be acceptable to all of the Extending 2 Year Lenders) from the 2 Year Extension Date.  Each Requested 2 Year Lender shall advise the Administrative Agent as to whether it agrees with such request within thirty (30) days of being so notified, provided that, in the event such Requested 2 Year Lender does not so advise the Administrative Agent within such thirty (30) day period, such Requested 2 Year Lender shall be deemed to have advised the Administrative Agent that it does not agree with such request, and the Administrative Agent shall forthwith (and, in any event, within two (2) Business Days of the Administrative Agent having received from all Requested 2 Year Lenders their decision or deemed decision with regard to the Request for the Extension) advise the Borrowers of the Requested

2 Year Lenders that have agreed to extend the Current 2 Year Maturity Date (such date being the "2 Year Extension Date").
(b)
Subject to Section 2.8(c), if a Requested 2 Year Lender does not agree to extend the Current 2 Year Maturity Date applicable to it (such Lender being a "Non-Extending 2 Year Lender" and any Requested 2 Year Lender agreeing to extend the Current 2 Year Maturity Date applicable to it being an "Extending 2 Year Lender") the Borrowers may, but are not obligated, to:

(i)
so long as there exists no Event of Default and subject to Section 12.6(c), repay all Accommodations Outstanding and other amounts owing hereunder to any Non-Extending 2 Year Lender under the 2 Year Facility at any time prior to the Current 2 Year Maturity Date of such Non-Extending 2 Year Lender and upon such payment any Non-Extending 2 Year Lender shall cease to be a 2 Year Lender and its 2 Year Commitment shall be terminated and the 2 Year Commitment reduced accordingly; or

(ii)
arrange for a replacement lender (which may be one of the 2 Year Lenders) to replace each Non-Extending 2 Year Lender's Accommodations Outstanding and its Lender Commitment under the 2 Year Facility; provided that any such replacement lender shall have been approved by the Administrative Agent (but only if it is not an existing 2 Year Lender) (such approval not to be unreasonably withheld or delayed) and shall be novated into the Credit Documents in the place and stead of the Non-Extending 2 Year Lender by execution of all necessary documentation at any time prior to the Current 2 Year Maturity Date of such Non-Extending 2 Year Lender and in respect of which the 2 Year Lenders shall do all things and make all such adjustments as are reasonably necessary to give effect to any such replacement.

(c)
The Current 2 Year Maturity Date shall not be extended in accordance with Section 2.8(a) if Requested 2 Year Lenders holding more than fifty percent (50%) of the 2 Year Commitments of all Requested 2 Year Lenders do not agree or are deemed not to agree to extend the Current 2 Year Maturity Date pursuant to any Request for Extension.  In any such case, the Current 2 Year Maturity Date of each Requested 2 Year Lender shall not be extended, provided, however, the Borrowers shall be entitled to request further extensions of the 2 Year Maturity Date as provided for in Section 2.8(a), including, for certainty, from 2 Year Lenders which have previously refused or were deemed to have refused an extension.

(d)
If all Requested 2 Year Lenders agree to extend the Current 2 Year Maturity Date pursuant to a Request for Extension, then the Current 2 Year Maturity Date shall, effective on the 2 Year Extension Date, be extended to the New 2 Year Maturity Date.

(e)
If, with respect to any Request for Extension in respect of the Current 2 Year Maturity Date, the provisions of Section 2.8(c) or 2.8(d) are not applicable and there are Non-Extending 2 Year Lenders under Section 2.8(b), then:

(i)	the Current 2 Year Maturity Date for the Extending 2 Year Lenders shall, effective on the 2 Year Extension Date, be extended as provided for in the 2 Year Request for Extension; and
(ii)	for those Non-Extending 2 Year Lenders, the Current 2 Year Maturity Date of all such 2 Year Lenders shall not be extended.

(f)
The Borrowers understand that consideration of any Request for Extension constitutes an independent credit decision which each Requested 2 Year Lender retains the absolute and unfettered discretion to make and that no commitment in this regard is hereby given by any Requested 2 Year Lender.

(g)	The extension of the Current 2 Year Maturity Date in respect of any Requested 2 Year Lender is subject to the conditions precedent that:
(i)
the representations and warranties contained in Article 7 are true and correct as if they were made on the date of the request made by the Borrowers pursuant to Section 2.8(a), and each extension of the Current 2 Year Maturity Date shall be deemed to constitute a representation and warranty that on such date such representations and warranties are true and correct except as the Borrowers have previously disclosed to the Requested 2 Year Lenders in writing; and

(ii)	no Default or Event of Default has occurred and is continuing.
2.9	Fees
(a)
CPRC shall, on behalf of itself and the other Borrowers, pay to the Administrative Agent for the account of the Lenders under the applicable Credit Facility a standby fee in U.S. Dollars on each Credit Facility at a rate per annum equal to the Applicable Standby Fee Rate for the applicable Credit Facility in effect from time to time, multiplied by the amount of the Commitment under the applicable Credit Facility minus the Accommodations Outstanding (excluding Swingline Advances) under such Credit Facility determined in U.S. Dollars, calculated daily and payable in arrears on the first Business Day following the last day of each Financial Quarter and on the 5 Year Maturity Date in respect of any 5 Year Lender and on the 2 Year Maturity Date in respect of any 2 Year Lender.

(b)	CPRC shall, on behalf of the Borrowers, pay to the Administrative Agent for its own account an administrative fee in the amount and in the manner agreed to in the Agency Fee Letter.
2.10	Payments under this Agreement
(a)
Unless otherwise expressly provided in this Agreement, each Borrower shall make any payment required to be made by it to the Administrative Agent for its own account or for the account of any other Lender by depositing the amount of the payment in the relevant currency to the applicable Borrower's Account not later than 10:00 a.m. (Calgary time) on the date the payment is due.  The applicable Borrower shall make each such payment:

(i)	in Canadian Dollars, if the Accommodation was originally made in or has been converted to Canadian Dollars; and
(ii)	in U.S. Dollars, if the Accommodation was originally made in or has been converted to U.S. Dollars.
The Administrative Agent shall distribute to each Lender under each Credit Facility, promptly on the date of receipt by the Administrative Agent of any payment, an amount equal to the amount then due to such Lender under the applicable Credit Facility.  Each Borrower hereby authorizes and directs the Administrative Agent to automatically debit the applicable Borrower's Account to effect such distribution.  If the distribution is not made on that date, the Administrative Agent shall pay interest to the Lenders entitled to receive such distribution on the amount for each day, from the date the amount is received by the Administrative Agent until the date of distribution, at the prevailing interbank rate for late payments.  Any amount received by the Administrative Agent for the account of the Lenders shall be held in trust for their benefit until distributed.
(b)
Unless otherwise expressly provided in this Agreement, the Administrative Agent shall make amounts available and other payments to the applicable Borrower under the applicable Credit Facility by crediting the relevant Borrower's Account (or causing the relevant Borrower's Account to be credited) with the amount of the payment in the relevant currency not later than 11:00 a.m. (Calgary time) on the date the payment is to be made.

(c)
Each Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender by a Borrower is not made to the Administrative Agent when due, to charge from time to time any amount due against any or all of the applicable Borrower's Accounts with the Administrative Agent.

(d)
If and whenever from time to time a Borrower intends to repay any Floating Rate Advance (including Swingline Advances made under 3.2(b)(i)) or any Fixed Rate Advance or Drawing which would otherwise become a Floating Rate Advance on the date of payment pursuant to Section 3.3(b) or Section 4.5(b), such Borrower shall:

(i)
in respect of such repayments where the amount repaid is equal to or less than $25,000,000, give the Administrative Agent notice of such repayment substantially in the form attached hereto as Schedule 9 on or before 10:00 a.m. (Calgary time) on the date of repayment; and

(ii)
in respect of such repayment where the amount repaid is in excess of $25,000,000, give the Administrative Agent one (1) day's prior written notice of such repayment substantially in the form attached hereto as Schedule 9.

2.11	Application of Repayments and Prepayments
(a)
Subject as otherwise provided in this Agreement, all repayments or prepayments received by the Administrative Agent pursuant to this Agreement shall be applied by the Administrative Agent to the Accommodations Outstanding under the applicable Credit Facility to each Lender under such Credit Facility in accordance with such Lender's rateable share thereof in accordance with Section 1.7.

(b)	Repayments and prepayments applied by the Administrative Agent pursuant to Section 2.11(a) shall:
(i)
be applied to the payment of any Floating Rate Advance (including any Fixed Rate Advance or Drawing which would otherwise become a Floating Rate Advance on the date of payment pursuant to Section 3.3(b) or Section 4.5(b)); and

(ii)
the balance, if any, shall be (y) held by the Administrative Agent and applied to the repayment of Fixed Rate Advances or Drawings on the next maturity date for such Fixed Rate Advances or Drawings, as the case may be, or (z) at the option of the relevant Borrower and, if applicable, upon payment of any amount contemplated by Section 12.6(c), be applied immediately to the repayment of Fixed Rate Advances or Drawings, as the case may be.

Amounts so held by the Administrative Agent shall be deposited in an interest bearing account and shall bear interest at a rate determined by the Administrative Agent and the relevant Borrower for such deposits, or shall be invested in Cash Equivalents acceptable to the Administrative Agent and the relevant Borrower, and such interest or the amount earned by any such investment shall be paid to such Borrower on the maturity date for such relevant Fixed Rate Advance or Drawing, as the case may be.
(c)
All amounts received by the Administrative Agent from or on behalf of the Borrowers or any of them under a Credit Facility and not previously applied pursuant to this Agreement shall be applied by the Administrative Agent as follows:

(i)	first, in reduction of the applicable Borrower's obligations to pay any unpaid interest and any Fees which are due and owing under such Credit Facility;
(ii)	second, in reduction of the applicable Borrower's obligations to pay any claims or losses referred to in Sections 12.6 and 12.8 under such Credit Facility;
(iii)	third, in reduction of the applicable Borrower's obligations to pay any amounts due and owing on account of any unpaid principal amount of Advances under such Credit Facility which are due and owing;
(iv)	fourth, in reduction of the applicable Borrower's obligations to pay any BA Instruments under such Credit Facility which are due and owing;
(v)	fifth, in reduction of any other obligation of the applicable Borrower under this Agreement and the other Credit Documents; and
(vi)	sixth, to the applicable Borrower or such other Persons as may lawfully be entitled to or directed to receive the remainder.
2.12	Computations of Interest and Fees; Adjustments to Margins
(a)	All computations of interest shall be made by the Administrative Agent taking into account the actual number of days occurring in the period for which such interest is payable, and:
(i)	if based on the Canadian Prime Rate or the Base Rate (Canada) on the basis of a year of 365 or 366 days, as the case may be; or
(ii)	if based on the Eurodollar Rate on the basis of a year of 360 days.
(b)
All computations of Fees shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, taking into account the actual number of days occurring in the period for which such fees are payable.

(c)
Each Applicable Margin and Applicable Standby Fee Rate under each Credit Facility shall, if applicable, be adjusted on the date of any change in the senior unsecured debt ratings assigned by S&P or Moody's to CPRC's senior unsecured debt, to equal the rate determined in accordance with Schedule 7 after giving effect to such event, and each such adjustment shall be effective for purposes of calculating the rate of interest or fees on Advances and Documentary Credits, respectively, then outstanding on the date of such event.

(d)	If at the time of a change in the Applicable Margin under a Credit Facility applicable to a Drawing under such Credit Facility there exists any outstanding Drawings under such Credit Facility, then:
(i)	in the case of an increase in the Applicable Margin, each Borrower shall pay to the Administrative Agent (for the rateable benefit of the Lenders); or
(ii)	in the case of a decrease in the Applicable Margin, the Lenders (rateably) shall credit the applicable Borrower, in each case, an amount in respect of each such Drawing equal to the product obtained by multiplying:
(A)
the product obtained by multiplying (w) the difference between the Applicable Margin in effect prior to such change and the Applicable Margin in effect immediately after such change, by (x) the aggregate face amount of such Drawing by

(B)	the quotient obtained by dividing (y) the number of days to maturity remaining in respect of such Drawing by (z) 365 days.
Any payment or credit as a result of a change in the Applicable Margin shall be made in respect of Drawings on the maturity date thereof in accordance with Article 4.
(e)	For purposes of the Interest Act (Canada):
(i)
whenever any interest or Fee under this Agreement is calculated using a rate based on a number of days less than a full year, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by the number of days based on which such rate is calculated;

(ii)	the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement; and
(iii)	the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.
2.13	Designation and Redesignation of Designated Subsidiaries
The Covenantor may, from time to time, by notice in writing to the Administrative Agent, be entitled to designate that either:
(a)	a Subsidiary shall become a Designated Subsidiary (which designation may be retroactive to include the preceding Financial Quarter); or
(b)	a Designated Subsidiary shall cease to be a Designated Subsidiary (which designation may be retroactive to include the preceding Financial Quarter);
provided that, in each case, the Covenantor shall not be entitled to designate that a Designated Subsidiary shall become or cease to be a Designated Subsidiary if a Default or an Event of Default would result from or exist immediately after such a designation.  If a Designated Subsidiary ceases to be a Designated Subsidiary as permitted by this Section 2.13, the Lenders shall release any Designated Subsidiary Guarantee provided by such Designated Subsidiary if no Default or Event of Default would result therefrom.
As at the Effective Date, the only Designated Subsidiary is Mount Stephen Properties Inc.
2.14	Guarantee by a Designated Subsidiary
If, as contemplated by the definition of Subsidiary Debt, the Covenantor determines to cause a Designated Subsidiary to provide a guarantee (each a "Designated Subsidiary Guarantee") of the present and future obligations of each Borrower hereunder:
(a)
the Designated Subsidiary Guarantee shall be substantially in the form of Article 11 hereof, subject to such changes thereto as are agreed to by the Administrative Agent and the Covenantor, each acting reasonably;

(b)	concurrently with the delivery of each such Designated Subsidiary Guarantee:
(i)
the applicable Designated Subsidiary shall deliver to the Administrative Agent such customary legal opinions and evidence of corporate existence and due authorization together with such other matters delivered in respect of the Covenantor under Section 6.1 as the Administrative Agent may reasonably require; and

(ii)
the Covenantor shall deliver to the Administrative Agent a certificate certifying that the representations and warranties contained in Section 7.1 with respect to such Designated Subsidiary and the Designated Subsidiary Guarantee provided by it are true and correct in all respects.

As at the Effective Date, there are no Designated Subsidiary Guarantors.
2.15	Cancellation or Transfer of a Lender's Commitment
If:
(a)	any payment is required to be made by a Borrower to a Lender or Lenders (but not to all of the Lenders) pursuant to Section 12.8;
(b)	any Lender or Lenders give(s) notice to the Borrowers that amounts are payable by the Borrowers to such Lender or Lenders (but not to all of the Lenders) pursuant to Section 12.6(b);
(c)	a Lender (or Lenders) is (are) affected by the provisions of Section 3.4, 4.6 or 12.7 but not all Lenders are so affected;
(d)
a Lender does not provide its consent or agreement to a request by the Borrowers for a waiver or amendment which requires the consent of the Lenders and as a consequence thereof such waiver or amendment cannot be obtained;

(e)
a Lender does not provide Accommodations in respect of a Takeover in circumstances permitted by Section 6.5 and other Lenders do not provide the full amount of the requested Accommodations (including the share thereof requested from the non-funding Lender);

(f)
a 5 Year Lender does not have an external credit rating for its senior unsecured debt of at least A- by S&P or A3 by Moody's (a "Required Rating"), unless in respect of each Non-Fronted Documentary Credit either:

(i)
another 5 Year Lender having a Required Rating has confirmed to the Administrative Agent and the Borrowers in writing (at no cost to the Borrowers) that, pursuant to Article 5 and the power or attorney therein granted, the Administrative Agent may issue such Non-Fronted Documentary Credit on behalf of such other 5 Year Lender attributing to such other 5 Year Lender an Applicable Percentage (as defined in Schedule 11) equal to the aggregate of the rateable portions of such 5 Year Lender and such other 5 Year Lender, or

(ii)
the direct or indirect parent of such 5 Year Lender has the Required Rating and such direct or indirect parent or another 5 Year Lender hereunder which has a Required Rating has confirmed or otherwise guaranteed the obligations of such 5 Year Lender in respect of such Documentary Credit in favour of the beneficiary thereof in form satisfactory to the Borrowers, acting reasonably; or

(g)	a Lender is a Defaulting Lender;
(any such Lender being called herein the "Affected Lender")
then the Borrowers may exercise one or any combination of the following so long as no Default or Event of Default has occurred and is continuing and without regard to Section 2.6:
(h)
upon at least five (5) Business Days prior written notice to the Administrative Agent (other than in the case of Section 2.15(g) in which case written notice may be effective immediately), irrevocably cancel all but not part of the Affected Lender's Commitment (which shall include its 5 Year Fronting Documentary Credit Commitment, if any) if on or prior to the last day of such notice period the Borrowers have prepaid or otherwise reduced all Accommodations Outstanding to such Affected Lender, and paid all accrued interest and other charges and fees in respect of such Accommodations Outstanding and, if applicable, Fronted Documentary Credits and, if such Lender is a 5 Year Fronting Documentary Credit Lender, returned to such 5 Year Fronting Documentary Credit Lender all Fronted Documentary Credits issued by it for cancellation; or

(i)
within sixty (60) days of a Lender becoming an Affected Lender, arrange for a replacement lender or lenders (provided that such lender or lenders, if not a Lender, shall be approved by the Administrative Agent and, in the case of the 5 Year Facility, each 5 Year Fronting Documentary Credit Lender and each 5 Year Swingline Lender, such approval not to be unreasonably withheld or delayed) to replace the Affected Lender's Commitment and any such replacement lender shall be novated into this Agreement in the place and stead of the Affected Lender upon payment to the Affected Lender of the amounts referred to in Section 2.15(h) hereof;

provided that, notwithstanding the foregoing, the Borrowers may exercise their rights under Section 2.15(h) and 2.15(i) pursuant to Section 2.15(d) if a Default has occurred and is continuing provided that all Lenders other than the Affected Lender or Affected Lenders have provided the consent or agreement to such waiver or amendment and that by exercising such rights the Default is cured or waived by all Lenders after giving effect to any such cancellation or replacement, as the case may be.  If, in any circumstance referred to in Sections 2.15(a), 2.15(b), 2.15(c), 2.15(d) or 2.15(e), there is more than one Affected Lender who have become such for the same reason and at the same costs or potential cost to the Borrowers, the Borrowers shall deal with all such Affected Lenders in an equivalent manner.

ARTICLE 3
ADVANCES
3.1	The Advances
(a)
Each Lender severally agrees, on the terms and conditions of this Agreement and in accordance with the applicable Borrowing Notice, to make Advances under the applicable Credit Facility to the Borrowers from time to time on any Business Day prior to the 5 Year Maturity Date of such Lender in the case of a 5 Year Lender and prior to the 2 Year Maturity Date of such Lender in the case of a 2 Year Lender.  Each 5 Year Swingline Lender agrees, on the terms and conditions of this Agreement, to make Swingline Advances consisting of Canadian Prime Rate Advances and Base Rate (Canada) Advances (on a same day basis) to the Borrowers from time to time on any Business Day prior to the 5 Year Maturity Date in respect of a 5 Year Swingline Lender.

(b)
Subject to Section 1.7, each Borrowing (other than a Swingline Advance by way of overdraft) shall consist of the same Types of Advances made to a Borrower on the same day by the relevant Lenders in accordance with each such Lender's rateable portion.  Each requested Advance shall be in the minimum aggregate amount and in an integral multiple of the amount set forth in Schedule 6.

(c)
Each Borrower shall repay each outstanding Swingline Advance within five (5) Business Days of the date such Swingline Advance was made available to the applicable Borrower from the proceeds of an Accommodation under the 5 Year Facility which is not a Swingline Advance.  Upon receipt of a notice from the Administrative Agent that an Event of Default has occurred and is continuing, the Administrative Agent shall forthwith notify the 5 Year Lenders that the principal amount of its outstanding Swingline Advances shall be funded with a Borrowing under the 5 Year Facility (provided that such notice shall be deemed to have been given (y) on the latest 5 Year Maturity Date in respect of the 5 Year Lenders if the applicable Borrower shall not have repaid all Swingline Advances on or prior to such day, and (z) upon the occurrence of an Event of Default), in which case Advances (each such Borrowing, a "Mandatory 5 Year Borrowing") shall be made on the next Business Day by all 5 Year Lenders so that immediately after the Mandatory 5 Year Borrowing, each 5 Year Lender shall share rateably in the Accommodations Outstanding under the 5 Year Facility and the proceeds of such Mandatory 5 Year Borrowing shall be applied directly by the Administrative Agent to repay Swingline Advances outstanding to the 5 Year Swingline Lenders.  Each Lender shall make Advances pursuant to a Mandatory 5 Year Borrowing in the amount and in the manner specified in writing by the Administrative Agent notwithstanding:

(i)	that the amount of the Mandatory 5 Year Borrowing may not comply with the minimum amount for Borrowings otherwise required under this Agreement;
(ii)	that the conditions specified in Article 6 are not satisfied;
(iii)	that an Event of Default is continuing;
(iv)	the date of such Mandatory 5 Year Borrowing; and
(v)	any reduction in the Commitment under the 5 Year Facility after any Advance was made by the applicable 5 Year Swingline Lenders.

3.2	Procedure for Borrowing
(a)
Except as provided in Section 3.2(b), each Borrowing shall be made on the number of days prior notice specified in Schedule 6, given not later than 9:00 a.m. (Calgary time) by a Borrower to the Administrative Agent.  Each notice of a Borrowing (a "Borrowing Notice") shall be in substantially the form of Schedule 2, shall be irrevocable and binding on the applicable Borrower and shall specify:

(i)	the applicable Credit Facility;
(ii)	the requested date of the Borrowing;
(iii)	the Type of Advance requested;
(iv)	the aggregate amount of the Borrowing; and
(v)	in the case of a Fixed Rate Advance, the initial Interest Period.
Upon receipt by the Administrative Agent of funds from the Lenders and fulfilment of the applicable conditions set forth in Article 6, the Administrative Agent will make such funds available to the applicable Borrower in accordance with Article 2.
(b)	Each Swingline Advance:
(i)
may be made on the same day's request made on or before noon (Toronto time) on such day, and in such amount, as requested by a Borrower pursuant to a Borrowing Notice delivered to the Administrative Agent on the same day; or

(ii)
shall be made by a 5 Year Swingline Lender, without notice from or to such Borrower, in respect of any overdraft in any one or more of such Borrower's accounts with such 5 Year Swingline Lender by deposit to such account of an amount equal to such overdraft.

3.3	Conversions and Rollovers Regarding Advances
(a)	Each Borrower may elect to:
(i)
change any Advance outstanding under a Credit Facility, or portion thereof, in each case, in the amount referred to in Section 3.1(b) to another Type of Advance under the same Credit Facility or convert an Advance outstanding under a Credit Facility to another Type of Accommodation under the same Credit Facility (y) in the case of a Floating Rate Advance, as of any Business Day, and (z) in the case of a Fixed Rate Advance, as of the last day of the Interest Period applicable to such Fixed Rate Advance, provided that in the case of the change or conversion of a Canadian Dollar Advance to a U.S. Dollar Advance, or a U.S. Dollar Advance to a Canadian Dollar Advance, the principal amount and interest thereon of such Advance to be changed or converted is paid in full on the date of such change or conversion; or

(ii)
continue any Fixed Rate Advance under a Credit Facility for a further Interest Period under the same Credit Facility beginning on the last day of the then current Interest Period applicable to such Advance.

(b)
Each election to change or convert an Advance into another Type of Advance or Type of Accommodation or to continue a Fixed Rate Advance for a further Interest Period, shall be made on the number of days prior notice specified in Schedule 6 given, in each case, not later than 9:00 a.m. (Calgary time) by the applicable Borrower to the Administrative Agent.  Each such notice (an "Interest Rate Election") shall be given substantially in the form of Schedule 3 and shall be irrevocable and binding upon the applicable Borrower.  If the applicable Borrower fails to deliver an Interest Rate Election to the Administrative Agent for any Fixed Rate Advance under a Credit Facility as provided in this Section 3.3, such Fixed Rate Advance shall be converted (as of the last day of the applicable Interest Period) to and be outstanding as a Base Rate (Canada) Advance under the same Credit Facility.  A Borrower shall not select an Interest Period which conflicts with the definition of Interest Period in Section 1.1.

3.4	Market Disruption Respecting Libor Loans
(a)	If at any time subsequent to a Borrower giving a Borrowing Notice or an Interest Rate Election to the Administrative Agent with regard to any requested Eurodollar Rate Advance:
(i)
the Administrative Agent (acting reasonably) determines that by reason of circumstances affecting the London interbank market, adequate and fair means do not exist for ascertaining the rate of interest with respect to, or deposits are not available in sufficient amounts in the ordinary course of business at the rate determined hereunder to fund, a requested Eurodollar Rate Advance during the ensuing Interest Period selected;

(ii)
the Administrative Agent (acting reasonably) determines that the making or continuing of the requested Eurodollar Rate Advance by the Lenders under a Credit Facility has been made impracticable by the occurrence of an event which materially adversely affects the London interbank market generally; or

(iii)
the Administrative Agent is advised by Lenders under a Credit Facility holding at least 35% of the Commitment under such Credit Facility by written notice (each, a "Lender Eurodollar Suspension Notice"), such notice to be received by the Administrative Agent no later than 12:00 noon (Calgary time) on the third Business Day prior to the date of the requested Borrowing, or change or conversion of an Advance, as applicable, that such Lenders have determined (acting reasonably) that the Eurodollar Rate will not or does not adequately reflect the effective cost of funds to such Lenders of U.S. Dollar deposits in such market for the relevant Interest Period, then the Administrative Agent shall give notice thereof to the Lenders under the applicable Credit Facility and the applicable Borrower as soon as possible after such determination or receipt of such Lender Eurodollar Suspension Notice, as applicable, and such Borrower shall, within one (1) Business Day after receipt of such notice and in replacement of the Borrowing Notice or Interest Rate Election, as applicable, previously given by such Borrower, give the Administrative Agent a Borrowing Notice or Interest Rate Election, as applicable, which specifies the drawdown of any other Accommodation under the same Credit Facility or the conversion of the relevant Eurodollar Rate Advance on the last day of the applicable Interest Period into any other Accommodation under such Credit Facility which would not be affected by the notice from the Administrative Agent pursuant to this Section 3.4.  In the event the applicable Borrower fails to give, if applicable, a valid replacement Interest Rate Election with respect to the maturing Eurodollar Rate Advances which were the subject of an Interest Rate Election, such maturing Eurodollar Rate Advances shall be converted on the last day of the applicable Interest Period into a Base Rate (Canada) Advance under the applicable Credit Facility as if a valid replacement Interest Rate Election had been given to the

Administrative Agent by such Borrower pursuant to the provisions hereof.  In the event the applicable Borrower fails to give, if applicable, a valid replacement Borrowing Notice with respect to a drawdown originally requested by way of a Eurodollar Rate Advance, then such Borrower shall be deemed to have requested a drawdown by way of a Base Rate (Canada) Advance under the applicable Credit Facility in the amount specified in the original Borrowing Notice and, on the originally requested date of Borrowing, the Lenders under the applicable Credit Facility (subject to the other provisions hereof) shall make available the requested amount by way of a Base Rate (Canada) Advance.
(b)	If at any time the Administrative Agent determines in good faith (which determination shall be conclusive, absent manifest error) that:
(i)
the circumstances described in Section 3.4(a) have arisen and such circumstances are unlikely to be temporary, or that the circumstances described in Section 3.4(a) have not arisen, but either (A) the applicable supervisor or administrator of the Eurodollar Rate, or (B) a Governmental Entity having jurisdiction over the Administrative Agent, has made a public statement identifying a specific date after which the Eurodollar Rate shall no longer be used for determining interest rates for loans (either such date, a "Eurodollar Discontinuation Date"); or

(ii)	a rate other than the Eurodollar Rate has become a widely recognized benchmark rate for newly originated loans denominated in U.S. Dollars in the Canadian market, then the Administrative Agent and the Borrowers shall negotiate in good faith to select a replacement index rate of interest for the Eurodollar Rate and make such spread adjustments thereto and other related amendments to this Agreement such that, to the extent practicable, the all-in interest rate paid by the Borrowers under this Agreement based on the replacement index rate of interest will be substantially equivalent to the all-in interest rate applicable to Eurodollar Rate Advances made hereunder immediately prior to the Eurodollar Rate's replacement.
(c)
Upon an agreement being reached between the Administrative Agent and the Borrowers pursuant to clause (b) above, the Administrative Agent and the Borrowers shall enter into an amendment to this Agreement that gives effect to the replacement index rate of interest, spread adjustments and such other related amendments as may be appropriate in the discretion of the Administrative Agent for the implementation and administration of U.S. Dollar loans bearing interest calculated with reference to the replacement index rate of interest.  Notwithstanding anything to the contrary in this Agreement (including Section 12.1) or any other Credit Document, such amendment shall become effective at 5:00 p.m. (Calgary time) on the fifth Business Day after a copy of the amendment is provided to the Lenders and without any further action or consent of any other party to this Agreement, unless the Administrative Agent receives, on or before such date and time, a written notice from the Majority Lenders stating that such Lenders object to such amendment.

(d)
Selection of the replacement index rate of interest, spread adjustments, and all other related amendments to this Agreement contemplated by this Section shall give due consideration to the prevailing market practice for: (i) determining a rate of interest applicable to newly originated U.S. Dollar loans made in Canada at such time, and (ii) transitioning existing loans from Eurodollar Rate-based interest rates to loans bearing interest calculated with reference to the new reference index rate of interest.

(e)	Until an amendment reflecting the transition to a new reference index rate of interest becomes effective as contemplated by this Section, each Advance, conversion or rollover of a Eurodollar

Rate Advance shall continue to bear interest calculated with reference to the Eurodollar Rate; provided that if the Administrative Agent determines (which determination shall be conclusive, absent manifest error) that a Eurodollar Discontinuation Date has occurred, then following the Eurodollar Discontinuation Date, until such time as an amending agreement adopting a new reference index rate of interest becomes effective as contemplated by this Section:

(i)
any requested Advance by way of, conversion into, or rollover of, a Eurodollar Rate Advance under a Credit Facility shall be deemed to be a request for a Base Rate (Canada) Advance in the same principal amount under the same Credit Facility; and

(ii)
in respect of a maturing Eurodollar Rate Advance under a Credit Facility, in the event the applicable Borrower fails to give, if applicable, an Interest Rate Election with respect thereto specifying the conversion of such Eurodollar Rate Advance on the last day of the applicable Interest Period into an Advance other than a Eurodollar Rate Advance (and provided a valid notice of repayment pursuant to Section 2.10(d) has not been delivered to the Administrative Agent in respect thereof), such maturing Eurodollar Rate Advance shall be converted on the last day of the applicable Interest Period into a Base Rate (Canada) Advance under the same Credit Facility as if a valid Interest Rate Election had been given to the Administrative Agent by such Borrower pursuant to the provisions hereof.

(f)
Notwithstanding any other provision of the Agreement, if at any time the replacement index rate of interest agreed upon to replace the Eurodollar Rate shall be less than zero, it shall be deemed to be zero for the purposes of the Agreement.

(g)	For certainty, upon the occurrence of a Eurodollar Discontinuation Date, the Base Rate (Canada) shall be determined without regard to subparagraph (c) of the definition thereof.
3.5	CDOR Rate Discontinuance
(a)	If at any time the Administrative Agent determines in good faith (which determination shall be conclusive, absent manifest error) that:
(i)	an interest rate or discount rate is not ascertainable pursuant to the provisions of the definition of "CDOR Rate" and the inability to ascertain such rate is unlikely to be temporary;
(ii)
the regulatory supervisor for the administrator of the CDOR Rate screen rate, the Bank of Canada, an insolvency official with jurisdiction over the administrator for the CDOR Rate, a resolution authority with jurisdiction over the administrator for the CDOR Rate, or a court or an entity with similar insolvency or resolution authority over the administrator for the CDOR Rate, has made a public statement, or published information, stating that the administrator of the CDOR Rate, has ceased or will cease to provide the CDOR Rate, permanently or indefinitely on a specific date; provided that, at that time, there is no successor administrator that will continue to provide the CDOR Rate; or

(iii)
the administrator of the CDOR Rate screen rate or a Governmental Entity having jurisdiction over the Administrative Agent or the administrator of the CDOR Rate screen rate has made a public statement identifying a specific date after which the CDOR Rate, or the CDOR Rate screen rate shall no longer be made available, or used for determining the interest rate of loans or the discount rates for bankers' acceptances; provided that, at that time, there is no successor administrator that will continue to provide the CDOR Rate,

(the date of determination or such specific date in the foregoing paragraphs (i) through (iii), the "CDOR Discontinuation Date").
then the Administrative Agent and the Borrowers shall negotiate in good faith to select a replacement index rate for the CDOR Rate and make such spread adjustments thereto and other related amendments to this Agreement such that, to the extent practicable, the all-in rate paid by the Borrowers under this Agreement based on the replacement index rate will be substantially equivalent to the CDOR Rate immediately prior to the CDOR Rate's replacement.
(b)
Upon an agreement being reached between the Administrative Agent and the Borrowers pursuant to clause (a) above, the Administrative Agent and the Borrowers shall enter into an amendment to this Agreement that gives effect to the replacement index rate, spread adjustments and such other related amendments as may be appropriate in the discretion of the Administrative Agent for the implementation and administration of Canadian Dollar loans bearing interest or bankers' acceptances with discount rates calculated with reference to the replacement index rate.  Notwithstanding anything to the contrary in this Agreement (including Section 12.1) or any other Credit Document, such amendment shall become effective at 5:00 p.m. (Calgary time) on the fifth Business Day after a copy of the amendment is provided to the Lenders and without any further action or consent of any other party to this Agreement, unless the Administrative Agent receives, on or before such date and time, a written notice from the Majority Lenders stating that such Lenders object to such amendment.

(c)
Selection of the replacement index rate, spread adjustments, and all other related amendments to this Agreement contemplated by this Section shall give due consideration to the prevailing market practice for: (i) determining a rate of interest applicable to newly originated Canadian Dollar loans made in Canada at such time and for determining the discount rate for Canadian Dollar bankers' acceptances issued and accepted in Canada at such time, and (ii) transitioning existing loans and bankers' acceptances from CDOR Rate-based rates to loans bearing interest and bankers' acceptances with discount rates calculated with reference to the new reference index rate.

(d)
Until an amendment reflecting the transition to such a new reference index rate becomes effective as contemplated by this Section, the discount rate applicable to each Advance, conversion or rollover of a Bankers' Acceptance, Draft or BA Equivalent Note shall continue to be calculated with reference to the CDOR Rate; provided that if the Administrative Agent determines (which determination shall be conclusive, absent manifest error) that a CDOR Discontinuation Date has occurred, then following the CDOR Discontinuation Date, until such time as an amending agreement adopting such a new reference index rate becomes effective as contemplated by this Section:

(i)
any requested Advance by way of, conversion into, or rollover of, a Bankers' Acceptance, Draft or a BA Equivalent Note under a Credit Facility shall be deemed to be a request for a Canadian Prime Rate Advance in the same principal amount under the same Credit Facility; and

(ii)
in respect of a maturing Bankers' Acceptance, Draft or BA Equivalent Note under a Credit Facility, in the event the applicable Borrower fails to give, if applicable, an Interest Rate Election with respect thereto specifying the conversion of such Bankers' Acceptance, Draft or BA Equivalent Note on the maturity date thereof into an Advance other than a Bankers' Acceptance, Draft or BA Equivalent Note (and provided a valid notice of repayment pursuant to Section 2.10(d) has not been delivered to the Administrative Agent in respect thereof), such maturing Bankers' Acceptance, Draft or BA Equivalent Note shall be converted on the maturity date thereof into a Canadian Prime Rate Advance under the same Credit Facility as if a valid Interest Rate Election had been given to the Administrative Agent by such Borrower pursuant to the provisions hereof.

(e)
Notwithstanding any other provision of the Agreement, if at any time the replacement index rate agreed upon to replace the CDOR Rate shall be less than zero, it shall be deemed to be zero for the purposes of the Agreement.

(f)	For certainty, upon the occurrence of a CDOR Discontinuation Date, the Canadian Prime Rate shall be determined without regard to subparagraph (b) of the definition thereof.
3.6	Interest on Advances
The applicable Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance or conversion of another Type of Advance into such Advance until the date on which the principal amount of the Advance is repaid in full or is converted into another Type of Advance or Type of Accommodation at the following rates per annum:
(a)
Base Rate (Canada) Advances.  If and so long as such Advance is a Base Rate (Canada) Advance and subject as provided in the following sentence, at a rate per annum equal at all times to the Base Rate (Canada) in effect from time to time plus the Applicable Margin under the applicable Credit Facility, calculated daily and payable in arrears:

(i)	on the first day of each month in each year; and
(ii)	on the day on which such Base Rate (Canada) Advance becomes due and payable in full pursuant to the provisions hereof.
Any amount of principal of, or interest on, any such Base Rate (Canada) Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall be payable on demand and shall bear interest (both before and after judgment), from the date on which such amount is due until such amount is paid in full, at a rate per annum equal to the Base Rate (Canada) in effect from time to time plus the Applicable Margin under the applicable Credit Facility plus 1%.
(b)
Canadian Prime Rate Advances.  If and so long as such Advance is a Canadian Prime Rate Advance and subject as provided in the following sentence, at a rate per annum equal at all times to the Canadian Prime Rate in effect from time to time plus the Applicable Margin under the applicable Credit Facility, calculated daily and payable in arrears:

(i)	on the first day of each month in each year; and
(ii)	on the day on which such Canadian Prime Rate Advance becomes due and payable in full pursuant to the provisions hereof.
Any amount of principal of, or interest on, any such Canadian Prime Rate Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall be payable on demand and shall bear interest (both before and after judgment), from the date on which such amount is due until such amount is paid in full, at a rate per annum equal to the Canadian Prime Rate in effect from time to time plus the Applicable Margin under the applicable Credit Facility plus 1%.

(c)
Eurodollar Rate Advances.  If and so long as such Advance is a Eurodollar Rate Advance and subject as provided in the following sentence, at a rate per annum equal at all times during any Interest Period for such Eurodollar Rate Advance to the Eurodollar Rate for such Interest Period plus the Applicable Margin under the applicable Credit Facility, calculated daily and payable in arrears:

(i)	in the case of an Interest Period longer than three (3) months, on the date falling three (3) months from the beginning of such Interest Period;
(ii)	on the last day of such Interest Period; and
(iii)	on the day on which such Eurodollar Rate Advance becomes due and payable in full pursuant to the provisions hereof.
Any amount of principal or interest on any such Eurodollar Rate Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall be payable on demand and shall bear interest (both before and after judgment), from the date on which such amount is due until such amount is paid in full, at a rate per annum equal to the Base Rate (Canada) in effect from time to time plus the Applicable Margin under the applicable Credit Facility plus 1%.
ARTICLE 4
BANKERS' ACCEPTANCES
4.1	Acceptances and Drafts
(a)
Each Lender (other than the 5 Year Swingline Lenders and the Documentary Credit Lenders in such capacities) severally agrees, on the terms and conditions of this Agreement, and in accordance with the applicable Drawing Notice, from time to time on any Business Day prior to the 5 Year Maturity Date in respect of such Lender if it is a 5 Year Lender and prior to the 2 Year Maturity Date in respect of such Lender if it is a 2 Year Lender:

(i)
in the case of a Lender which is willing and able to accept Drafts, to create acceptances ("Bankers' Acceptances") by accepting Drafts and to purchase such Bankers' Acceptances in accordance with Section 4.3(b); and

(ii)
in the case of a Lender which is unwilling or unable to accept Drafts, to purchase completed Drafts (which have not and will not be accepted by such Lender or any other Lender) in accordance with Section 4.3(b).

(b)
Each requested Drawing shall be in the minimum aggregate Face Amount and in an integral multiple of the amount set forth in Schedule 6 and shall consist of the creation and purchase of Bankers' Acceptances or the purchase of Drafts on the same day, in each case for the Drawing Price, by the relevant Lenders in accordance with Section 4.3 and their respective Lender's Commitment under the applicable Credit Facility.

(c)
The aggregate Face Amount of the Bankers' Acceptances to be created and purchased by a Lender or Drafts to be purchased by a Lender on any Drawing Date (upon a conversion or otherwise), shall be determined by the Administrative Agent based upon each Lender's rateable portion of the Drawing, except that, if the Face Amount of any Bankers' Acceptance to be created and purchased or Draft to be purchased, determined as aforesaid, would not be in an integral multiple of Cdn. $100,000, the Administrative Agent in its sole discretion may increase such Face Amount to the nearest whole multiple of Cdn. $100,000 or may reduce such Face Amount to the nearest whole multiple of Cdn. $100,000.
4.2	Form of Drafts
Each Draft presented by a Borrower shall:
(a)	be in an integral multiple of Cdn. $100,000;
(b)	be dated the date of the Drawing; and
(c)
mature and be payable by the applicable Borrower (in common with all other Drafts presented in connection with such Drawing) on a Business Day which occurs approximately one (1) month, two (2) months or three (3) months, at the election of the applicable Borrower (or at such other time as may be agreed to by the applicable Borrower and the applicable Lenders, acting reasonably), after the Drawing Date and, subject to Section 1.7, on or prior to the latest 5 Year Maturity Date in the case of the 5 Year Facility, and to the 2 Year Maturity Date, in the case of the 2 Year Facility.

4.3	Procedure for Drawing
(a)
Each Drawing shall be made on notice (a "Drawing Notice") given by a Borrower to the Administrative Agent not later than 9:00 a.m. (Calgary time) on the number of days' notice specified in Schedule 6.  Each Drawing Notice shall be in substantially the form of Schedule 4, shall be irrevocable, except as provided in Section 4.6(a), shall be binding on the applicable Borrower and shall specify:

(i)	the applicable Credit Facility;
(ii)	the Drawing Date;
(iii)	the aggregate Face Amount of Bankers' Acceptances or Drafts to be accepted, if applicable, and purchased; and
(iv)	the tenure thereof.
(b)
Not later than noon (Calgary time) on an applicable Drawing Date, each Lender under a Credit Facility shall complete one or more Drafts under such Credit Facility in accordance with the Drawing Notice and either:

(i)	accept the Drafts and purchase the Bankers' Acceptances so created for the Drawing Price; or
(ii)	purchase the Drafts for the Drawing Price.
In each case, upon receipt by the Administrative Agent of funds from the Lenders under such Credit Facility on account of the Drawing Price and upon fulfilment of the applicable conditions set forth in Article 6, the Administrative Agent shall make such funds available to the applicable Borrower in accordance with Article 2.
(c)
The applicable Borrower shall, at the request of any Lender under a Credit Facility, issue one or more non-interest bearing promissory notes under such Credit Facility (each a "BA Equivalent Note") payable on the maturity date of any unaccepted Draft referred to above, in such form as any such Lender may reasonably specify and in a principal amount equal to the Face Amount of, and in exchange for, any unaccepted Draft which any such Lender has purchased in accordance with Section 4.3(b).

(d)
Bankers' Acceptances purchased by a Lender may be held by it for its own account until the maturity date thereof or sold by it at any time prior to that date in any relevant Canadian market in such Lender's sole discretion.

4.4	Presigned Draft Forms
(a)
Subject to paragraph (b) of this Section 4.4, in order to enable the Lenders under a Credit Facility to create Bankers' Acceptances or complete Drafts in the manner specified in this Article 4, each Borrower shall supply each Lender under such Credit Facility with such number of Drafts as it may reasonably request, duly signed and endorsed on behalf of the applicable Borrower.  Each Lender under the applicable Credit Facility hereby indemnifies the applicable Borrower against any loss or improper use thereof by such Lender, will exercise such care in the custody and safekeeping of Drafts as it would exercise in the custody and safekeeping of similar property owned by it and will, upon request by a Borrower, promptly advise the applicable Borrower of the number and designations, if any, of uncompleted Drafts held by it for such Borrower.  The signature of any officer of a Borrower on a Draft may be mechanically reproduced and any BA Instrument bearing a facsimile signature shall be binding upon such Borrower as if it had been manually signed.  Even if the individuals whose manual or facsimile signature appears on any BA Instrument no longer hold office at the date of its acceptance by the Lender or at any time after such date, any BA Instrument so signed shall be valid and binding upon the applicable Borrower.  No Lender shall be liable for its failure to accept a Draft as required hereby if the cause of such failure is, in whole or in part, due to the failure of the Borrowers to provide Drafts to such Lender on a timely basis.

(b)
Each Borrower hereby irrevocably appoints each Lender under a Credit Facility as its attorney to sign and endorse on its behalf, manually or by facsimile or mechanical signature, any BA Instrument under such Credit Facility necessary to enable each Lender to make Drawings in the manner specified in this Article 4 under such Credit Facility.  All Bankers' Acceptances signed or endorsed on a Borrower's behalf by a Lender shall be binding on such Borrower, all as if duly signed or endorsed by such Borrower.  Each Lender shall:

(i)
maintain a record under the applicable Credit Facility with respect to any BA Instrument completed in accordance with this Section 4.4, voided by it for any reason, accepted and purchased by it hereunder, and cancelled at its respective maturity; and

(ii)
retain such records in the manner and for the statutory periods provided in the various provincial or federal statutes and regulations which apply to such Lender and make such records available to the Borrowers acting reasonably.

On request by a Borrower, a Lender shall cancel and return to the possession of such Borrower all BA Instruments under a Credit Facility which have been pre-signed or pre-endorsed on behalf of such Borrower and which are held by such Lender and are not required to make Drawings in accordance with this Article 4 under such Credit Facility.

4.5	Payment, Conversion or Renewal of BA Instruments
(a)	Upon the maturity of a BA Instrument under a Credit Facility, the applicable Borrower may:
(i)	elect to issue a replacement Bankers' Acceptance or Draft under the same Credit Facility by giving a Drawing Notice in accordance with Section 4.3(a) under such Credit Facility;
(ii)
elect to have all or a portion of the Face Amount of such BA Instrument converted to an Advance under the same Credit Facility (provided that in the case of a conversion of a portion only of the Face Amount of the BA Instrument, the remaining Face Amount, if any, of such BA Instrument shall not be less than the minimum Face Amount set forth in Schedule 6) under the same Credit Facility by giving a Borrowing Notice in accordance with Section 3.2; or

(iii)
pay, on or before 10:00 a.m. (Calgary time) on the maturity date for the BA Instrument, an amount in Canadian Dollars equal to the Face Amount of the BA Instrument (notwithstanding that a Lender may be the holder of it at maturity).

Any such payment shall satisfy the applicable Borrower's obligations under the BA Instrument to which it relates and the relevant Lender shall then be solely responsible for the payment of the BA Instrument.
(b)
If a Borrower fails to pay any BA Instrument under a Credit Facility when due or to request a replacement in the Face Amount of such BA Instrument pursuant to Section 4.5(a), the unpaid amount due and payable shall be converted to a Canadian Prime Rate Advance under the same Credit Facility and shall bear interest calculated and payable as provided in Article 3.  This conversion shall occur as of the maturity date of the BA Instrument and without any necessity for a Borrower to give a Borrowing Notice.

4.6	Circumstances Making Bankers' Acceptances Unavailable
If:
(a)
the Administrative Agent, acting reasonably, makes a determination, which determination shall be conclusive and binding upon the Borrowers, and notifies the Borrowers, that there no longer exists an active market for Bankers' Acceptances and Drafts; or

(b)
the Administrative Agent is advised by Lenders under a Credit Facility holding at least 35% of the Commitment under such Credit Facility by written notice (each, a "Lender BA Suspension Notice") that such Lenders have determined, acting reasonably, that the Reference Discount Rate will not or does not accurately reflect the cost of funds of such Lenders or the discount rate which would be applicable to a sale of Bankers' Acceptances or Drafts by such Lenders in the market;

then:
(c)
the right of the Borrower(s) to request Bankers' Acceptances or Drafts from any Lender under such Credit Facility shall be suspended until the Administrative Agent determines that the circumstances causing such suspension no longer exist and so notifies the Borrowers and the Lenders under such Credit Facility;

(d)
any outstanding Drawing Notice requesting a Drawing by way of Bankers' Acceptances and/or Drafts under such Credit Facility shall be deemed to be a Borrowing Notice requesting a Canadian Prime Rate Advance in the amount specified in the original Borrowing Notice under such Credit Facility;

(e)
any outstanding Interest Rate Election requesting a conversion of a Base Rate (Canada) Advance or a Eurodollar Rate Advance into a Bankers' Acceptance and/or Draft shall be deemed to be a notice requesting a conversion of such Base Rate (Canada) Advance or Eurodollar Rate Advance into a Canadian Prime Rate Advance under such Credit Facility; and

(f)
any outstanding Interest Rate Election requesting a rollover of a Bankers' Acceptance and/or Draft shall be deemed to be a notice requesting a conversion of such Bankers' Acceptances and/or Drafts into a Canadian Prime Rate Advance under such Credit Facility.

The Administrative Agent shall promptly notify the Borrowers and the Lenders under the applicable Credit Facility of any suspension of the Borrower's right to request Bankers' Acceptances and Drafts and of any termination of any such suspension. A Lender BA Suspension Notice shall be effective upon receipt of the same by the Administrative Agent if received prior to 12:00 noon (Calgary time) on a Business Day and if not, then on the next following Business Day, except in connection with a Drawing Notice or Interest Rate Election previously received by the Administrative Agent, in which case the Lender BA Suspension Notice shall only be effective with respect to such previously received Drawing Notice or Interest Rate Election under the applicable Credit Facility if received by the Administrative Agent prior to 12:00 noon (Calgary time) two (2) Business Days prior to the proposed date of the Drawing applicable to such previously received Drawing Notice or Interest Rate Election, as applicable.
ARTICLE 5
DOCUMENTARY CREDITS
5.1	Documentary Credits
The Administrative Agent shall issue Non-Fronted Documentary Credits under the 5 Year Facility for the account of a Borrower on behalf of each 5 Year Lender, and each 5 Year Lender severally agrees that the Administrative Agent shall issue Non-Fronted Documentary Credits for and on its behalf, on the terms and conditions of this Agreement, in accordance with the applicable Issue Notice and on any Business Day prior to the 5 Year Maturity Date of such Lender.  Each 5 Year Fronting Documentary Credit Lender agrees, on the terms and conditions of this Agreement, and in accordance with the applicable Issue Notice, to issue Fronted Documentary Credits for the account of a Borrower on any Business Day prior to the 5 Year Maturity Date of such 5 Year Fronting Documentary Credit Lender.
5.2	Issue Notice
(a)
Each Issue shall be made on notice (an "Issue Notice") given by a Borrower to the Administrative Agent, in the case of Non-Fronted Documentary Credits to be issued by the Administrative Agent as attorney-in-fact for and on behalf of the 5 Year Lenders, or to the applicable 5 Year Fronting Documentary Credit Lender (with a copy to the Administrative Agent), in the case of Fronted Documentary Credits to be issued by such 5 Year Fronting Documentary Credit Lender, not later than 10:00 a.m. (Calgary time) on the number of days' notice specified in Schedule 6.  A Borrower may elect from which 5 Year Fronting Documentary Credit Lender it is requesting an Issue.  The Issue Notice shall be in substantially the form of Schedule 5, shall be irrevocable and binding on the applicable Borrower, shall be accompanied by such other usual and customary documents (such as applications) required by the Administrative Agent or the 5 Year Fronting Documentary Credit Lender, as applicable (and which shall be consistent with the provisions hereof), and shall specify:
(i)	the requested date of Issue (the "Issue Date");
(ii)	whether such Documentary Credit is to be made available by the Administrative Agent for and on behalf of the 5 Year Lenders or by one or more 5 Year Fronting Documentary Credit Lenders;
(iii)	the type of Documentary Credit;
(iv)	the Face Amount of the Documentary Credit;
(v)
the expiration date of the Documentary Credit (which expiration date shall not exceed 365 days from the Issue Date subject to automatic or other extensions thereof and, in any event, the expiration date, subject to Section 1.7, shall not extend beyond the 5 Year Maturity Date of any applicable Documentary Credit Lender, and provided that in determining Accommodations Outstanding under the 5 Year Facility the Administrative Agent shall treat any such Documentary Credit as outstanding unless otherwise notified in writing by the applicable Borrower and the applicable Documentary Credit Lender);

(vi)
whether such Documentary Credit is a direct credit substitute for the purposes of the Capital Adequacy Guidelines, provided that if the applicable Borrower and the Administrative Agent, in the case of a Non-Fronted Documentary Credit or the 5 Year Fronting Documentary Credit Lender, in the case of a Fronted Documentary Credit, do not agree on whether or not such Documentary Credit is a direct credit substitute, such Documentary Credit shall not be issued until such time as the applicable Borrower and the Administrative Agent or such 5 Year Fronting Documentary Credit Lender, as applicable, agree as to whether or not it is a direct credit substitute; and

(vii)	the name and address of the Beneficiary.
(b)
In respect of any Documentary Credit, the Administrative Agent shall provide each of the applicable Documentary Credit Lenders with a copy of the Issue Notice forthwith upon receipt thereof from a Borrower.  Such notice shall specify each such Documentary Credit Lender's rateable portion of such Documentary Credit.

(c)
The applicable Borrower shall repay, and there shall become due and payable on the Issue Date, the principal amount of any Accommodations Outstanding which are to be converted in whole or in part, to Documentary Credits, and interest and all other amounts payable in respect thereof, all as if such conversion were a prepayment of such Advances pursuant to Article 2.

5.3	Form of Documentary Credits
(a)	Each Fronted Documentary Credit shall:
(i)	be dated the Issue Date;
(ii)	have an expiration date on a date that complies with Section 5.2(a) or, if such date is not a Business Day on the Business Day immediately preceding such date;

(iii)
comply with the definition of Fronted Documentary Credit and be a type of Documentary Credit issued by the applicable 5 Year Fronting Documentary Credit Lender for the proposed purpose of the Issue which shall in all cases be reasonably satisfactory to the applicable 5 Year Fronting Documentary Credit Lender;

(iv)	be issued in U.S. Dollars, Canadian Dollars or Pounds Sterling; and
(v)	be on the standard documentary forms required by the applicable 5 Year Fronting Documentary Credit Lender.
(b)	Each Non-Fronted Documentary Credit shall:
(i)	be dated the Issue Date;
(ii)	have an expiration date on a date that complies with Section 5.2(a) (if such date is not a Business Day on the Business Day immediately preceding such date);
(iii)
comply with the definition of Non-Fronted Documentary Credit and be a type of Documentary Credit issued by the 5 Year Lenders on whose behalf the Administrative Agent is issuing such Non-Fronted Documentary Credit for the proposed purpose of the Issue which in all cases shall be reasonably satisfactory to the Administrative Agent;

(iv)	be issued in U.S. Dollars, Canadian Dollars or Pounds Sterling; and
(v)	be substantially in the form of Schedule 11, with any such changes to such form as:
(A)
the Administrative Agent shall determine in good faith is required and on a commercially reasonable basis does not materially increase the obligations, or diminish the rights, of any Documentary Credit Lender relative to such form, or

(B)	all of the applicable Documentary Credit Lenders shall approve;
provided that, without the prior written consent of each Documentary Credit Lender, no Non-Fronted Documentary Credit may be issued that would change or affect the several nature of the obligations of the Documentary Credit Lenders thereunder.
5.4	Administrative Agent to Execute Non-Fronted Documentary Credits as Attorney for Lenders
(a)
Each Non-Fronted Documentary Credit shall be executed and delivered by the Administrative Agent in the name of and on behalf of, and as attorney-in-fact for, each Documentary Credit Lender party to such Non-Fronted Documentary Credit.  The Administrative Agent shall act under each Non-Fronted Documentary Credit as the agent of the applicable Documentary Credit Lenders to:

(i)	receive drafts, other demands for payment and other documents presented by the Beneficiary thereunder;
(ii)	determine whether such drafts, demands and documents are in compliance with the terms and conditions of such Non-Fronted Documentary Credit; and
(iii)	notify such Documentary Credit Lenders and the applicable Borrower that a valid drawing has been made and the date that the related payment by the Documentary Credit Lenders thereunder is to be made; provided that the Administrative Agent shall have no obligation or liability as Administrative Agent for any such payment under any Non-Fronted Documentary Credit, and each such Non-Fronted Documentary Credit shall expressly so provide.

Each Documentary Credit Lender hereby irrevocably appoints and designates the Administrative Agent as its attorney-in-fact, acting through any duly authorized officer of the Administrative Agent, to execute and deliver in the name and on behalf of such Documentary Credit Lender at any time prior to the 5 Year Maturity Date of such Documentary Credit Lender but subject to Section 1.7, each Non-Fronted Documentary Credit to be issued on behalf of such Documentary Credit Lender hereunder.  Promptly upon the request of the Administrative Agent, each Documentary Credit Lender will furnish to the Administrative Agent such powers of attorney or other evidence as any beneficiary thereunder may reasonably request in order to demonstrate that the Administrative Agent has the power to act as attorney-in-fact for such Documentary Credit Lender to execute and deliver such Non-Fronted Documentary Credit.  The Borrowers, the Administrative Agent and the Documentary Credit Lenders agree that each Non-Fronted Documentary Credit shall provide that all drafts and other documents presented thereunder shall be delivered to the Administrative Agent and that all payments thereunder shall be made by the Documentary Credit Lenders obligated thereon through the Administrative Agent.  Each Documentary Credit Lender shall be severally liable under each Non-Fronted Documentary Credit issued in accordance with its rateable share of the Commitment on the date of issuance of such Non-Fronted Documentary Credit and each Non-Fronted Documentary Credit shall specify each Documentary Credit Lender's rateable share of the amount payable thereunder.
(b)
The Administrative Agent shall maintain records showing the undrawn and unexpired amount of each Non-Fronted Documentary Credit outstanding under the 5 Year Facility and each Documentary Credit Lender's share of such amount, and showing for each such Non-Fronted Documentary Credit issued hereunder:

(i)	the Issue Date and expiration date thereof;
(ii)	the Face Amount thereof;
(iii)	the date and amount of all payments made thereunder; and
(iv)	each Documentary Credit Lender's share of the amount of each such Non-Fronted Documentary Credit issued hereunder.
The Administrative Agent shall make copies of such records available to any Documentary Credit Lender or either Borrower upon their request.
5.5	Procedure for Issuance of Documentary Credits
(a)
Not later than 12:00 p.m. (Calgary time) on an applicable Issue Date, the Administrative Agent as attorney-in-fact for and on behalf of the Documentary Credit Lenders (in the case of Non-Fronted Documentary Credits) or the 5 Year Fronting Documentary Credit Lender (in the case of Fronted Documentary Credits), will complete and issue or arrange to have completed and issued an appropriate type of Documentary Credit:

(i)	dated the Issue Date;

(ii)	in favour of the Beneficiary;
(iii)	in a Face Amount equal to the amount referred to in Section 5.2(a); and
(iv)	with the expiration date, as specified by the relevant Borrower in its Issue Notice (subject to Section 5.3).
Upon issuance of a Documentary Credit, the Administrative Agent or the 5 Year Fronting Documentary Credit Lender, as applicable, shall give prompt notice thereof to the relevant Borrower and each Documentary Credit Lender.
(b)
No Documentary Credit shall require payment against a conforming draft to be made thereunder on the same Business Day upon which such draft is presented, if such presentation is made after 10:00 a.m. (local time) on such Business Day.

(c)
Prior to the Issue Date, the Borrower requesting a Documentary Credit to be issued shall specify a precise description of the documents and the verbatim text of any certificates to be presented by the Beneficiary which, if presented by the Beneficiary, would require the applicable Documentary Credit Lender to make payment under the applicable Documentary Credit.  The Administrative Agent or a Documentary Credit Lender may, before the Issue of the Documentary Credit and acting reasonably in consultation with such Borrower, require changes in any such documentation or certificate.

(d)
In determining whether to pay under any Documentary Credit, the applicable Documentary Credit Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Documentary Credit have been delivered and that they comply on their face with the requirements of such Documentary Credit.

5.6	Contingent Liability of Lenders
A 5 Year Lender who has Accommodations Outstanding consisting of contingent liability under Documentary Credits outstanding on behalf of a Borrower shall continue to be liable under such Documentary Credits up to and including the Lender's 5 Year Maturity Date.  The applicable Borrower shall pay the Administrative Agent on behalf of such Lender on such Lender's 5 Year Maturity Date an amount equal to such Lender's contingent liability in respect of any Documentary Credits which remain outstanding on behalf of such Borrower on such 5 Year Maturity Date, in accordance with Section 5.11.
5.7	Payment of Amounts Drawn Under Documentary Credits
(a)
Each 5 Year Lender and each Borrower hereby irrevocably authorizes the Administrative Agent or the applicable 5 Year Fronting Documentary Credit Lender, as applicable, to review on behalf of each 5 Year Lender each draft and other documents presented under each Documentary Credit.  The determination of the Administrative Agent or the applicable 5 Year Fronting Documentary Credit Lender, as applicable, as to the conformity of any documents presented under a Documentary Credit to the requirements of such Documentary Credit shall, in the absence of the negligence or wilful misconduct of the Administrative Agent or the applicable 5 Year Fronting Documentary Credit Lender, as applicable, be conclusive and binding on the relevant Borrower and each 5 Year Lender.  The Administrative Agent or the applicable 5 Year Fronting Documentary Credit Lender, as applicable, shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under any Documentary Credit.  In respect of any Non-Fronted Documentary Credits, the Administrative Agent shall promptly after such examination:
(i)
notify each of the Documentary Credit Lenders obligated under such Non-Fronted Documentary Credit and the relevant Borrower by telephone (confirmed in writing) of such demand for payment and of each Documentary Credit Lender's rateable share of such payment;

(ii)	deliver to each such Documentary Credit Lender a copy of each document purporting to represent a demand for payment under such Non-Fronted Documentary Credit; and
(iii)	notify each such Documentary Credit Lender and the relevant Borrower whether such demand for payment was properly made under the relevant Documentary Credit.
With respect to any drawing determined by the Administrative Agent or the applicable 5 Year Fronting Documentary Credit Lender, as applicable, to have been properly made under a Documentary Credit, each 5 Year Lender will make its rateable share of the applicable payment in respect of such Documentary Credit, in accordance with its liability under such Documentary Credit and this Agreement, such payment to be made to the Administrative Agent for the account of the applicable 5 Year Fronting Documentary Credit Lender (in the case of a Fronted Documentary Credit) or such account as the Administrative Agent shall advise (in the case of a Non-Fronted Documentary Credit).  The Administrative Agent will make any payments made available to it by the applicable Documentary Credit Lenders to the Beneficiary of such Documentary Credit by promptly crediting the amounts so received, in like funds, to the account identified by such Beneficiary in connection with such demand for payment.  Promptly following any payment by any Documentary Credit Lender in respect of any Documentary Credit, the Administrative Agent will notify the relevant Borrower of such payment; provided that any failure to give or delay in giving such notice shall not relieve the relevant Borrower of its obligation to reimburse the applicable Documentary Credit Lenders with respect to any such payment.  The responsibility of the applicable 5 Year Fronting Documentary Credit Lender in connection with any draft presented for payment under any Fronted Documentary Credit shall, in addition to any payment obligation expressly provided for in such Documentary Credit, be limited to determining that the documents (including each draft) delivered under such Fronted Documentary Credit in connection with such presentment are in conformity with the requirements of such Fronted Documentary Credit.  The responsibility of the Administrative Agent in connection with any draft presented for payment under any Non-Fronted Documentary Credit shall be limited to determining that the documents (including each draft) delivered under such Non-Fronted Documentary Credit in connection with such presentment are in conformity with the requirements of such Non-Fronted Documentary Credit.
(b)
The relevant Borrower agrees to reimburse the applicable 5 Year Fronting Documentary Credit Lender for the account of the 5 Year Lenders (in respect of a Fronted Documentary Credit) or each applicable Documentary Credit Lender (in respect of a Non-Fronted Documentary Credit), on demand, for each payment made by the applicable 5 Year Fronting Documentary Credit Lender or such Documentary Credit Lender, as applicable, under any Documentary Credit.  The relevant Borrower shall make such reimbursement by paying to the applicable 5 Year Fronting Documentary Credit Lender (in respect of a Fronted Documentary Credit) or the Administrative Agent, for the account of each applicable Documentary Credit Lender (in respect of a Non-Fronted Documentary Credit) to the applicable Borrower's Account, the full amount of each such payment made by the applicable 5 Year Fronting Documentary Credit Lender or such Lender, as applicable.  The relevant Borrower shall also pay and reimburse each applicable 5 Year Fronting Documentary

Credit Lender or each Documentary Credit Lender, as applicable, for all taxes, fees, charges and other reasonable and customary costs and expenses incurred by such Lender in connection with such payment, as notified by such Documentary Credit Lender to the relevant Borrower through the Administrative Agent.  Each reimbursement payment shall be due and payable on the date on which the Administrative Agent or the applicable 5 Year Fronting Documentary Credit Lender, as applicable, notifies the relevant Borrower of the amount of such reimbursement obligation.

(c)
In respect of each Documentary Credit, unless on the date of such drawing the applicable Borrower has made payment on demand to the applicable Borrower's Account of an amount, in same day funds, equal to the amount of such drawing; then:

(i)
the applicable Borrower shall be deemed to have given a Borrowing Notice to the Administrative Agent, requesting a Canadian Prime Rate Advance or a Base Rate (Canada) Advance, as the case may be, under the 5 Year Facility and as determined by the Administrative Agent acting reasonably, based upon the amount and currency required on the date on which such drawing is honoured in an amount equal to the amount of such drawing, provided that in the case of any Documentary Credit issued in Pounds Sterling, the Borrower shall be deemed to have requested a Canadian Prime Rate Advance in an amount equal to the Canadian Dollars utilized by each Lender or the applicable 5 Year Fronting Documentary Credit Lender in accordance with its usual practices to purchase Pounds Sterling on the date on which payment is made on such Documentary Credit;

(ii)	the 5 Year Lenders shall on the date of such drawing, make such Canadian Prime Rate Advance or Base Rate (Canada) Advance, as the case may be, rateably under the 5 Year Facility; and
(iii)
the Administrative Agent shall pay the proceeds thereof to the applicable 5 Year Fronting Documentary Credit Lender (in respect of a Fronted Documentary Credit) or each applicable Documentary Credit Lender (in respect of a Non-Fronted Documentary Credit) as reimbursement for the amount of such drawing; and

(iv)	the Administrative Agent shall promptly notify the applicable Borrower of any such Canadian Prime Rate Advance or Base Rate (Canada) Advance, as the case may be.
(d)	Each applicable Documentary Credit Lender shall be required to make its rateable portion of the Advances referred to in Section 5.7(c) notwithstanding:
(i)	the amount of the Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder;
(ii)	that any conditions specified in Article 6 are not then satisfied;
(iii)	that a Default or Event of Default has occurred and is continuing;
(iv)	the date of such Borrowing; and
(v)	any reduction of the Commitment under the 5 Year Facility after any Documentary Credit was issued.
(e)	In respect of any Non-Fronted Documentary Credit, the Administrative Agent shall not be required to make any payment under a Non-Fronted Documentary Credit in excess of the amount received by it from the applicable Documentary Credit Lenders for such payment.  Promptly after making a payment under a Non-Fronted Documentary Credit on behalf of the Documentary Credit Lenders liable thereunder, the Administrative Agent shall remit to each such Documentary Credit Lender that remitted funds to the Administrative Agent in respect of such payment such Documentary Credit Lender's portion of the payments received by the Administrative Agent from the applicable Borrower in respect of such payment.

5.8	Fees
(a)
The applicable Borrower shall pay to the Administrative Agent, for the account of the applicable Documentary Credit Lenders, a Documentary Credit fee with respect to each outstanding Documentary Credit at a rate per annum equal to the Applicable Margin under the 5 Year Facility in effect from time to time, calculated on the basis of the Face Amount of each such Documentary Credit and a year of 365 or 366 days, as the case may be, calculated daily and payable in arrears on the first Business Day following the last day of each Financial Quarter and on each 5 Year Maturity Date in respect of any Documentary Credit Lender and in the same currency as such Documentary Credit.

(b)
In addition, in respect of each Fronted Documentary Credit, the applicable Borrower shall pay to the applicable 5 Year Fronting Documentary Credit Lender a fronting fee equal to 17.5 basis points per annum.  Any such fronting fee shall be calculated on the basis of the Face Amount of each outstanding Fronted Documentary Credit and a year of 365 or 366 days, as the case may be, calculated daily and payable in arrears on the first Business Day following the end of each Financial Quarter and on each 5 Year Maturity Date in respect of such 5 Year Fronting Documentary Credit Lender and in the same currency as such Fronted Documentary Credit.

(c)	The applicable Borrower shall pay to each applicable Documentary Credit Lender its:
(i)
reasonable set-up fees, cable charges and other customary miscellaneous charges in respect of the issue of Documentary Credits by it or on its behalf, as applicable, and upon the amendment or transfer of each Documentary Credit and each drawing made thereunder; and

(ii)	reasonable and customary documentary and administrative charges for amending, transferring or drawing under, as the case may be, Documentary Credits of a similar amount, term and risks.
5.9	Obligations Absolute
The obligation of the applicable Borrower to reimburse the applicable Documentary Credit Lender for drawings made under any Documentary Credit issued by the Administrative Agent as attorney-in-fact for and on behalf of the Lenders or any applicable 5 Year Fronting Documentary Credit Lender shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including:
(a)	any lack of validity or enforceability of any Documentary Credit;
(b)
the existence of any claim, compensation, set-off, defence or other right which the Borrowers or any of them may have at any time against a Beneficiary or any transferee of any Documentary Credit (or any Persons for whom any such transferee may be acting), any Documentary Credit Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein and therein or any unrelated transaction (including any underlying transaction between either of the Borrowers or one of their Subsidiaries and the Beneficiary of any Documentary Credit);

(c)
any draft, demand, certificate or any other document presented under any Documentary Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(d)	any other circumstances or happenings whatsoever, which is similar to any of the foregoing; or
(e)	that a Default or an Event of Default shall have occurred and be continuing.
5.10	Indemnification; Nature of Documentary Credit Lender's Duties
In addition to amounts payable as elsewhere provided in this Article 5, the Borrowers hereby agree to protect, indemnify, pay and save each Documentary Credit Lender and the Administrative Agent, or either of them, harmless from and against any and all claims or losses (including reasonable legal fees and expenses) which such Documentary Credit Lender and the Administrative Agent, or either of them, may incur or be subject to as a consequence, direct or indirect, of:
(a)
the application for or issuance of or drawing under any Documentary Credit, other than as a result of the negligence or wilful misconduct of such Documentary Credit Lender or the Administrative Agent as determined by a court of competent jurisdiction, provided that such Documentary Credit Lender or the Administrative Agent acts in good faith; or

(b)
the failure of such Documentary Credit Lender or the Administrative Agent to honour a drawing under any Documentary Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority prohibiting the payment of such drawing (all such acts or omissions herein called "Government Acts").

As between the Borrowers and each Documentary Credit Lender, the Borrowers assume all risks of the acts and omissions of, or misuse of any Documentary Credit issued by such Documentary Credit Lender, by the Beneficiary of such Documentary Credit.  Except to ensure compliance with the applicable Documentary Credit, the Documentary Credit Lenders shall not have any responsibility for:
(i)
the form, validity, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for, issuance of or drawing under any Documentary Credit (even if it should in fact prove to be in any or all respects invalid, inaccurate, fraudulent or forged);

(ii)
the validity or sufficiency of any instrument transferring or assigning (or purporting to transfer or assign) any Documentary Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

(iii)	errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise (whether or not they are in cipher);
(iv)	errors in interpretation of technical terms;
(v)	any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Documentary Credit or of the proceeds thereof;

(vi)	the misapplication by the Beneficiary of any Documentary Credit or of the proceeds of any drawing under such Documentary Credit; and
(vii)	any consequences arising from causes beyond the control of the Documentary Credit Lender including any Government Acts.
None of the above shall affect, impair, or prevent the vesting of any of the Documentary Credit Lender's powers hereunder.  Any action taken or omitted by the Documentary Credit Lender under or in connection with any Documentary Credit issued by it or on behalf of it or the related certificates if taken or omitted in good faith, shall not put the Documentary Credit Lender under any resulting liability to the Borrowers or any of them provided that the Documentary Credit Lender acts without intentional or gross fault and has not engaged in wilful misconduct.
Neither Borrower shall have any obligation to indemnify a Documentary Credit Lender in respect of any liability incurred by such Documentary Credit Lender arising out of the negligence or wilful misconduct of such Documentary Credit Lender as determined by a court of competent jurisdiction, or out of the wrongful dishonour by such Documentary Credit Lender of a proper demand for payment made under any Documentary Credit issued by it or on behalf of it.
5.11	Repayments
(a)
If a Borrower shall be required to repay the Accommodations Outstanding to any or all of the Documentary Credit Lenders pursuant to Article 2, Article 9 or otherwise herein, then such Borrower shall pay to the Administrative Agent for and on behalf of the relevant Documentary Credit Lender to the extent required pursuant thereto and in the amount provided therein, an amount equal to such Documentary Credit Lender's contingent liability in respect of any Documentary Credit outstanding for the account of such Borrower hereunder, including any Documentary Credit which is the subject matter of any order, judgment, injunction or other such determination (a "Judicial Order") restricting payment by such Documentary Credit Lender under and in accordance with such Documentary Credit beyond the expiration date stated therein other than any Judicial Order permanently enjoining the applicable Documentary Credit Lender from paying under such Documentary Credit.  Payment in respect of each such Documentary Credit shall be due in the currency in which such Documentary Credit is denominated.

(b)
Each Documentary Credit Lender shall, with respect to any Documentary Credit issued by it or on behalf of it, upon the date on which any final and non-appealable order, judgment or other such determination has been rendered or issued either terminating the applicable Judicial Order or permanently enjoining such Documentary Credit Lender from paying under such Documentary Credit, pay to the applicable Borrower an amount equal to the aggregate of (y) the difference between the amount paid to such Documentary Credit Lender pursuant to Section 5.11(a) and the amounts paid by such Documentary Credit Lender under such Documentary Credit and (z) interest on such amount, if any, determined at such Documentary Credit Lender's applicable wholesale deposit rate for the relevant currency.

(c)	Each Documentary Credit Lender shall, with respect to any Documentary Credit issued by it or on behalf of it, upon the earlier of:
(i)
the date on which either (x) the original counterpart of such Documentary Credit is returned to the Administrative Agent or to such Documentary Credit Lender for cancellation, or (y) such Documentary Credit Lender is released by the Beneficiary from any further obligations in respect thereof; and

(ii)	the expiry (to the extent permitted by Law) of such Documentary Credit;
pay to the applicable Borrower an amount equal to the aggregate of (y) the difference between the amount paid to such Documentary Credit Lender pursuant to Section 5.11(a) and the amounts paid by such Documentary Credit Lender under such Documentary Credit and (z) interest on such amount, if any, determined at such Documentary Credit Lender's applicable wholesale deposit rate for the relevant currency.
ARTICLE 6
CONDITIONS OF LENDING
6.1	Conditions Precedent to Closing
This Agreement shall be effective upon, and the Existing Credit Agreement shall be amended and restated as herein provided upon the fulfilment of the following conditions precedent on the Effective Date:
(a)
the Administrative Agent shall have received, in form, substance and dated as of a date satisfactory to the Administrative Agent and its counsel and in sufficient quantities for each Lender and the Administrative Agent:

(i)	executed copies of this Agreement and the other Credit Documents required to be executed prior to the initial Accommodation hereunder;
(ii)	an executed copy of a withdrawal letter in respect of Export Development Canada;
(iii)
a certificate of a senior officer of the Covenantor certifying that no Default or Event of Default has occurred and is continuing and that the representations and warranties in Section 7.1 are true and correct in all respects;

(iv)	a certified copy of:
(A)	the Articles and by-laws of the Covenantor and each Borrower;
(B)
evidence of the corporate authority of the Covenantor and each Borrower with respect to the borrowing and other matters contemplated by this Agreement and the entering into and completion of all transactions contemplated by the other Credit Documents; and

(C)	all other instruments evidencing necessary corporate action of the Covenantor and each Borrower with respect to such matters;
(v)	a certificate of an officer of the Covenantor and each Borrower certifying the names and true signatures of its officers authorized to sign this Agreement and the other Credit Documents;
(vi)	a certificate of status, compliance or like certificate with respect to the Covenantor and each Borrower issued by the appropriate Governmental Entity of the jurisdiction of its incorporation;

(vii)	favourable opinions of counsel to the Covenantor and each Borrower as to such matters as the Administrative Agent may reasonably request;
(viii)	favourable opinions of counsel to the Lenders as to such matters as the Administrative Agent may reasonably request; and
(ix)	such other documents and instruments as the Administrative Agent may reasonably request; and
(b)
all fees and other amounts then payable under the Credit Documents shall have been paid in full, including, without limitation, all upfront fees set forth in the request letter dated September 4, 2019 from CPRC to the Administrative Agent.

6.2	Conditions Precedent to Accommodations
(a)
The obligation of each Lender to make Accommodations or otherwise give effect to any Accommodation Notice is subject to fulfilment of the following conditions at the time of any Accommodation Notice or Accommodation, as the case may be, if such Accommodation represents an increase in the Accommodations Outstanding thereafter:

(i)
no Default or Event of Default, which has not been remedied to the reasonable satisfaction of the Lenders or has not been waived by the Lenders in accordance with Section 12.1, has occurred and is continuing or would arise immediately after giving effect to or as a result of the Accommodation; and

(ii)	the representations and warranties of the Covenantor contained in Article 7 are true and correct in all material respects on the date of the Accommodation as if they were made on that date.
(b)
Each of the giving of any Accommodation Notice by a Borrower and the acceptance by a Borrower of any Accommodation, in each case with respect to an Accommodation which represents an increase in the Accommodations Outstanding thereafter, shall be deemed to constitute a representation and warranty by the Covenantor that, on the date of such Accommodation, the statements set forth in Sections 6.2(a)(i) and (ii) are true and correct except as the Borrowers have previously disclosed to the Lenders in writing.

6.3	Rollovers, Conversions and Renewals
Except as provided in this Section 6.3, each request by a Borrower for a conversion, rollover, renewal or replacement of an Accommodation as contemplated by Section 3.3 and Section 4.5(a) shall be subject to the condition that at the time of each such request and each such conversion, rollover, renewal or replacement, no Default or Event of Default shall have occurred and be continuing and each such request and the acceptance of each such Accommodation by the applicable Borrower shall be deemed to constitute a representation and warranty to that effect.  However:
(a)
if a Default has occurred and is continuing and the Borrowers have disclosed that fact to the Administrative Agent or the Lenders in writing, a Borrower may request a rollover, conversion, renewal or replacement (and will not be deemed to have represented that no Default has occurred and is continuing) provided that in such circumstances the Borrowers will not be entitled to make an Interest Rate Election (in the case of a Fixed Rate Advance) or to request a replacement Bankers'

Acceptance having an Interest Period or term to maturity, respectively, exceeding thirty (30) days unless the Administrative Agent, in its discretion acting reasonably, consents thereto; and
(b)
if an Event of Default has occurred and is continuing, a Borrower may not request a rollover, conversion, renewal or replacement without the prior consent of the Majority Lenders (determined with reference only to the applicable Credit Facility) and each Fixed Rate Advance outstanding shall be converted to a Base Rate (Canada) Advance on the last day of the Interest Period applicable thereto and each outstanding Bankers' Acceptance shall be converted to a Canadian Prime Rate Advance on its maturity, in each case unless the Majority Lenders (determined with reference only to the applicable Credit Facility) otherwise agree.

6.4	No Waiver
The making of an Accommodation or otherwise giving effect to any Accommodation Notice, without the fulfilment of one or more conditions set forth in Sections 6.1 or 6.2, shall not constitute a waiver of any condition and the Administrative Agent and the Lenders reserve the right to require fulfilment of such condition in connection with any subsequent Accommodation Notice or Accommodation.
6.5	Takeover Notification
(a)
In the event a Borrower wishes to utilize Accommodations under a Credit Facility to make a take-over bid (as defined under applicable securities laws but excluding any takeover bids which are exempt from the formal take-over bid rules under such laws) which is unsolicited or the approval of which has not been publicly announced by the board of directors (or its equivalent) of the Person that is the target of the takeover offer (a "Takeover"), then either:

(i)
such Borrower shall provide to the Administrative Agent evidence satisfactory to the Administrative Agent (acting reasonably) of the agreement of the board of directors or its equivalent of the Person that is the target of the Takeover approving the Takeover and the Administrative Agent shall, no later than the next Business Day thereafter, provide such evidence to the Lenders under the applicable Credit Facility; or

(ii)	the following steps shall be followed:
(A)
at least five (5) Business Days prior to the delivery of any notice to the Administrative Agent pursuant to Article 3, Article 4 or Article 5 requesting Accommodations intended to be utilized for such Takeover, the president, chief financial officer, treasurer or general counsel of such Borrower shall notify the Administrative Agent of the particulars of such Takeover in sufficient detail to enable each Lender under the applicable Credit Facility to determine whether it has a conflict of financial, economic or other existing business interest (such determination to be made by each Lender in the exercise of its sole discretion having regard to such considerations as it deems appropriate but, in each case, in accordance with its usual and customary practices) if Accommodations from such Lender are to be utilized by such Borrower for such Takeover; and

(B)
within one (1) Business Day of being so notified, the Administrative Agent shall in like manner so notify each of the Lenders under the applicable Credit Facility and provide each of the Lenders with the related particulars; and

(C)	within three (3) Business Days of the Administrative Agent being so notified;
(I)
if a Lender shall not have notified the Administrative Agent and the Borrowers that a conflict of financial, economic or other existing business interest exists, such Lender shall be deemed to have no such conflict of interest; or

(II)
if a Lender has notified the Administrative Agent and the Borrowers that such a conflict of financial, economic or other interest exists, then upon the Borrowers and the Administrative Agent being so notified, such Lender shall have no obligation to provide Accommodations directly or indirectly to finance such Takeover notwithstanding any other provision of this Agreement to the contrary.

(b)
If any notification has been made by a Lender pursuant to Section 6.5(a)(ii)(C)(II), then, except as provided in Section 6.5(c) below, rateable portions of any Accommodations made to finance the Takeover in respect of which such notice was given shall be determined without reference to the Commitment of such Lender under the applicable Credit Facility; and such notification given by a Lender shall not relieve any other Lender of any of its obligations hereunder, provided that, for certainty, no Lender shall be obligated by this Section to make or provide Accommodations in excess of such Commitment.

(c)
If the conflict of interest giving rise to a notification under Section 6.5(a)(ii)(C)(II) ceases to exist (whether by successful completion of the Takeover or otherwise), then the Lender giving such notification shall, in the case of a Eurodollar Rate Advance or Drawing, on the renewal or conversion thereof, or, in the case of a Floating Rate Advance, as soon as practicable on a date to be determined by the Administrative Agent, in each case in respect of the Accommodations made to finance the relevant Takeover, purchase, and the other Lenders shall on a rateable basis sell and assign to such Lender, portions of such Accommodations equal in total to the notifying Lender's rateable portion thereof.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES
7.1	Representations and Warranties
The Covenantor represents and warrants to each Lender and the Administrative Agent, acknowledging and confirming that each Lender and the Administrative Agent is relying on such representations and warranties without independent inquiry in entering into this Agreement and, to the extent contemplated by Section 6.2, providing Accommodations, that:
(a)
Incorporation and Qualification.  The Covenantor, each Borrower and each Designated Subsidiary is a corporation duly incorporated, continued or amalgamated, as the case may be, and validly existing under the laws of its jurisdiction of incorporation, has the legal right and all necessary corporate power and authority to own its Assets and carry on its business and is duly qualified, licensed or registered to carry on business under the laws applicable to it in all jurisdictions in which it carries on business the absence of which qualification, licensing or registration would have a Material Adverse Effect.

(b)	Corporate Power. The Covenantor, each Borrower and, if applicable, each Designated Subsidiary has all requisite corporate power and authority to enter into and perform its obligations under this

Agreement and each other Credit Document to which it is a party and do all acts and things and execute and deliver all other documents and instruments as are required hereunder or thereunder to be done, observed or performed by it in accordance with the terms hereof and thereof.

(c)
Conflict with other Instruments.  The execution and delivery by the Covenantor, each Borrower and, if applicable, each Designated Subsidiary and the performance by it of its obligations under, and compliance with the terms, conditions and provisions of, this Agreement and each other Credit Document to which it is a party will not conflict with or result in a breach of any of the terms, conditions or provisions of:

(i)	its Articles or by-laws;
(ii)	any applicable Law;
(iii)	any material contractual restriction binding on or affecting it or its Assets; or
(iv)	any material judgment, injunction, determination or award which is binding on it.
(d)
Corporate Action, Governmental Approvals, etc.  The execution and delivery of each of the Credit Documents to which any of the Covenantor, the Borrowers or, if applicable, any Designated Subsidiary, is a party, and the performance by it of its obligations thereunder have been duly authorized by all necessary corporate action including the obtaining of all necessary shareholder consents.  No authorization, consent, approval, registration, qualification, designation, declaration or filing with any Governmental Entity or other Person, is or was necessary in connection with the execution, delivery and performance of the Covenantor's, each Borrower's and, if applicable, each Designated Subsidiary's obligations under the Credit Documents to which it is a party, except such as are in full force and effect, unamended, at the Effective Date.

(e)
Execution and Binding Obligation.  This Agreement and the other Credit Documents to which any of the Covenantor, the Borrowers or, if applicable, any Designated Subsidiary, is a party have been duly executed and delivered by each of the Covenantor, the Borrowers and, if applicable, each such Designated Subsidiary, as the case may be, and constitute legal, valid and binding obligations of each of the Covenantor, the Borrowers and, if applicable, each Designated Subsidiary, as the case may be, enforceable against it in accordance with its respective terms, subject only to any limitation under applicable laws relating to:

(i)	bankruptcy, insolvency, reorganization, moratorium or creditors' rights generally; and
(ii)	the discretion that a court may exercise in the granting of equitable remedies.
(f)
Authorizations, etc.  Each of the Covenantor, each Borrower and each Designated Subsidiary possesses all authorizations, permits, consents, registrations and approvals necessary to properly conduct its business the absence of which would have a Material Adverse Effect.

(g)	Ownership of Property. The Assets of the Covenantor, each Borrower and each Designated Subsidiary are free and clear of any Lien except for Permitted Liens and Liens not prohibited by Section 8.2(a).
(h)
No Litigation.  To the Covenantor's knowledge and except as previously disclosed in writing by the Covenantor to the Administrative Agent, there is not now pending or threatened in writing against it, any Borrower or any Designated Subsidiary, any litigation, action, suit or other proceedings by or before any court, tribunal or other Governmental Entity in Canada, the United States of America or elsewhere or before any arbitrator, and which, in any such case, would reasonably be expected to have a Material Adverse Effect having regard to, among other things, applicable insurance coverage, or which purports to affect the legality, validity or enforceability of this Agreement, any other Credit Document or any other instrument contemplated hereby or thereby.

(i)	Environmental Matters. None of the Covenantor, the Borrowers or the Designated Subsidiaries:
(i)
has failed to comply with any of the requirements of any applicable Environmental Law, the non-compliance with which, alone or in the aggregate, would reasonably be expected to have a Material Adverse Effect; or

(ii)
is the subject of any pending or, to the knowledge of the Covenantor, threatened in writing, private or federal, provincial, state or local governmental proceeding or investigation relating to a release of any contaminants into the environment or the workplace, the use, handling, transportation or storage of any contaminants in any of its operations or any contaminants in any other respect, except proceedings which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(j)
Financial Condition.  The Covenantor has delivered to the Administrative Agent a true and complete copy of its audited year-end consolidated financial statements as at December 31, 2018 and its unaudited consolidated financial statements for the Financial Quarter ended June 30, 2019 and such financial statements present fairly the consolidated financial position of the Covenantor, in accordance with GAAP, as of the date thereof and for the financial periods then ended.  All financial statements of the Covenantor or each Borrower, as the case may be, which have been or will be delivered to the Administrative Agent pursuant to Section 8.1 present fairly, or will present fairly, as the case may be, the consolidated financial position of the Covenantor and its subsidiaries or the Borrowers and their respective subsidiaries, as the case may be, in accordance with GAAP (except, in the case of unaudited financial statements, for exceptions which are customary for purposes of interim financial reporting and normal year end audit adjustments), as of the dates thereof and for the financial periods then ended.

(k)
Changes.  Since the later of June 30, 2019 and the date to which and as at which the most recent financial statements delivered to the Administrative Agent pursuant to this Agreement have been prepared there has occurred no event which has had a Material Adverse Effect or which would reasonably be expected to have a Material Adverse Effect, except as previously disclosed by the Covenantor to the Administrative Agent in writing.

(l)
Debt.  All payment obligations of the Covenantor, the Borrowers or any of them and any Designated Subsidiary Guarantor hereunder or under any Designated Subsidiary Guarantee (including of the Covenantor under the Guarantee in Article 12 hereof and of each Borrower on a joint and several basis for the obligations of each other Borrower hereunder and of each Designated Subsidiary under its Designated Subsidiary Guarantee), rank at least pari passu in right of payment with the other unsecured and unsubordinated Debt for Borrowed Money of the Borrowers or any of them, the Covenantor and any Designated Subsidiary Guarantor, as the case may be, (except for such claims as are preferred by operation of law).

(m)	Contractual Restrictions. There are no contractual restrictions with any Person at Arm's Length to the Covenantor, the Borrowers and each Designated Subsidiary on the declaration of dividends or distributions by any Designated Subsidiary which would reasonably be expected to have a Material Adverse Effect.
(n)	Anti-Corruption Laws and Sanctions.
(i)	None of the Borrowers or the Designated Subsidiaries is a Sanctioned Person or permanently located, organized or ordinarily resident in a Sanctioned Country;
(ii)
No part of the proceeds of an Accommodation will be knowingly (as determined at the date of such Borrowing or Drawing, as applicable) used (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person known by a Borrower to be in violation of any Anti-Corruption Laws, except to the extent that any such violation would not have a Material Adverse Effect or adversely affect the Administrative Agent or any Lender in any material respect, (B) for the purpose of funding, financing or facilitating any activities or, business or transaction of or with any Person known to a Borrower to be a Sanctioned Person, or in any country known to a Borrower to be a Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to a Borrower or the Designated Subsidiaries, except to the extent that any such violation would not have a Material Adverse Effect or adversely affect the Administrative Agent or any Lender in any material respect; and

(iii)	Where used in this Section 7.1(n), references to "knowingly" or "known" means the actual knowledge of the president, chief executive officer, chief financial officer or treasurer of the Borrower.
7.2	Survival of Representations and Warranties
The representations and warranties in this Agreement and in any certificates or documents delivered to the Administrative Agent hereunder shall not merge in or be prejudiced by and shall survive any Accommodation and shall continue in full force and effect as of the date made or given so long as any amounts are owing by either of the Borrowers to the Lenders under this Agreement.
ARTICLE 8
COVENANTS OF THE COVENANTOR
8.1	Affirmative Covenants
So long as any amount owing by any Borrower under this Agreement remains unpaid or any Lender has any obligation under this Agreement, unless consent is given in accordance with Section 12.1, each of the Covenantor and the Borrowers shall:
(a)	Financial Reporting. Deliver to the Administrative Agent with sufficient copies for each of the Lenders and the Administrative Agent:
(i)
subject as hereinafter provided, as soon as practicable and in any event within forty-five (45) days after the end of each Financial Quarter of each Financial Year (except for the last Financial Quarter of each Financial Year), the unaudited interim consolidated financial statements of the Covenantor for such period (and for the year to date) consisting of at least a balance sheet, and statements of earnings, retained earnings and changes in financial position prepared in accordance with GAAP (except for exceptions which are customary for purposes of interim financial reporting and normal year end audit adjustments) with comparative figures for the corresponding period in the preceding Financial Year;
(ii)
subject as hereinafter provided, as soon as practicable and in any event within ninety (90) days after the end of each Financial Year, the audited annual consolidated financial statements for such Financial Year for the Covenantor consisting of at least a balance sheet and statements of earnings, retained earnings and changes in financial position in reasonable detail and accompanied by an auditor's report, which report shall not be subject to an Impermissible Qualification;

(iii)
as soon as practicable and in any event within forty-five (45) days after the end of each Financial Quarter of each Financial Year (except for the last Financial Quarter of any Financial Year, in which case within 90 days after the end of such Financial Quarter), a certificate of a senior officer of the Covenantor calculating the Financial Covenant as at the end of such Financial Quarter or such Financial Year and certifying no Default or Event of Default has occurred and is continuing;

(iv)	forthwith upon sending of same to the Covenantor's shareholders, copies of all reports, financial statements, proxy circulars and other information sent by the Covenantor to such shareholders; and
(v)	forthwith upon filing of same, copies of all material change reports filed by the Covenantor with securities regulatory authorities;
provided, however, that the consolidated financial statements specified in Section 8.1(a)(i) and Section 8.1(a)(ii) shall also be provided in respect of CPRC and its Subsidiaries and in respect of each other Borrower that is not a Subsidiary of CPRC at any time that the Covenantor shall carry on any business other than owning shares of CPRC.  The requirement to deliver the foregoing financial statements in Section 8.1(a)(i) and (ii) and the information referred to in Section 8.1(a)(iv) and (v) may be satisfied by the Covenantor and, if applicable, CPRC and any other Borrower, posting such financial statements or other information on www.SEDAR.com or on the website of the Covenantor or CPRC, as applicable, within the time periods referred to above and forthwith advising the Administrative Agent that such financial statements and other information have been so posted and the details of any website on which the same have been posted.
(b)	Additional Reporting Requirements. Deliver to the Administrative Agent (with sufficient copies for each of the Lenders and the Administrative Agent):
(i)
as soon as practicable, and in any event within ten (10) days after a senior officer of the Covenantor or a Borrower has knowledge of  the occurrence of each Default or Event of Default, a statement of the chief financial officer or treasurer of CPRC or any other officer acceptable to the Administrative Agent setting forth the details of the Default or Event of Default and the action which the Covenantor and the Borrowers propose to take or have taken;

(ii)
promptly in writing a notice of any previously undisclosed actions, suits, arbitrations or proceedings pending, taken or threatened before or by any Governmental Entity or other Person against the Covenantor or any of its subsidiaries which if determined adversely to the interests of any of them would have a Material Adverse Effect; and

(iii)	promptly in writing a notice of any change in the debt rating assigned to CPRC's senior unsecured and unsubordinated Debt for Borrowed Money by S&P or Moody's.
(c)
Corporate Existence.  Except as otherwise permitted in this Agreement, preserve and maintain, and cause the Designated Subsidiaries to preserve and maintain, its and their respective corporate existence, in each case where failure to do so would reasonably be expected to have a Material Adverse Effect.

(d)
Compliance with Laws, etc.  Comply, and cause each Designated Subsidiary to comply, with the requirements of all applicable Laws, non compliance with which would reasonably be expected to have a Material Adverse Effect.

(e)
Maintenance of Properties, etc.  Maintain and preserve, and cause the Designated Subsidiaries to maintain and preserve, all of its and their respective Assets used or useful in its and their respective businesses in good repair, working order and condition (reasonable wear and tear excepted), where failure to maintain or preserve the properties in that state would reasonably be expected to have a Material Adverse Effect.

(f)
Insurance.  Insure and keep insured, and cause the Designated Subsidiaries to insure and keep insured, its and their respective Assets, which are of an insurable nature, against such risks, in such amount and in such manner as is usual in the case of corporations similarly situated and operating generally similar Assets and with such reputable insurance companies or associations as it may select; provided that the Covenantor, each Borrower and each Designated Subsidiary may from time to time adopt other methods or plans of protection, including self-insurance, against risks in substitution or partial substitution for the aforesaid insurance.

(g)
Access to Information.  Subject to the next following sentence, at the request of the Administrative Agent, provide to the Administrative Agent such information in respect of the Covenantor and its subsidiaries as may be reasonably requested by the Administrative Agent.  Neither the Covenantor nor the Borrowers shall be required to provide the Administrative Agent or the Lenders, as the case may be, with information under this Section 8.1(g) which is price or commercially sensitive or which it is prohibited by contract or Law to do so or which would require the Covenantor or any of its Subsidiaries to make a securities filing or press release in order to comply with securities disclosure rules as a result of such disclosure to the Lenders.

(h)
Payment of Taxes.  Pay, on or before the date for payment thereof all taxes, assessments and governmental charges or levies imposed upon the Covenantor, any Borrower or any Designated Subsidiary or upon its or their Assets, in each case, the non-payment of which would have a Material Adverse Effect, except any such tax, assessment, governmental charge or levy which is being contested in good faith and by proper proceedings and as to which appropriate reserves have been established in accordance with GAAP, or which is a Permitted Lien.

(i)
Ownership.  Ensure that more than 50% of the economic and voting rights associated with all of the outstanding capital stock of each of the Designated Subsidiaries are owned and controlled, directly or indirectly, by the Covenantor.

(j)
Anti-Corruption Laws and Sanctions. Maintain in effect and enforce procedures to ensure compliance by each Borrower with its representation and warranty in Section 7.1(n)(ii) in respect of any requested Borrowing or Drawing.

8.2	Negative Covenants
So long as any amount owing by any Borrower under this Agreement remains unpaid or any Lender has any obligation under this Agreement, unless consent is given in accordance with Section 12.1, neither the Covenantor nor any of the Borrowers shall:
(a)
Liens.  Create, incur, assume or permit to exist, or permit any Designated Subsidiary to create, incur, assume or permit to exist, any Lien (other than Permitted Liens) on any of its or their Assets securing Debt for Borrowed Money, unless, at the same time or as soon as reasonably practicable thereafter, it secures or causes to be secured equally and rateably with such Debt for Borrowed Money any Accommodations Outstanding and interest, if any, thereon.

(b)	Mergers, Etc. Enter into or permit any Designated Subsidiary to enter into any merger or consolidation with any other Person unless:
(i)
such Person is a wholly-owned Subsidiary of the Covenantor, a Borrower or a Designated Subsidiary, as the case may be, and, in the case of a Borrower, the surviving Person is not a non-resident of Canada for purposes of the Income Tax Act (Canada); or

(ii)	(A)	in the case of the Covenantor, a Borrower or a Designated Subsidiary Guarantor:
(I)
the surviving Person assumes, by operation of law or amendment hereto, all of the obligations of the Covenantor or the applicable Borrower or the applicable Designated Subsidiary Guarantor, as applicable, under the Credit Documents, including any covenants therein;

(II)	the surviving Person or the Covenantor, another Borrower or a Designated Subsidiary operates a railway and is organized under the laws of Canada or any province of Canada;
(III)	the senior unsecured and unsubordinated Debt for Borrowed Money of CPRC or the surviving Person to CPRC, as the case may be, shall have an external debt rating of at least the lesser of:
a.	BBB- by S&P, Baa3 by Moody's or BBB(low) from DBRS; and
b.	the external senior debt rating assigned to the senior unsecured and unsubordinated Debt for Borrowed Money of CPRC immediately prior to the announcement of such merger or consolidation;
(IV)	the Assets of the surviving Person shall not be subject to any Liens other than Permitted Liens and Liens not prohibited under Section 8.2(a); and
(V)	the surviving person, in the case of the Covenantor or a Borrower, is not a non-resident of Canada for purposes of the Income Tax Act (Canada);
(B)
in the case of any Designated Subsidiary, other than a Designated Subsidiary Guarantor, after giving effect to such event, the senior unsecured and unsubordinated Debt for Borrowed Money of CPRC shall have an external debt rating of at least the lesser of:

(I)	BBB- by S&P, Baa3 by Moody's or BBB(low) from DBRS; and
(II)	the external debt rating assigned to the senior unsecured and unsubordinated Debt for Borrowed Money of CPRC immediately prior to the announcement of such merger or consolidation; and
(C)	in all cases, no Default or Event of Default will remain in effect immediately after such merger or consolidation.
(c)	Use of Proceeds. Unless it has complied with Section 6.5, use or permit the use of the proceeds of any Accommodation, directly or indirectly, to finance any Takeover.
(d)	Disposal of Assets. Dispose of or permit any Designated Subsidiary to Dispose of, any Asset to any Person, other than Permitted Dispositions.
(e)
Change in Business.  Make any material change in the nature of the Business, or permit a Borrower or any Designated Subsidiary to make any material change in the nature of the Business which would result in the principal business of the Covenantor, the Borrowers and the Designated Subsidiaries, taken as a whole, not being the operation of one or more railway companies in Canada within the meaning of the Canadian Transportation Act and one or more railway companies in the United States within the meaning of comparable legislation in the United States.

(f)
Receivables Programs.  Permit the aggregate of the purchase prices paid to the Covenantor, the Borrowers and the Designated Subsidiaries under the outstanding programs of the Covenantor, the Borrowers and the Designated Subsidiaries for the securitization of accounts receivable to exceed, at any time, Cdn. $500,000,000.

(g)
Covenantor, Borrowers and Designated Subsidiary Property.  Permit, for a period of more than forty-five (45) days after the last day of the first three (3) Financial Quarters of the Financial Year or for a period of more than ninety (90) days after the last day of the Financial Year, an amount equal to:

(i)	the aggregate of the total assets of the Covenantor, the Borrowers and the Designated Subsidiaries as determined on an unconsolidated basis as of the last day of such Financial Quarter:
(A)	after eliminating any investment in Subsidiaries that are not the Borrowers or Designated Subsidiaries; and
(B)	by excluding all amounts which, under the definition of Consolidated Assets, are excluded in determining the Consolidated Assets of the Covenantor reported on a consolidated basis; less
(ii)	the aggregate principal amount of Subsidiary Debt and Non-Recourse Debt;
as of the last day of such Financial Quarter to be less than seventy-five percent (75%) of the Consolidated Assets of the Covenantor, as shown on the most recent consolidated balance sheet delivered to the Administrative Agent pursuant to Section 8.1(a)(i) or 8.1(a)(ii), as applicable, and as determined as of the last day of such Financial Quarter and in accordance with GAAP to the extent relevant.

8.3	Financial Covenant
So long as any amount owing by any Borrower under this Agreement remains unpaid or any Lender has any obligation under this Agreement, unless consent is given under Section 12.1, the ratio of Funded Debt to EBITDA of the Covenantor shall not exceed 4.00 to 1.00 on the last day of any period of four consecutive Financial Quarters.
ARTICLE 9
EVENTS OF DEFAULT
9.1	Events of Default
If any of the following events (each an "Event of Default") occurs and is continuing:
(a)	(i)	a Borrower fails to pay any amount of the Accommodations Outstanding (other than a Swingline Advance) when due and payable; or
(ii)
a Borrower fails to pay any Swingline Advance when due and payable and such failure remains unremedied for a period of one (1) Business Day following written notice of such failure by the Administrative Agent to the Borrowers;

(b)
a Borrower fails to pay any interest or Fees when due and payable and such failure remains unremedied for a period of five (5) Business Days following written notice of such failure by the Administrative Agent to the Borrowers;

(c)
the Covenantor fails to perform, observe or comply with any of the covenants contained in Section 8.3 and such failure remains unremedied for thirty (30) Business Days following written notice of such failure by the Administrative Agent to the Borrowers;

(d)
any representation or warranty hereunder shall prove to have been inaccurate in any material respect when made or deemed to be made and, if and to the extent such inaccuracy is capable of being remedied, such inaccuracy remains unremedied for thirty (30) days following written notice of such inaccuracy by the Administrative Agent to the Borrowers;

(e)
the Covenantor, a Borrower or a Designated Subsidiary Guarantor fails to perform, observe or comply with any other term, covenant or agreement contained in any Credit Document to which it is a party and, except in the case of Section 8.2(g) in which case no cure period shall be applicable, such failure remains unremedied for thirty (30) days following written notice of such failure by the Administrative Agent to the Covenantor, the Borrowers and the applicable Designated Subsidiary Guarantor or, if such failure is curable, such longer period not exceeding ninety (90) days as is reasonably required to remedy such failure;

(f)	(i)	the Covenantor, a Borrower or any Designated Subsidiary fails to pay the principal of any of its Debt for Borrowed Money (excluding Debt under this Agreement and Non-Recourse Debt) which is outstanding in an aggregate principal amount exceeding the greater of Cdn. $150,000,000 and an amount equal to 2% of Consolidated Equity (or the Equivalent Amount in any other currency) ("Relevant Debt") when such amount becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Relevant Debt without waiver of such failure by the holder of such Relevant Debt on or before the expiration of such period; or

(ii)
any other event occurs or condition exists (including a failure to pay the premium or interest on such Relevant Debt) and continues after the applicable grace period, if any, specified in any agreement or instrument relating to any such Relevant Debt without waiver of such failure by the holder of such Relevant Debt on or before the expiration of such period, if the effect of such event is to accelerate such Relevant Debt;

(g)
any final judgment or order (subject to no further right of appeal) for the payment of money aggregating in excess of the greater of Cdn. $100,000,000 and an amount equal to 2% of Consolidated Equity (or the Equivalent Amount in any other currency) shall be rendered against the Covenantor, a Borrower or any Designated Subsidiary in respect of which enforcement proceedings have been commenced and such proceedings have not been effectively stayed and such Person has not paid or settled such judgment or order within thirty (30) days after enforcement proceedings have been commenced (provided that the foregoing shall not apply to any judgment in respect of Non-Recourse Debt which is enforced solely against the assets securing the same);

(h)	the Covenantor, a Borrower or any Designated Subsidiary:
(i)	becomes insolvent or generally unable to pay its debts as they become due;
(ii)	admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors;
(iii)
institutes or has instituted against it any proceeding involving or affecting its creditors seeking (x) to adjudicate it a bankrupt or insolvent, (y) liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, in each case, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors including any plan of compromise or arrangement or other corporate proceeding relating thereto, or (z) the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any material portion of its properties and assets, and in the case of any such proceeding instituted against it (but not instituted by it), either such Person fails to diligently and actively oppose such proceeding, or any of the relief sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties and assets) is given; or

(iv)	takes any corporate action to authorize any of the above actions;
(i)
the Covenantor shall cease to own, directly or indirectly, 100% of the issued and outstanding shares of each of the Borrowers (unless as a result of a transaction permitted pursuant to Section 8.2(b)); or

(j)	the validity of Article 11 or the applicability thereof to the Accommodations or any other obligations purported to be guaranteed thereby or any part thereof shall be disaffirmed by the Covenantor;
then the obligation of the Lenders to make further Accommodations shall immediately terminate and the Administrative Agent may, and shall at the request of the Majority Lenders, declare the Accommodations Outstanding, all accrued interest and Fees and all other amounts payable under this Agreement to be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by each of the Borrowers.  Any notice to be given under this Section 9.1, if given by facsimile, shall also be sent by prepaid courier to the recipient thereof, provided that the delivery or non-delivery of such notice by prepaid courier shall not affect the validity of such notification by facsimile.
9.2	Remedies Upon Default
(a)
Upon a declaration that the Accommodations Outstanding are immediately due and payable pursuant to Section 9.1, the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders, commence such legal action or proceedings as the Majority Lenders, in their sole discretion, deem expedient, including, the commencement of enforcement proceedings under the Credit Documents all without any additional notice, presentation, demand, protest, notice of dishonour, entering into of possession of any property or assets, or any other action or notice, all of which are expressly waived by the Covenantor and each of the Borrowers.  All amounts received by the Administrative Agent following any declaration as provided for in this Section 9.2(a) shall be applied by the Administrative Agent to pay any expenses incurred by it and then to the Accommodations Outstanding and all other amounts owing to the Lenders under the Credit Facilities based on the rateable share of the Accommodations Outstanding to each Lender to the Accommodations Outstanding under the Credit Facilities.

(b)
The rights and remedies of the Administrative Agent and the Lenders under the Credit Documents are cumulative and are in addition to, and not in substitution for, any other rights or remedies.  Nothing contained in the Credit Documents with respect to the indebtedness or liability of the Covenantor and the Borrowers or any of them to the Administrative Agent and the Lenders, nor any act or omission of the Administrative Agent or the Lenders with respect to the Credit Documents shall in any way prejudice or affect the rights, remedies and powers of the Administrative Agent and the Lenders under the Credit Documents.

ARTICLE 10
THE ADMINISTRATIVE AGENT AND THE LENDERS
10.1	Appointment and Authority
Each of the Lenders (including, if applicable, in its capacity as a 5 Year Fronting Documentary Credit Lender and a 5 Year Swingline Lender) hereby irrevocably appoints the Person identified elsewhere in this Agreement as the Administrative Agent to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
10.2	Rights as a Lender
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or the Covenantor or any Affiliate thereof as if such Person were not the Administrative Agent and without any duty to account to the Lenders.

10.3	Exculpatory Provisions
(a)
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(i)	shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(ii)
shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Credit Documents), but the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable Law; and

(iii)
shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or the Covenantor or any of their Affiliates that is communicated to or obtained by the person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)	The Administrative Agent shall not be liable for any action taken or not taken by it:
(i)
with the consent or at the request of the applicable Majority Lenders (or such other number or percentage of the Lenders as is necessary, or as the Administrative Agent believes in good faith is necessary, under the provisions of the Credit Documents); or

(ii)	in the absence of its own gross negligence or wilful misconduct.
The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing the Default or Event of Default is given to the Administrative Agent by a Borrower, the Covenantor or a Lender.
(c)	Except as otherwise expressly specified in this Agreement, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into:
(i)	any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document;
(ii)	the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith;
(iii)	the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default;
(iv)	the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or

(v)	the satisfaction of any condition specified in this Agreement, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
10.4	Reliance by Administrative Agent
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of an Accommodation that by its terms must be fulfilled to the satisfaction of a Lender, the 5 Year Fronting Documentary Credit Lenders or the 5 Year Swingline Lenders, the Administrative Agent may presume that such condition is satisfactory to such Lender, the applicable 5 Year Fronting Documentary Credit Lender or the applicable 5 Year Swingline Lender, unless the Administrative Agent shall have received notice to the contrary from such Lender, the applicable 5 Year Fronting Documentary Credit Lender or the applicable 5 Year Swingline Lender, prior to the making of such Accommodation.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers or the Covenantor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
10.5	Indemnification of Administrative Agent
Each Lender agrees to indemnify the Administrative Agent and hold it harmless (to the extent not reimbursed by the Covenantor, the Borrowers or any Designated Subsidiary), rateably according to its rateable portion (and not jointly or jointly and severally) from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel, which may be incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Credit Documents or the transactions therein contemplated, provided, however, no Lender shall be liable for any portion of such losses, claims, damages, liabilities and related expenses resulting from the Administrative Agent's gross negligence or wilful misconduct.
10.6	Delegation of Duties
The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent from among the Lenders and their respective Affiliates.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The provisions of this Article 10 and other provisions of this Agreement for the benefit of the Administrative Agent shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities as well as activities as Administrative Agent.
10.7	Replacement of Administrative Agent
(a)
The Administrative Agent may at any time give notice of its resignation to the Lenders, the 5 Year Fronting Documentary Credit Lenders, the 5 Year Swingline Lenders and the Borrowers.  Upon receipt of any such notice of resignation, the Majority Lenders shall have the right to appoint a successor, which shall be a Lender having an office in Toronto, Ontario or Montreal, Quebec, or an Affiliate of any such Lender with an office in Toronto or Montreal acceptable to the Borrowers, acting reasonably.  The Administrative Agent may also be removed at any time by the Majority Lenders upon thirty (30) days' notice to the Administrative Agent and the Borrowers as long as the Majority Lenders, in consultation with the Borrowers, appoint and obtain the acceptance of a successor within such thirty (30) days, which shall be a Lender having an office in Toronto or Montreal, or an Affiliate of any such Lender with an office in Toronto or Montreal acceptable to the Borrowers, acting reasonably.

(b)
If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications specified in Section 10.7(a), provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and:

(i)
the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed); and

(ii)
all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Majority Lenders appoint a successor Administrative Agent as provided for in Section 10.7(a).

(c)
Upon a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the former Administrative Agent, and the former Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided in the preceding paragraph).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the termination of the service of the former Administrative Agent, the provisions of this Article 10 and of Section 12.6(a) shall continue in effect for the benefit of such former Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the former Administrative Agent was acting as Administrative Agent.

10.8	Non-Reliance on Administrative Agent and Other Lenders
Each Lender, each 5 Year Fronting Documentary Credit Lender and each 5 Year Swingline Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender, each 5 Year Fronting Documentary Credit Lender and each 5 Year Swingline Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

10.9	Collective Action of the Lenders
Each of the Lenders hereby acknowledges that to the extent permitted by applicable Law, any remedies provided under the Credit Documents to the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder are to be exercised not severally, but by the Administrative Agent upon the decision of the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Credit Documents).  Accordingly, notwithstanding any of the provisions contained herein, each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder including any declaration of default hereunder but that any such action shall be taken only by the Administrative Agent with the prior written agreement of the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Credit Documents).  Each of the Lenders hereby further covenants and agrees that upon any such written agreement being given, it shall co-operate fully with the Administrative Agent to the extent requested by the Administrative Agent.  Notwithstanding the foregoing, in the absence of instructions from the Lenders and where in the sole opinion of the Administrative Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action, the Administrative Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as it deems appropriate or desirable in the interest of the Lenders.
10.10	Sharing of Payments by Lenders
If any Lender, by exercising any right of setoff or counterclaim or otherwise, obtains any payment or other reduction that might result in such Lender receiving payment or other reduction of a proportion of the aggregate amount of its Accommodations Outstanding under the applicable Credit Facilities or either of them and accrued interest thereon or other obligations hereunder greater than its rateable share thereof as provided herein, then the Lender receiving such payment or other reduction shall:
(a)	notify the Administrative Agent of such fact; and
(b)
purchase (for cash at face value) participations in the Accommodations Outstanding under the applicable Credit Facilities and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders rateably in accordance with the aggregate amount of principal of and accrued interest on their respective Accommodations Outstanding under the applicable Credit Facilities and other amounts owing them, provided that:

(i)
if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest,

(ii)
the provisions of this Section 10.10 shall not be construed to apply to (x) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Accommodations Outstanding under the applicable Credit Facilities to any assignee or participant; and

(iii)
the provisions of this Section 10.10 shall not be construed to apply to (w) any payment made while no Event of Default has occurred and is continuing in respect of obligations of the Borrowers to such Lender that do not arise under or in connection with the Credit Documents, (x) any payment made in respect of an obligation that is secured by a Permitted Lien or that is otherwise entitled to priority over the Borrowers' obligations under or in connection with the Credit Documents, (y) any reduction arising from an amount owing to a Borrower upon the termination of derivatives entered into between the Borrower and such Lender, or (z) any payment to which such Lender is entitled as a result of any form of credit protection obtained by such Lender.

The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable Law, that any Lender acquiring a participation solely pursuant to Section 10.10(b) may exercise against each Borrower rights of setoff and counterclaim and similar rights of Lenders with respect to such participation as fully as if such Lender were a direct creditor of each Borrower in the amount of such participation.
10.11	Reliance Upon Administrative Agent
The Covenantor and any Borrower (if other than the Covenantor) shall be entitled to rely upon any certificate, notice or other document or other advice, statement or instruction provided to it by the Administrative Agent pursuant to this Agreement, and the Covenantor and any Borrower (if other than the Covenantor) shall generally be entitled to deal with the Administrative Agent with respect to matters under this Agreement which the Administrative Agent is authorized to deal with without any obligation whatsoever to satisfy itself as to the authority of the Administrative Agent to act on behalf of the Lenders and without any liability whatsoever to the Lenders for relying upon any certificate, notice or other document or other advice, statement or instruction provided to it by the Administrative Agent, notwithstanding any lack of authority of the Administrative Agent to provide the same.
10.12	Replacement of BA Reference Lender or Eurodollar Reference Lender
If:
(a)
a BA Reference Lender or Eurodollar Reference Lender under a Credit Facility, as the case may be, assigns all of its rights hereunder under such Credit Facility, or otherwise ceases to be a Lender under such Credit Facility or gives notice of its intention to cease being a BA Reference Lender or Eurodollar Reference Lender under such Credit Facility, as the case may be; or

(b)
in the opinion of the Administrative Agent (acting reasonably), a BA Reference Lender or Eurodollar Reference Lender under a Credit Facility, as the case may be, is no longer capable of exercising its function as a BA Reference Lender or Eurodollar Reference Lender under such Credit Facility, as the case may be;

then, in each case, the Administrative Agent shall, with the prior written consent of the Borrowers if prior to an Event of Default, appoint another Lender under such Credit Facility (with the latter's consent) to act as a BA Reference Lender or Eurodollar Reference Lender, as the case may be, in replacement thereof.
10.13	Reference Rate Determinations
Each BA Reference Lender and Eurodollar Reference Lender agrees to provide the Administrative Agent with timely information for purposes of determining the applicable Reference Discount Rate or Eurodollar Rate, as the case may be.  If any one or more of the BA Reference Lenders or Eurodollar Reference Lenders fail to provide the information to the Administrative Agent, the Administrative Agent shall determine the applicable Reference Discount Rate or Eurodollar Rate, as the case may be, on the basis of timely information provided by the remaining BA Reference Lenders or Eurodollar Reference Lenders under the applicable Credit Facility, as the case may be.  The Administrative Agent shall give prompt notice to the applicable Borrower and the applicable Lenders of the Reference

Discount Rate or Eurodollar Rate, as the case may be, determined by the Administrative Agent for an applicable Drawing or Interest Period, as the case may be, and the applicable Reference Discount Rate furnished by each applicable BA Reference Lender for determining such Reference Discount Rate or, the applicable Eurodollar Rate furnished by each applicable Eurodollar Reference Lender for determining such Eurodollar Rate, as the case may be.
10.14	The Administrative Agent and Defaulting Lenders
(a)
Each Defaulting Lender shall be required to provide to the Administrative Agent cash in an amount, as shall be determined from time to time by the Administrative Agent in its discretion, equal to all obligations of such Defaulting Lender to the Administrative Agent that are owing or may become owing pursuant to this Agreement, including such Defaulting Lender's obligation to pay its rateable share of any indemnification, reimbursement or expense reimbursement amounts not paid by the Borrowers. Such cash shall be held by the Administrative Agent in one or more cash collateral accounts, which accounts shall be in the name of the Administrative Agent and shall not be required to be interest bearing.  The Administrative Agent shall be entitled to apply the foregoing cash in accordance with Section 10.14 to amounts owing to the Administrative Agent.

(b)
In addition to the indemnity and reimbursement obligations noted in Section 10.5, the Lenders under each Credit Facility agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder) rateably according to their respective rateable share (and in calculating a rateable share of a Lender, ignoring the Commitments of Defaulting Lenders under the applicable Credit Facility) for any amount that a Defaulting Lender fails to pay the Administrative Agent under such Credit Facility and which is due and owing to the Administrative Agent pursuant to Section 10.14.  Each Defaulting Lender agrees to indemnify each other Lender for any amounts paid by such Lender and which would otherwise be payable by the Defaulting Lender.

(c)
The Administrative Agent shall be entitled to set off any Defaulting Lender's rateable share of all payments received from the Borrowers against such Defaulting Lender's obligations to make payments and fund Accommodations required to be made by it under the applicable Credit Facility and to purchase participations required to be purchased by it under this Agreement and the other Credit Documents.  To the extent permitted by Law, the Administrative Agent shall be entitled to withhold and deposit in one or more non-interest bearing cash collateral accounts in the name of the Administrative Agent all amounts (whether principal, interest, fees or otherwise) received by the Administrative Agent and due to a Defaulting Lender pursuant to this Agreement, for so long as such Lender is a Defaulting Lender, which amounts shall be used by the Administrative Agent:

(i)	first, to reimburse the Administrative Agent for any amounts owing to it, in its capacity as Administrative Agent, by such Defaulting Lender pursuant to any Credit Document;
(ii)	second, to reimburse the Lenders for amounts paid to the Administrative Agent pursuant to the Lenders' indemnity obligations under Section 10.14(b);
(iii)
third, to repay on a pro rata basis the incremental portion of any Accommodations made by a Lender under a Credit Facility pursuant to Section 12.9(b) and Section 12.9(d) in order to fund a shortfall created by a Defaulting Lender under such Credit Facility and, upon receipt of such repayment, each such Lender shall be deemed to have assigned to the Defaulting Lender such incremental portion of such Accommodations;

(iv)
fourth, to cash collateralize all other obligations of such Defaulting Lender to the Administrative Agent owing pursuant to this Agreement in such amount as shall be determined from time to time by the Administrative Agent in its discretion, including such Defaulting Lender's obligation to pay its rateable share of any indemnification, reimbursement or expense reimbursement amounts not paid by the Borrowers; and

(v)	fifth, to fund from time to time the Defaulting Lender's rateable share of Borrowings under the applicable Credit Facility.
For greater certainty and in addition to the foregoing, neither the Administrative Agent nor any of its Affiliates nor any of their respective shareholders, officers, directors, employees, agents or representatives shall be liable to any Lender (including a Defaulting Lender) for any action taken or omitted to be taken by it in connection with amounts payable by the Borrowers to a Defaulting Lender and received and deposited by the Administrative Agent in a cash collateral account and applied in accordance with the provisions of this Agreement, save and except for the gross negligence or wilful misconduct of the Administrative Agent as determined by a final non-appealable judgment of a court of competent jurisdiction.
ARTICLE 11
GUARANTEE
11.1	Guarantee
(a)
The Covenantor irrevocably and unconditionally guarantees the due and punctual payment to the Lenders and the Administrative Agent, whether at stated maturity, by acceleration or otherwise, of all present and future debts, liabilities and obligations, direct or indirect, absolute or contingent, of each Borrower to the Lenders and the Administrative Agent or any of them arising pursuant to, or in respect of, the Credit Agreement and the other Credit Documents (such obligations collectively being herein called the "Guaranteed Obligations"), and promises to pay, on demand, any and all out-of-pocket expenses (including reasonable counsel fees and disbursements) incurred by or on behalf of the Lenders and the Administrative Agent in enforcing any of their respective rights under this Guarantee.

(b)
The Covenantor hereby irrevocably and unconditionally agrees to indemnify the Administrative Agent and each of the Lenders from time to time on demand by the Administrative Agent from and against any loss incurred by the Administrative Agent or the Lenders or any of them as a result of any of the obligations of any Borrower under or pursuant to the Credit Agreement or any other Credit Documents being or becoming void, voidable, unenforceable or ineffective against such Borrower for any reason whatsoever, whether or not known to the Administrative Agent or the Lenders or any of them or any other Person, the amount of such loss being limited to the amount which the Person or Persons suffering such Loss would otherwise have been entitled to recover from such Borrower.

11.2	Absolute Liability
The Covenantor guarantees that the Guaranteed Obligations will be paid to the Administrative Agent and Lenders in accordance with the terms and conditions of the Credit Agreement and other Credit Documents, that the Covenantor shall be liable as principal debtor and not solely as surety with respect to the payment of the Guaranteed Obligations and that the liability of the Covenantor under this Guarantee shall be absolute and unconditional irrespective of:

(a)	any lack of validity or enforceability of any terms of any of the Credit Documents;
(b)	any contest by any Borrower or any other Person as to the amount of the Guaranteed Obligations or the validity or enforceability of any terms of the Credit Documents;
(c)
any extension of the time or times for payment of the Guaranteed Obligations the Lenders or the Administrative Agent may grant to any Borrower or any other Person, or amendment to, restatement of, or alteration of this Guarantee or any of the Credit Documents or the Guaranteed Obligations;

(d)	the assignment of all or part of the benefits of this Guarantee; and
(e)
to the fullest extent permitted by Law, any other circumstances which might otherwise constitute a defence available to, or a discharge of, the Covenantor, any Borrower or any other Person in respect of the Guaranteed Obligations or this Guarantee, other than the payment and performance in full of the Guaranteed Obligations.

11.3	Remedies
The Covenantor agrees that the Lenders and the Administrative Agent need not seek or exhaust their recourse against any Borrower or any other Person before being entitled to payment under this Guarantee.
11.4	Amount of Guaranteed Obligations
Any account settled or stated by or among the Lenders, the Administrative Agent and any Borrower or, if any such account has not been settled or stated immediately before demand for payment under this Guarantee, any account stated by the Administrative Agent shall, in the absence of manifest error, be accepted by the Covenantor as conclusive evidence of the amount of the Guaranteed Obligations which is due by such Borrower to the Lenders and the Administrative Agent or remains unpaid by such Borrower to the Lenders and the Administrative Agent.
11.5	Payment on Demand
Upon the occurrence and during the continuance of an Event of Default, the obligation of the Covenantor to pay the amount of the Guaranteed Obligations and all other amounts payable by it to the Lenders or the Administrative Agent under this Guarantee shall arise, and the Covenantor shall make such payments immediately after demand for same is made in writing to it.  The liability of the Covenantor shall bear interest from the date of such demand at the rate or rates of interest then applicable to the Guaranteed Obligations under and calculated in the manner provided in the Credit Documents, without duplication of interest otherwise payable by the Borrowers in respect of the Guaranteed Obligations.
11.6	Postponement
Upon the occurrence and during the continuance of an Event of Default, the Lenders and the Administrative Agent shall be entitled to receive payment of the Guaranteed Obligations in full before the Covenantor is entitled to receive any payment on account of any obligations, liabilities and indebtedness of any Borrower to the Covenantor of any nature whatsoever and all security therefor (the "Intercorporate Indebtedness").  In such case, the Intercorporate Indebtedness shall not be released or withdrawn by the Covenantor unless the Administrative Agent's written consent to such release or withdrawal is first obtained.  The Covenantor shall not permit the prescription of the Intercorporate Indebtedness by any statute of limitations or ask for or obtain any security or negotiable paper for, or other evidence of, the Intercorporate Indebtedness after the occurrence and during the continuance of an Event of Default.
11.7	Suspension of Covenantor Rights
Until all of the Guaranteed Obligations have been irrevocably paid in full the Covenantor shall not exercise any rights which the Covenantor may at any time have by reason of the performance of any of its obligations under this Guarantee:
(a)	to be indemnified by any Borrower;
(b)	to claim contribution from any other Covenantor of the debts, liabilities or obligations of any Borrower; or
(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lenders or the Administrative Agent under any of the Credit Documents.
11.8	No Prejudice to Lenders or Administrative Agent
The Lenders and the Administrative Agent shall not be prejudiced in any way in the right to enforce any provision of this Guarantee by any act or failure to act on the part of any Borrower, the Lenders or the Administrative Agent.  The Administrative Agent and the Lenders may, at any time and from time to time, in such manner as they may determine is expedient, without any consent of, or notice to, the Covenantor, and without impairing or releasing the obligations of the Covenantor:
(a)	change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, the Guaranteed Obligations;
(b)	renew, determine, vary or increase any credit or credit facilities to, or the terms or conditions in respect of any transaction with, any Borrower or any other Person;
(c)	release, compound or vary the liability of any Borrower or any other Person liable in any manner under or in respect of the Guaranteed Obligations, and
(d)	apply any sums from time to time received to the Guaranteed Obligations.
In their dealings with any Borrower, the Administrative Agent and the Lenders need not enquire into the authority or power of any Person purporting to act for or on behalf of such Borrower.
11.9	Rights of Subrogation
(a)	Until all of the Guaranteed Obligations have been irrevocably paid in full the Covenantor:
(i)	shall have no right of subrogation to the claims of the Administrative Agent or the Lenders in respect of the Guaranteed Obligations;
(ii)
waives, to the fullest extent permitted by applicable Law, any right to enforce any remedy which the Administrative Agent or the Lenders now have or may hereafter have against each Borrower in respect of the Guaranteed Obligations; and

(iii)	agrees not to file any claim in insolvency, bankruptcy or reorganization proceedings in respect of any such subrogated claims.

(b)	If:
(i)	the Covenantor has paid to the Administrative Agent or the Lenders all amounts owing by all of the Borrowers under the Credit Documents; and
(ii)	the Guaranteed Obligations have been irrevocably paid in full;
then the Administrative Agent and the Lenders will, at the Covenantor's request and expense, execute and deliver to the Covenantor appropriate documents, without recourse and without representation and warranty, necessary to evidence the transfer by subrogation to the Covenantor of the Administrative Agent and the Lenders' interest in the Guaranteed Obligations resulting from such payment by the Covenantor.
11.10	No Set-off
To the fullest extent permitted by Law, the Covenantor shall make all payments under this Guarantee without regard to any defence, counter-claim or right of set-off available to it.
11.11	Successors of the Borrowers
Any change or changes in the name of or reorganization (whether by way of reconstruction, consolidation, amalgamation, merger, transfer, sale, lease or otherwise) of any Borrower or of their respective business shall not affect or in any way limit or lessen the liability of the Covenantor under this Guarantee.
11.12	Continuing Guarantee
The guarantee in this Guarantee is a continuing guarantee.  It extends to all present and future Guaranteed Obligations, applies to and secures the ultimate balance of the Guaranteed Obligations due or remaining due to the Administrative Agent and the Lenders and shall be binding as a continuing obligation of the Covenantor until the Administrative Agent and the Lenders release the Covenantor, which release shall not be unreasonably withheld or delayed.  This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Lenders or the Administrative Agent upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.
11.13	Supplemental Security
This Guarantee is in addition to and without prejudice to and supplemental to all other guarantees held or which may hereafter be held by the Lenders or the Administrative Agent.
11.14	Right of Set-off
Upon the occurrence and during the continuance of any Event of Default and after a demand having been made to the Covenantor for payment of the Guaranteed Obligations, the Administrative Agent and each of the Lenders are authorized by the Covenantor at any time thereafter and from time to time, to the fullest extent permitted by Law (including general principles of common law), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent or the Lenders to or for the credit or the account of the Covenantor against any and all of the obligations of the Covenantor to the Administrative Agent and the Lenders hereunder although such obligations may be unmatured or contingent.  Such Lender shall promptly notify the Covenantor and the Administrative Agent after any set-off and application is made by it, provided that the failure to give notice shall not affect the validity of the set-off and application.  The rights of the Administrative Agent and the Lenders under this Section 11.14 are in addition to and without prejudice to and supplemental to other rights and remedies which the Administrative Agent and the Lenders may have.
11.15	Interest Act (Canada)
The Covenantor hereby acknowledges that certain of the rates of interest applicable to the Guaranteed Obligations may be computed on the basis of a year of 360 days, 365 days or 366 days, as the case may be.  For purposes of the Interest Act (Canada), whenever any interest is calculated using a rate based on a year of 360 days, 365 days or 366 days, as the case may be, such rate determined pursuant to such calculation, when expressed as an annual rate is equivalent to:
(a)	the applicable rate based on a year of 360 days, 365 days or 366 days, as the case may be;
(b)	multiplied by the actual number of days in the calendar year in which the period for such interest is payable (or compounded) ends; and
(c)	divided by 360, 365 or 366, as the case may be.
11.16	Judgment
(a)
If for the purposes of obtaining judgment in any court it is necessary to convert all or any part of the Guaranteed Obligations or any other amount due to a Lender or the Administrative Agent in respect of the Covenantor's obligations under this Guarantee in any currency (the "Original Currency") into another currency (the "Other Currency"), the Covenantor, to the fullest extent that it may effectively do so, agrees that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Lender or Administrative Agent, as the case may be, could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgment is paid or satisfied.

(b)
The obligations of the Covenantor in respect of any sum due in the Original Currency from it to any Lender or the Administrative Agent shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent of any sum adjudged to be so due in such Other Currency such Lender or the Administrative Agent may, in accordance with its normal banking procedures, purchase the Original Currency with such Other Currency.  If the amount of the Original Currency so purchased is less than the sum originally due to the Lender or the Administrative Agent in the Original Currency, the Covenantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender or the Administrative Agent against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Lender or the Administrative Agent in the Original Currency, the Lender or the Administrative Agent agrees to remit such excess to the Covenantor.

ARTICLE 12
MISCELLANEOUS
12.1	Amendment and Waiver
(a)
Subject to subsections (b) and (c), no amendment or waiver of any provision of any of the Credit Documents, nor consent to any departure by the Covenantor, the Borrowers or any other Person from such provisions, is effective unless in writing and approved by the Majority Lenders.  Any amendment, waiver or consent is effective only in the specific instance and for the specific purpose for which it was given.

(b)	Except as herein expressly provided, only written amendments, waivers or consents signed by all affected Lenders shall:
(i)	increase a Lender's Commitment or subject any Lender to any additional obligation;
(ii)
decrease the principal amount of any required payment, the interest rates, the Applicable Margins, the Applicable Standby Fee Rate or the Fees (other than the Fees payable pursuant to the Agency Fee Letter) as specified herein;

(iii)	postpone any date fixed for any payment of principal of, or interest on, any Accommodation Outstanding or any fees;
(iv)
amend Section 2.4(b), Section 2.7 (in a manner which would obligate any 5 Year Lender to extend the 5 Year Maturity Date in respect of such Lender) or Section 2.8 (in a manner which would obligate any 2 Year Lender to extend the 2 Year Maturity Date in respect of such Lender), Section 10.10, Article 11 or Sections 12.10 or 12.13 or release any Designated Subsidiary Guarantee (except to the extent provided for in Section 2.13) or, in any case, consent to any waiver having such effect;

(v)	change the number or percentage of Lenders required for the Lenders, or any of them, or the Administrative Agent to take any action;
(vi)	change the definition of Majority Lenders;
(vii)	change the types of Accommodations available from a Lender;
(viii)	amend Section 2.11(c); or
(ix)	amend this Section 12.1(b).
(c)
The Borrowers and the Administrative Agent, acting together, shall be permitted to waive the minimum amounts specified in Section 12.10 in respect of the participation or assignment by a Lender of its interest in a Credit Facility.

(d)	The Administrative Agent shall be entitled to decide upon routine or administrative matters without the necessity of Majority Lender approval.
(e)
Only written amendments, waivers or consents signed by the Administrative Agent in addition to the Majority Lenders, shall affect the rights or duties of the Administrative Agent under the Credit Documents.

(f)
Any waiver of or any amendment to any provision of the Credit Documents which relates to the rights or obligations of a 5 Year Fronting Documentary Credit Lender shall require the agreement of each 5 Year Fronting Documentary Credit Lender thereto, provided that in the case of Fees payable to a 5 Year Fronting Documentary Credit Lender in such capacity, only the agreement of the applicable 5 Year Fronting Documentary Credit Lender shall be required.

(g)
Any waiver of or any amendment to any provision of the Credit Documents which relates to the rights or obligations of a 5 Year Swingline Lender shall require the agreement of each 5 Year Swingline Lender thereto.

(h)
Any waiver of or amendment to any provision of the Credit Documents which relates only to the rights or obligations of the Lenders under one Credit Facility but not the other (the "Affected Credit Facility"), shall require the agreement of only the Lenders under the Affected Credit Facility with the definition of Majority Lenders being determined by reference only to Lenders under the Affected Credit Facility and their Commitment thereunder and provided that the provisions of Section 12.1(b) shall apply to any such matters in respect of the Affected Credit Facility mutatis mutandis.

12.2	Waiver
(a)
No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right under any of the Credit Documents shall operate as a waiver of such right; nor shall any single or partial exercise of any right under any of the Credit Documents preclude any other or further exercise of such right or the exercise of any other right.

(b)
Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties shall not merge on and shall survive the initial Accommodation and, notwithstanding such initial Accommodation or any investigation made by or on behalf of any party, shall continue in full force and effect.  The closing of this transaction shall not prejudice any right of one party against any other party in respect of anything done or omitted under this Agreement or in respect of any right to damages or other remedies.

12.3	Evidence of Debt and Accommodation Notices
(a)
The indebtedness of each Borrower resulting from Accommodations under the Credit Facilities shall be evidenced by the records of the Administrative Agent acting on behalf of the Lenders which shall constitute prima facie evidence under each Credit Facility of such indebtedness.

(b)
Prior to the receipt of any Accommodation Notice, the Administrative Agent may act upon the basis of a notice by telephone (containing the same information as required to be contained in the Accommodation Notice) believed by it in good faith to be from an authorized person representing the applicable Borrower.  In the event of a conflict between the Administrative Agent's record of any Accommodation and the Accommodation Notice, the Administrative Agent's record shall prevail, absent manifest error.

12.4	Notices and Electronic Communications
(a)
Subject to the next following sentence, any notice, direction or other communication required or permitted to be given under this Agreement shall, except as otherwise permitted, be in writing and given by delivering it or sending it by facsimile:

if to the Covenantor or any Borrower at:
7550 Ogden Dale Rd. S.E.
Calgary, Alberta, T2C 4X9
Attention:  Director, Investor Relations & Treasury
Facsimile:  (403) 319-3615
with a copy to
Attention:  Corporate Secretary
Facsimile:  (403) 319-6770
if to the Administrative Agent, to it at:
Agency Services Group
20 King Street West, 4th Floor
Toronto, Ontario  M5H 1C4
Attention:  Manager, Agency
Facsimile:  (416) 842-4023
and, if to the Lenders, at the addresses shown on the signature pages hereto or in any assignment and assumption agreement.
Any notice of any change in the particulars of any of the Borrower's Accounts shall be given in accordance with a written protocol to be agreed upon by the applicable Borrower and the Administrative Agent.  Any communication shall be deemed to have been validly and effectively given on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Toronto time) or otherwise on the next Business Day.  Any party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the party at its changed address.
(b)
The Administrative Agent shall within five (5) Business Days deliver to each Lender such documents, papers, materials and other information as are furnished by a Borrower or the Covenantor to the Administrative Agent on behalf of the Lenders pursuant to this Agreement (including notices under Section 7.1(h), 7.1(k), 8.1(a), 8.1(b) and 8.1(g)) and, subject to Section 12.4(c), each Borrower and the Covenantor shall provide the Administrative Agent with sufficient copies of all such information for such purpose.  The Administrative Agent shall make requests of each Borrower or the Covenantor pursuant to Section 8.1(g) from time to time on behalf of a Lender for such information as such Lender may from time to time reasonably request.

(c)
Notices and other communications to the Lenders, the 5 Year Swingline Lenders and the 5 Year Fronting Documentary Credit Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent,  provided that the foregoing shall not apply to service of process or to notices to any Lender of Accommodations to be made if such Lender has notified the Administrative Agent that it is incapable of receiving notices by electronic communication.  The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(d)	Unless the Administrative Agent otherwise prescribes:
(i)
notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient; and

(ii)
notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in Section 12.4(d)(i) of notification that such notice or communication is available and identifying the website address therefor.

12.5	Confidentiality
(a)	Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed:
(i)
to it, its Affiliates and its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and that it shall be responsible if any such Person fails to do so);

(ii)	to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority and bank examiners);
(iii)	to the extent required by applicable Laws or regulations or by any subpoena or similar legal process;
(iv)	to any other party hereto;
(v)
in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder;

(vi)	subject to an agreement containing provisions substantially the same as those of this Section 12.5, to:
(A)	any Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights or obligations under this Agreement;
(B)	any actual or prospective counterparty (or its advisors) to any swap, derivative, credit-linked note or similar transaction relating to the Covenantor or any Borrower and its obligations; or
(C)	any credit rating agency solely in connection with a review, determination or other matter related to the credit ratings of a Lender and not, for certainty, of the Borrowers or the Covenantor;

(vii)	with the consent of the Borrowers; or
(viii)
to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section by the disclosing party or (y) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than a Borrower or the Covenantor.

(b)
For purposes of this Section 12.5, "Information" means all information received in connection with this Agreement from the Covenantor, the Borrowers or any Designated Subsidiary related to it or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to such receipt.  Any Person required to maintain the confidentiality of Information as provided in this Section 12.5 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  In addition, the Administrative Agent may disclose to any agency or organization that assigns standard identification numbers to loan facilities such basic information describing the facilities provided hereunder as is necessary to assign unique identifiers (and, if requested, supply a copy of this Agreement), it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to make available to the public only such Information as such person normally makes available in the course of its business of assigning identification numbers.

12.6	Costs, Expenses and Indemnity
(a)
The Borrowers shall, whether or not the transactions contemplated in this Agreement are completed, indemnify and hold each of the Lenders and the Administrative Agent and their Affiliates and each of their respective officers, directors, employees and agents (each an "Indemnified Person") harmless from, and shall pay to such Indemnified Person on demand any amounts required to compensate the Indemnified Person for, any claim, loss, cost or expense (including any reasonable legal cost) suffered by, imposed on, or asserted against, the Indemnified Person as a result of, connected with or arising out of:

(i)
the preparation, execution and delivery of, preservation of rights under, enforcement of, or refinancing, renegotiation or restructuring of, the Credit Documents and any related amendment, waiver or consent; or

(ii)
a default (whether or not constituting a Default or an Event of Default) by the Borrowers or any of them, except to the extent caused by the gross negligence, wilful misconduct or default of the Indemnified Person as finally determined in a non-appealable judgment by a court of competent jurisdiction.

In case any proceeding shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Section 12.6(a), such Indemnified Person shall promptly notify a Borrower in writing (but failure to do so shall not relieve the Borrowers from any liability which they may have pursuant to this Section 12.6(a) except to the extent the Borrowers shall be prejudiced from instituting or defending any proceeding relating thereto) and the Borrowers, upon request of the Indemnified Person, shall retain counsel satisfactory to the Indemnified Person, acting reasonably, to represent the Indemnified Person and any others the Borrowers may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless:
(iii)	the Borrowers and the Indemnified Person shall have mutually agreed to the retention of such counsel; or
(iv)
the named parties to any such proceeding include the Borrowers or any of them and the Indemnified Person and representation of such parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

It is understood that the Borrowers shall not, in connection with any proceeding or related proceedings in the same jurisdiction and other than as provided for in the preceding sentence, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  A certificate as to the amount of any such loss submitted in good faith by a Lender to the Borrowers or any of them shall be prima facie evidence of such amount.
(b)	If, with respect to any Lender:
(i)
any change in Law of general application, or any change in the interpretation or application of any Law, occurring or becoming effective after the Effective Date and the date that the Lender became a party hereto; or

(ii)	compliance by the Lender with any direction, request or requirement (whether or not having the force of law) of any Governmental Entity made or becoming effective after such date;
has the effect of causing any loss to the Lender or reducing the Lender's rate of return by (w) increasing the cost to the Lender of performing its obligations under this Agreement or in respect of any Accommodations Outstanding (including the costs of maintaining any capital, reserve, liquidity or special deposit requirements but other than a reduction resulting from a higher rate or from a change in the calculation of income or capital tax relating to the Lender's income or capital in general), (x) requiring the Lender to maintain any liquidity or maintain or allocate any capital or additional capital or affecting its allocation of capital in respect of its obligations under this Agreement or in respect of any Accommodations Outstanding, (y) reducing any amount payable to the Lender under this Agreement or in respect of any Accommodations Outstanding by any material amount, or (z) causing the Lender to make any payment or to forego any return on, or calculated by reference to, any amount received or receivable by the Lender under this Agreement or in respect of any Accommodations Outstanding, then the Lender may give notice to each relevant Borrower specifying the nature and details of the event giving rise to the loss, together with a certificate of a duly authorized officer of the Lender setting forth the amount necessary to compensate the Lender for such loss and the basis of calculation thereof and the applicable Borrower:
(A)
shall, on demand pay such amounts as the Lender specifies as necessary to compensate it for any such loss, reduction or expense, provided that if the Lender fails to give notice to such Borrower within three (3) months of the date on which the Lender should reasonably be expected to have been able to comply with its obligations to notify such Borrower as aforesaid, no payment of any compensation for such loss, reduction or expense shall be required to be made by such Borrower in respect of the period before the date the Lender has complied with its obligations as aforesaid except in circumstances where such loss, reduction or expense is imposed retrospectively; and
(B)
may, provided no loss has yet been suffered by the Lender or the applicable Borrower has paid the compensating amount to the Lender, repay the Accommodations Outstanding to such Lender together with interest accrued thereon and unpaid Fees in relation thereto and terminate the Lender's Commitment by notice to such Lender specifying the date of prepayment and such Borrower shall make such prepayment in accordance with such notice.

A certificate as to the amount of any such loss submitted in good faith by a Lender to the Borrowers or any of them shall be prima facie evidence of such amount.  Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States, Canadian or other regulatory authorities, in each case pursuant to Basel III ((i) and (ii) being, the "New Rules"), shall in each case be deemed to be a "change in Law" for the purposes of this Section 12.6(b), regardless of the date enacted, adopted or issued, in each case (iii) to the extent materially different from that in effect on the date hereof and (iv) to the extent that such New Rules have general application to substantially all of the banks which are subject to the New Rules in question.
(c)	The applicable Borrower shall pay to each Lender on demand any amounts required to compensate the Lender for any loss suffered or incurred by it as a result of:
(i)	any payment being made in respect of a BA Instrument, other than on the maturity thereof, or in respect of a Eurodollar Rate Advance, other than on the last day of the Interest Period thereof;
(ii)	the failure of the applicable Borrower to give any notice in the manner and at the times required by this Agreement;
(iii)	the failure of the applicable Borrower to effect an Accommodation in the manner and at the time specified in any Accommodation Notice; or
(iv)	the failure of the applicable Borrower to make a payment or a mandatory repayment in the manner and at the time specified in this Agreement.
A certificate as the amount of any such loss submitted in good faith by a Lender to the applicable Borrower shall be prima facie evidence of such amount.
(d)
The provisions of this Section 12.6 shall survive the termination of this Agreement and the repayment of all Accommodations Outstanding.  Each of the Borrowers acknowledges that neither its obligation to indemnify nor any actual indemnification by it of any Lender, the Administrative Agent or any other Indemnified Person in respect of such Person's losses for the legal fees and expenses shall in any way affect the confidentiality or privilege relating to any information communicated by such Person to its counsel.

12.7	Illegality
If any Lender determines that any applicable Law has made it unlawful, or that any Governmental Entity has asserted that it is unlawful, for any Lender to make or maintain any Accommodation (or to maintain its obligation to make any Accommodation), or to determine or charge interest rates based upon any particular rate, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender with respect to the activity that is unlawful shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if conversion would avoid the activity that is unlawful, convert any Accommodations, or take any necessary steps with respect to any Accommodation in order to avoid the activity that is unlawful.  Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.  Each Lender agrees to designate a different office from which it funds its Commitment if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
12.8	Taxes
(a)
Subject to Section 12.10, each of the Borrowers and the Covenantor agrees to immediately pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, financial institutions duties, debits taxes or similar levies which arise from any payment made by them under any of the Credit Documents or from the execution, delivery or registration of, or otherwise with respect to, any of the Credit Documents (all such taxes, charges, duties and levies being referred to as "Taxes") and, for greater certainty, "Taxes" shall not include (i) federal or provincial income or capital or franchise taxes, any other taxes imposed on the overall revenue, income, net income, capital or equity of a Lender under the laws of any jurisdiction (ii) any withholding, branch or similar taxes imposed by reason of any Lender being a "non-resident" of Canada and who deals at "non-arms length" with the Borrowers (both for purposes of the Income Tax Act (Canada)) or (iii) U.S. federal withholding taxes imposed under FATCA (collectively "Excluded Taxes").

(b)
Subject to Section 12.10, the Borrowers and the Covenantor shall jointly and severally indemnify the Lenders and the Administrative Agent for the full amount of Taxes paid by the Lenders or the Administrative Agent and any liability (including penalties, interest and expenses) arising from or with respect to such Taxes.  Payment under this indemnification shall be made within thirty (30) days from the date the Administrative Agent or the relevant Lender, as the case may be, makes written demand for it.  A certificate as to the amount of such Taxes submitted to the Borrowers and the Covenantor or any of them by the Administrative Agent or the relevant Lender shall be prima facie evidence, absent manifest error, of the amount due from the Borrowers or the Covenantor to the Administrative Agent or the Lenders, as the case may be.  If, following payment by or on behalf of a Borrower or the Covenantor of any Taxes, any Lender receives a refund, credit, remission, deduction or similar benefit in respect of any such amount (a "Tax Benefit"), such Lender shall credit or cause to be credited to the account of the applicable Borrower or the Covenantor, as the case may be, the amount of such Tax Benefit immediately upon the receipt thereof if such Tax Benefit is received by the Lender in the form of a cash payment, or, if such Tax Benefit is in the form of a credit, remission, deduction or similar non-cash form or amount, upon the date on which the Lender utilizes the benefit thereof.  Each Lender shall use its reasonable commercial efforts to obtain each such Tax Benefit available to it, but shall not be obligated to seek or obtain or utilize any such Tax Benefit if, in the opinion of the Lender, acting reasonably, such action would subject or impose on the Lender tax or other financial obligations to which it would not have been subject but for the payment by or on behalf of a Borrower or the Covenantor of any Tax and the receipt or utilization of any Tax Benefit in connection with such amount.  The Borrowers and the Covenantor shall jointly and severally reimburse the Lenders for all costs and expenses incurred by the Lenders in obtaining any Tax Benefit as provided in this Section 12.8(b).

(c)	The provisions of this Section 12.8 shall survive the termination of the Agreement and the repayment of all Accommodations Outstanding.
12.9	Defaulting Lender
(a)	Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(i)	the standby fees payable pursuant to Section 2.9 shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender;
(ii)
a Defaulting Lender shall not be included in determining whether, and the Commitment and the rateable share of the Accommodations Outstanding of such Defaulting Lender shall not be included in determining whether, all Lenders or the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.1(b)), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that (A) materially and adversely affects such Defaulting Lender differently than other affected Lenders, (B) increases the Commitment or extends the 5 Year Maturity Date or 2 Year Maturity Date of such Defaulting Lender, or (C) relates to the matters set forth in Sections 12.1(b)(ii), (iii), (v) (insofar as it relates to Section 12.1(b)) and (vii), shall require the consent of such Defaulting Lender; and

(iii)	for the avoidance of doubt, the Borrowers shall retain and reserve its other rights and remedies respecting each Defaulting Lender.
(b)
If the Administrative Agent has actual knowledge that a Lender is a Defaulting Lender at the time that the Administrative Agent receives an Accommodation Notice, then each other Lender under the applicable Credit Facility shall fund its rateable share of such affected Accommodation (and, in calculating such rateable share, the Administrative Agent shall ignore the Commitments of each such Defaulting Lender under the applicable Credit Facility); provided that, for certainty, no Lender shall be obligated by this Section 12.9(b) to make or provide Accommodations in excess of its Commitment under the applicable Credit Facility.  If the Administrative Agent acquires actual knowledge that a Lender is a Defaulting Lender at any time after the Administrative Agent receives, then the Administrative Agent shall promptly notify the Borrowers that such Lender is a Defaulting Lender (and such Lender shall be deemed to have consented to such disclosure).  Each Defaulting Lender agrees to indemnify each other Lender for any amounts paid by such Lender under this Section 12.9(b) and which would otherwise have been paid by the Defaulting Lender if its Commitment had been included in determining the rateable share of such affected Accommodations.

(c)
Any 5 Year Fronting Documentary Credit Lender or any 5 Year Swingline Lender may require a Defaulting Lender to pay to the Administrative Agent for deposit into an escrow account maintained by and in the name of the Administrative Agent an amount equal to such Defaulting

Lenders' maximum contingent obligations hereunder to such 5 Year Fronting Documentary Credit Lender or such 5 Year Swingline Lender.
(d)
If any Fronted Documentary Credits or Swingline Advances are outstanding (the Equivalent U.S. $ Amount of the undrawn amount of such Fronted Documentary Credits or Swingline Advances is the "Defaulting Lender Exposure") at the time a Lender becomes a Defaulting Lender, then:

(i)
to the extent the Defaulting Lender has not provided cash collateral for its Defaulting Lender Exposure pursuant to Section 12.9(c) above, such Defaulting Lender Exposure shall be reallocated among the non-Defaulting Lenders under the 5 Year Facility in accordance with their respective rateable share (disregarding any Defaulting Lender's Commitment under the 5 Year Facility) but only to the extent that the sum of (A) the aggregate Equivalent U.S. $ Amount of the Accommodations Outstanding under the 5 Year Facility made by any non-Defaulting Lender and outstanding at such time, plus (B) such non-Defaulting Lender's rateable share (after giving effect to the reallocation contemplated herein) of the Defaulting Lender Exposure, does not exceed such non-Defaulting Lender's Commitment under the 5 Year Facility; and

(ii)
if the reallocation described in Section 12.9(d)(i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the 5 Year Swingline Lenders or 5 Year Fronting Documentary Credit Lenders prepay amounts outstanding as Swingline Advances and under Fronted Documentary Credits to the extent any such reallocation cannot be effected (in the case of Fronted Documentary Credits by the deposit of cash in accordance with Section 5.11(a), the provisions of which Section shall apply thereto as if a demand has been made pursuant thereto by each 5 Year Fronting Documentary Credit Lender in respect of the applicable amount of each outstanding Fronted Documentary Credits).

(e)
So long as any Lender is a Defaulting Lender under the 5 Year Facility, a 5 Year Fronting Documentary Credit Lender or a 5 Year Swingline Lender, as applicable, shall not be required to issue any Fronted Documentary Credits or make any Swingline Advances unless, in each case, it is satisfied that the related exposure will be 100% covered by the Commitment of non-Defaulting Lenders in accordance with Section 12.9(d) and participating interests in any such newly issued Fronted Documentary Credits or Swingline Advances shall be allocated among non-Defaulting Lenders in a manner consistent with Section 12.9(d); and

(f)
If any Lender shall cease to be a Defaulting Lender, then, upon becoming aware of the same, the Administrative Agent shall notify the other Lenders and (in accordance with the written direction of the Administrative Agent) such Lender (which has ceased to be a Defaulting Lender) shall purchase, and the other Lenders shall on a rateable basis sell and assign to such Lender, portions of the Accommodations Outstanding equal in total to such Lender's rateable share thereof without regard to Section 12.9(a).

12.10	Successors and Assigns
(a)
This Agreement shall become effective when executed and delivered by the Borrowers, the Covenantor, the Administrative Agent and each Lender and after such time shall be binding upon and enure to the benefit of the Borrowers, the Covenantor, the Lenders, the Administrative Agent and their respective successors and permitted assigns.

(b)
Except as permitted by Sections 2.1(d) and 8.2(b), neither the Covenantor nor either of the Borrowers shall have the right to assign its rights or obligations under this Agreement or any interest in this Agreement without the prior consent of all the Lenders.

(c)	A Lender may:
(i)	grant participations in all or any part of its interest in either Credit Facility to one or more Persons (each a "Participant"); or
(ii)
upon prior written notice to the Administrative Agent and with the prior written consent of the Administrative Agent and (as long as no Event of Default has occurred and is continuing) the prior written consent of each Borrower, in each case, not to be unreasonably withheld and in the case of a Borrower, to be deemed to have been provided within 5 Business Days if a Borrower has not responded to any request for consent within 5 Business Days of any consent being requested, assign all or any part of its interest in either Credit Facility to one or more financial institutions, except that upon the occurrence and during the continuance of an Event of Default a Lender may assign all or any part of its interest in either Credit Facility to one or more Persons without the prior written consent of any Borrower, (each an "Assignee"), provided, in each case, that (w) after giving effect to any partial assignment, no Lender holds an interest less than U.S. $10,000,000 in the applicable Credit Facility, (x) such interest or part of its interest, as the case may be, is (if less than all of its interest in the applicable Credit Facility) not less than U.S.. $10,000,000 and integral multiples of Cdn. $1,000,000 over and above such amount, (y) such Assignee becomes a party to this Agreement pursuant to an assignment and assumption agreement substantially in the form of Schedule 8, and (z) such Assignee acknowledges and agrees that payments made to such Assignee pursuant to this Agreement may be subject to Excluded Taxes but that, in accordance with Section 12.8, the Assignee is not entitled to indemnification under either Section 12.8 or any other provision hereof with respect to any such Excluded Taxes and agrees that it will not be entitled to indemnification with respect to any such Excluded Taxes.  Notwithstanding the foregoing and without the consent of each Borrower or the Administrative Agent but with the payment of the aforementioned U.S. $3,500, a Lender may, at any time, assign all or any part of its Commitment under either Credit Facility to an Affiliate of the Lender or to an Approved Fund, provided that any such assignment shall be subject to part (z) of the preceding sentence and the Lender remains responsible for, and is not released from, any and all funding obligations hereunder of such Lender.  A Lender granting a participation shall continue to be liable hereunder as a Lender notwithstanding any such participation and shall act on behalf of all of its Participants in all dealings with the Borrowers in respect of the applicable Credit Facility.  No Participant shall have any voting or consent rights with respect to any matter requiring the Lenders' consent and the Borrowers shall not be responsible for any increased costs arising in any way from any participation.  Any assignment (including any assignment effected by the amendment or amendment and restatement hereof) of all or any part of a Lender's Commitment under the 5 Year Facility to any Person shall be subject to the prior written approval (not to be unreasonably withheld) of each 5 Year Fronting Documentary Credit Lender and each 5 Year Swingline Lender.  In the case of an assignment, the Assignee shall have the same rights and benefits and be subject to the same limitations under the Credit Documents as it would have if it was a Lender under the applicable Credit Facility, provided that no Assignee shall be entitled to receive any greater payment, on a cumulative basis, pursuant to Sections 12.6 and 12.8 than the Lender which granted the assignment would have been entitled to receive. No Person shall be entitled to become a 5 Year Swingline Lender or

5 Year Fronting Documentary Credit Lender hereunder unless such Person is or becomes, concurrently therewith, a Lender under the 5 Year Facility.
(d)
The Covenantor and each Borrower (if other than the Covenantor) shall provide such certificates, acknowledgments and further assurances in respect of this Agreement and the Credit Facility as such Lender may reasonably require in connection with any assignment pursuant to this Section 12.10.

(e)
A Lender may deliver to the Borrowers an assignment and assumption agreement substantially in the form of Schedule 8, by which an Assignee of the Lender assumes the obligations and agrees to be bound by all the terms and conditions of this Agreement under either Credit Facility, all as if the Assignee had been an original party under the applicable Credit Facility.  Upon receipt by the Administrative Agent of a processing fee of U.S. $3,500 payable by the assigning Lender in the case of any assignment by such assigning Lender to a Person who is not an Affiliate of such assigning Lender and, in each case, the assignment and assumption agreement, the assigning Lender, each of the Covenantor and the Borrowers (if other than the Covenantor) shall be released from its respective obligations under this Agreement (to the extent of such assignment and assumption) and shall have no liability or obligations to each other to such extent, except in respect of matters arising prior to the assignment.

(f)
Notwithstanding the foregoing, a Lender shall be entitled to assign, pledge or grant a security interest in all or a portion of the Borrowings advanced by it to any Federal Reserve Bank or central bank in Canada or the United States, provided that it shall be a term and condition of any such assignment, pledge or security interest that for any realization thereon which would result in a person becoming a Lender where the consents in this Section 12.10(f) would otherwise be required, that such Federal Reserve Bank or central bank shall be required (and shall so acknowledge) to obtain all such consents unless such Federal Reserve Bank or central bank is becoming the Lender.

12.11	Right of Set-off
If an Event of Default has occurred and is continuing, each of the Lenders is hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender to or for the credit or the account of the Covenantor or the Borrowers against any and all of the obligations of the Covenantor and the Borrowers now or hereafter existing under this Agreement or any other Credit Document to such Lender, irrespective of whether or not such Lender has made any demand under this Agreement or any other Credit Document and although such obligations of the Covenantor and the Borrowers may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each the Lenders under this Section 12.11 are in addition to other rights and remedies (including other rights of setoff, consolidation of accounts and bankers' lien) that the Lenders may have.  Each Lender agrees to promptly notify the Covenantor or the Borrowers, as applicable, and the Administrative Agent after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application.
12.12	Accommodations by Lenders
(a)
The failure of any Lender to make an Accommodation under a Credit Facility shall not relieve any other Lender under such Credit Facility of its obligations in connection with such Accommodation, but no Lender is responsible for any other Lender's failure in respect of an Accommodation.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Accommodation that such Lender will not make available to the Administrative Agent such Lender's share of such Accommodation, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with the provisions of this Agreement concerning funding by Lenders and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Accommodation available to the Administrative Agent, then such Lender shall pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with prevailing banking industry practice on interbank compensation.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Accommodation included in such Accommodation.  If the Lender does not do so forthwith, the applicable Borrower shall pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon at the interest rate applicable to the Accommodation in question.  Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against a Lender that has failed to make such payment to the Administrative Agent.

(b)
Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute the amount due to the Lenders.  In such event, if such Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with prevailing banking industry practice on interbank compensation.

12.13	Judgment Currency
(a)
If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to a Lender in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such Lender could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable law, on the day on which the judgment is paid or satisfied.

(b)
The obligations of any Borrower in respect of any sum due in the Original Currency from it to any Lender under any of the Credit Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in the Other Currency, the Lender may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency.  If the amount of the Original Currency so purchased is less than the sum originally due to the Lender in the Original Currency, the applicable Borrower agrees, as a separate obligation and notwithstanding the judgment, to indemnify the Lender, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Lender in the Original Currency, the Lender shall remit such excess to the applicable Borrower.

12.14	Interest on Accounts
Except as may be expressly provided otherwise in this Agreement, all amounts owed by the Borrowers or any of them to the Administrative Agent and to any of the Lenders, which are not paid when due (whether at stated maturity, on demand, by acceleration or otherwise) shall bear interest (both before and after default and judgment), from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to:
(a)	the Canadian Prime Rate in effect from time to time plus the Applicable Margin, in respect of amounts payable in Cdn. $; and
(b)	the Base Rate (Canada) in effect from time to time plus the Applicable Margin, in respect of amounts payable in U.S. $.
12.15	Governing Law
(a)	This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Alberta and the laws of Canada applicable therein.
(b)
The Covenantor and each Borrower irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Province of Alberta, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Credit Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Covenantor or any Borrower or its properties in the courts of any jurisdiction.

(c)
The Covenantor and each Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in Section 12.15(a).  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

12.16	Waiver of Jury Trial
Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or any other Credit Document or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory).  Each party hereto:
(a)
certifies that no representative, agent or attorney of any other person has represented, expressly or otherwise, that such other person would not, in the event of litigation, seek to enforce the foregoing waiver; and

(b)
acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Credit Documents by, among other things, the mutual waivers and certifications in this Section 12.16.

12.17	Anti-Money Laundering Legislation
(a)
The Covenantor and each Borrower acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and "know your client" applicable laws, whether within Canada or elsewhere (collectively, including any guidelines or orders thereunder, "AML Legislation"), the Lenders and the Administrative Agent may be required to obtain, verify and record information regarding the Covenantor, the Borrowers and the Designated Subsidiaries and their directors, authorized signing officers, direct or indirect shareholders or unitholders or other persons in control of the Covenantor, the Borrowers and/or any such Designated Subsidiary, and the transactions contemplated hereby.  The Covenantor and each Borrower shall promptly: (i) provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Administrative Agent, or any prospective assignee of a Lender or the Administrative Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence; and (ii) if requested from time to time, notify the recipient of any such information of any changes thereto.

(b)
If, upon the written request of any Lender, the Administrative Agent has ascertained the identity of the Covenantor, the Borrowers or any Designated Subsidiary or any authorized signatories of the Covenantor, the Borrowers or any Designated Subsidiary for the purposes of applicable AML Legislation on such Lender's behalf, then the Administrative Agent;

(i)
shall be deemed to have done so as an agent for such Lender, and this Agreement shall constitute a "written agreement" in such regard between such Lender and the Administrative Agent within the meaning of applicable AML Legislation; and

(ii)	shall provide to such Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.
Notwithstanding the foregoing, each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of the Covenantor, the Borrowers or any Designated Subsidiary or any authorized signatories of the Covenantor, the Borrowers or any Designated Subsidiary, on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from the Covenantor, the Borrowers or any Designated Subsidiary or any such authorized signatory in doing so.
12.18	No Fiduciary
The Administrative Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this Section 12.18, the "Lenders"), may have economic interests that conflict with those of the Borrowers, their respective shareholders and/or their respective Affiliates. Each Borrower agrees that nothing in the Credit Documents will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Borrower, its shareholders or its Affiliates, on the other hand. Each Borrower acknowledges and agrees that (a) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm's length commercial transactions between the Lenders, on the one hand, and such Borrower, on the other hand, and (b) in connection therewith and with the process leading thereto, (i) no

Lender has assumed an advisory or fiduciary responsibility in favour of such Borrower, its shareholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise such Borrower, its shareholders or its Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Credit Documents and (ii) each Lender is acting solely as principal and not as the agent or fiduciary of such Borrower, its management, shareholders, creditors or any other person. Each Borrower acknowledges and agrees that such Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Borrower, in connection with such transactions or the process leading thereto.
12.19	Counterparts; Electronic Execution
(a)
This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Credit Documents and the Agency Fee Letter with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)
The words "execution," "signed," "signature," and words of like import in any assignment and assumption agreement in the form of Schedule 8 shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Electronic Transactions Act (Alberta), Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act, 2000 (Ontario) and other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be.

12.20	Further Assurances
Each of the Covenantor, the Borrowers, the Lenders and the Administrative Agent shall promptly cure any default by it in the execution and delivery of any of the Credit Documents.  The Covenantor and the Borrowers, at their expense, shall promptly execute and deliver to the Administrative Agent, upon request by the Administrative Agent (acting reasonably), all such other and further deeds, agreements, opinions, certificates, instruments, affidavits, registration materials and other documents reasonably necessary for the Covenantor's and the Borrowers' compliance with, or accomplishment of, the covenants and agreements of the Covenantor and the Borrowers hereunder or more fully to state the obligations of the Covenantor and the Borrowers as set out herein or to make any registration or recording, file any notice or obtain any consent, all as may be reasonably necessary or appropriate in connection therewith.
12.21	Severability
If any provision of this Agreement shall be deemed by any court of competent jurisdiction to be invalid or void, the remaining provisions hereof shall remain in full force and effect.

12.22	Acknowledgement and Consent to Bail-In of EEA Financial Institutions
Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-In Action on any such liability, including, if applicable:
(i)	a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its Lender Parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the Write-down and Conversion Powers of any EEA Resolution Authority.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective authorized officers as of the date first above written.

CANADIAN PACIFIC RAILWAY COMPANY, as Borrower

Per:	/s/ Nadeem Velani
Name:	Nadeem Velani
Title:	Executive Vice-President and Chief Financial Officer

CANADIAN PACIFIC RAILWAY LIMITED, as Covenantor

Per:	/s/ Nadeem Velani
Name:	Nadeem Velani
Title:	Executive Vice-President and Chief Financial Officer

(Signature page to Amended and Restated Credit Agreement)

THE ADMINISTRATIVE AGENT

ROYAL BANK OF CANADA

Per:	/s/ Susan Khokher
Authorized Signatory

Address:	Agency Services Group
20 King Street West, 4th Floor
Toronto, Ontario
M5H 1C4

Facsimile:	(416) 842-4023
Attention:	Manager, Agency

(Signature page to Amended and Restated Credit Agreement)

THE LENDERS

ROYAL BANK OF CANADA

Per:	/s/ Tim Vandegriend
Tim Vandegriend
Authorized Signatory

Address:	RBC Capital Markets
3900, 888 – 3rd Street S.W.
Calgary, Alberta
T2P 5C5

Facsimile:	(403) 292-3234
Attention:	Tim Vandegriend

(Signature page to Amended and Restated Credit Agreement)

BANK OF MONTREAL

Per:	/s/ Carol McDonald
Carol McDonald
Managing Director
Authorized Signing Officer

Per:	/s/ Jeff Cowan
Jeff Cowan
Director
Authorized Signing Officer

Address:	900, 525 - 8th Avenue S.W.
Calgary, Alberta
T2P 1G1

Facsimile:	(403) 515-3650
Attention:	Carol McDonald

(Signature page to Amended and Restated Credit Agreement)

BANK OF AMERICA, N.A., CANADA BRANCH

Per:	/s/ Marc Ahlers
Marc Ahlers, Director

Address:	Bow Valley Square III, Suite 2620
255 – 5th Avenue S.W.
Calgary, Alberta
T2P 3G6

Facsimile:	(587) 747-0837
Attention:	Marc Ahlers

(Signature page to Amended and Restated Credit Agreement)

BARCLAYS BANK PLC

Per:	/s/ Sean Duggan
Authorized Signing Officer

Address:	745 7th Avenue, 8th Floor
New York, NY
10019

Facsimile:	(212) 526-5115
Attention:	Philip Naber
Email:	Philip.naber@barclays.com

(Signature page to Amended and Restated Credit Agreement)

CANADIAN IMPERIAL BANK OF COMMERCE

Per:	/s/ Emma Johnson
Emma Johnson
Executive Director
Authorized Signing Officer

Per:	/s/ Kevin Charko
Kevin Charko
Executive Director
Authorized Signing Officer

Address:	161 Bay Street, 8th Floor
Toronto, Ontario
M5J 2S8

Facsimile:	(416) 956-3810
Attention:

(Signature page to Amended and Restated Credit Agreement)

CITIBANK, N.A., Canadian Branch

Per:	/s/ Brian Delaney
Brian Delaney
Vice President
Authorized Signatory

Per:

Address:	4000, 525 – 8th Avenue S.W.
Calgary, Alberta
T2P 1G1

Facsimile:	(403) 398-1693
Attention:	Vice President, Banking, Capital Markets & Advisory

(Signature page to Amended and Restated Credit Agreement)

HSBC BANK CANADA

Per:	/s/ Dieter Stefely
Dieter Stefely
Director, Banking, HSBC Bank Canada
Authorized Signing Officer

Per:	/s/ Jason Lang
Jason Lang
Director, Global Banking
Authorized Signing Officer

Address:	800, 407 – 8th Avenue S.W.
Calgary, Alberta
T2P 1E5

Facsimile:	(403) 693-8556
Attention:	Vice President, Global Banking

(Signature page to Amended and Restated Credit Agreement)

MORGAN STANLEY BANK, N.A.

Per:	/s/ Michael King
Authorized Signing Officer

Address:	One Utah Center
201 South Main Street, 5th Floor
Salt Lake City, Utah
84111

Facsimile:	(718) 233-0967
Attention:

(Signature page to Amended and Restated Credit Agreement)

MUFG BANK, LTD., CANADA BRANCH

Per:	/s/ Beau Filkowski
Beau Filkowski
Director

Per:
Authorized Signing Officer

Address:	Royal Bank Plaza, South Tower
200 Bay Street, Suite 1800
Toronto, ON
M5J 2J1

Facsimile:	(604) 691-7311
Attention:	Director

(Signature page to Amended and Restated Credit Agreement)

THE BANK OF NOVA SCOTIA

Per:	/s/ Michael Linder
Michael Linder, Director

Per:	/s/ Blair Graves
Blair Graves, Associate Director

Address:	Corporate Banking - Energy
1700, 225 – 6th Avenue S.W.
Calgary, Alberta
T2P 1N2

Facsimile:	(403) 221-6497
Attention:	Director

(Signature page to Amended and Restated Credit Agreement)

WELLS FARGO BANK N.A., CANADIAN BRANCH

Per:	/s/ March-Philippe Piche
Authorized Signing Officer

Per:	/s/ Sean Buchan
Director, Senior Portfolio Manager
Authorized Signing Officer

Address:	22 Adelaide St W
Suite 2200
Toronto, Ontario
M5H 4E3

Facsimile:	416-607-2907
Attention:	Marc Piche, Managing Director

(Signature page to Amended and Restated Credit Agreement)

ATB FINANCIAL

Per:	/s/ Maximiliano Herrera
Maximiliano Herrera
Senior Director
ATB Corporate Financial Services
Authorized Signing Officer

Per:	/s/ Christopher Hamel
Christopher Hamel
Portfolio Manager
Corporate Financial Services
Authorized Signing Officer

Address:	600, 585 - 8th Avenue S.W.
Calgary, Alberta
T2P 1G1

Facsimile:	(403) 974-5784
Attention:

(Signature page to Amended and Restated Credit Agreement)

FÉDÉRATION DES CAISSES DESJARDINS DU QUÉBEC

Per:	/s/ Oliver Sumugod
Oliver Sumugod, Director
Authorized Signing Officer

Per:	/s/ Matt van Remmen
Matt van Remmen, Managing Director
Authorized Signing Officer

Address:	1170 Peel Street, Suite #300
Montréal, QC
H3B 0B1

Facsimile:	(514) 281-2385
Attention:	Director, Corporate Banking

(Signature page to Amended and Restated Credit Agreement)

SUMITOMO MITSUI BANKING CORPORATION, CANADA BRANCH

Per:	/s/ Steve Nishimura
Steve Nishimura
Managing Director
Corporate Banking
Authorized Signing Officer

Per:
Authorized Signing Officer

Address:	Suite 1400
Toronto Dominion Centre
P.O. Box 172
222 Bay Street
Toronto, Ontario
M5K 1H6

Facsimile:	(416) 367-3565
Attention:	Senior Vice President

(Signature page to Amended and Restated Credit Agreement)

SCHEDULE 1
COMMITMENTS
5 Year Facility
(all amounts in U.S. $)

2 Year Facility
(all amounts in U.S. $)

SCHEDULE 2
FORM OF BORROWING NOTICE

SCHEDULE 3
FORM OF CONVERSION/CONTINUANCE ELECTION NOTICE

SCHEDULE 4
FORM OF DRAWING NOTICE

SCHEDULE 5
FORM OF ISSUE NOTICE

SCHEDULE 6
NOTICE PERIODS AND AMOUNTS

SCHEDULE 7
APPLICABLE STANDBY FEE RATE AND APPLICABLE MARGINS

SCHEDULE 8
ASSIGNMENT AND ASSUMPTION AGREEMENT

SCHEDULE "A"

SCHEDULE 9
FORM OF REPAYMENT NOTICE

SCHEDULE 10
FORM OF OPTIONAL REDUCTION OF COMMITMENT NOTICE

SCHEDULE 11
FORM OF NON-FRONTED DOCUMENTARY CREDIT

SCHEDULE 12
REQUEST FOR EXTENSION